Exhibit 10.21

Published CUSIP Number:

CREDIT AGREEMENT

Dated as of August 11, 2011

among

KOFAX, INC.,

KOFAX, PLC

and

KOFAX HOLDING AG

as Borrowers,

BANK OF AMERICA, N.A.,

as Administrative Agent

and

L/C Issuer,

and

The Other Lenders Party Hereto

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

as

Sole Lead Arranger and Sole Book Manager

TABLE OF CONTENTS (continued)

ii

TABLE OF CONTENTS (continued)

iii

SCHEDULES

1.01	Mandatory Cost Formulae
2.01	Commitments and Applicable Percentages
5.05	Supplement to Interim Financial Statements
5.13	Subsidiaries; Other Equity Investments; Equity Interests in the Company
5.17	Identification Numbers for Borrowers that are Foreign Obligors
7.01	Existing Liens
7.03	Existing Indebtedness
7.08	Existing Affiliate Transactions
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	[Reserved]
C	Note
D	Compliance Certificate
E-1	Assignment and Assumption
E-2	Administrative Questionnaire
F-1	Company Guaranty
F-2	Domestic Subsidiary Guaranty
F-3	U.K. Guaranty
G	Domestic Pledge Agreement
H	Opinion Matters

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of August 11, 2011, among KOFAX plc, a public limited company incorporated under the laws of England and Wales (the “Parent”), KOFAX, INC., a Delaware corporation (the “Company”), KOFAX HOLDING AG, a company limited by shares incorporated under the laws of Switzerland (“Kofax Switzerland” and, together with the Company and the Parent, the “Borrowers” and, each a “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer.

The Company, the Parent and Kofax Switzerland have requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquired EBITDA” means the Consolidated EBITDA of a Person acquired by any Loan Party pursuant to a Permitted Acquisition determined by the Administrative Agent based upon the audited financial statements of such Person (or such other financial statements acceptable to the Administrative Agent) for the period of four fiscal quarters of such Person most recently ended.

“Acquisition L/C Sublimit” means an amount equal to $10,000,000, which for the avoidance of doubt shall not include the Borrower L/C Sublimit.

“Acquisition Letters of Credit” means any Letter of Credit issued to a seller in connection with a Permitted Acquisition to provide credit support for any obligations due and owing from a Loan Party to such seller following the consummation of such Permitted Acquisition in connection with purchase price adjustments (including pertaining to working capital, balance sheet items, revenues, income and other financial or operational metrics) and indemnification payments; provided that the Outstanding Amount of the L/C Obligations with respect to all Acquisition Letters of Credit shall not at any time exceed the Acquisition L/C Sublimit.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Company and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“Alternative Currency” means each of Euro, Sterling, Swiss Francs and each other currency (other than Dollars) that is approved in accordance with Section 1.06.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Sublimit” means an amount equal to the lesser of the Aggregate Commitments and $20,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Applicable Foreign Obligor Documents” has the meaning specified in Section 5.19.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Applicable Rate
Pricing Level	Consolidated Leverage Ratio	Commitment Fee	Eurocurrency Rate + Letters of Credit	Base Rate +
1	≤ 0.50:1	0.25%	1.50%	(0.25%)
2	>0.50:1 but ≤1.00:1	0.30%	1.60%	(0.12%)
3	>1.00:1	0.35%	1.75%	0.00%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 3 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered. The Applicable Rate in effect from the Closing Date through the delivery of the first Compliance Certificate pursuant to Section 6.02(b) shall be determined based upon Pricing Level 1.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.09(b).

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as sole lead arranger and sole book manager.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized principal amount thereof that would appear on a balance sheet of such

Person prepared as of such date in accordance with IFRS, and (b) in respect of any Synthetic Lease Obligation, the capitalized principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with IFRS if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Parent and its Subsidiaries for the fiscal year ended June 30, 2010 and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Parent and its Subsidiaries, including the notes thereto.

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.05, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.

“Borrower L/C Sublimit” means an amount equal to $3,000,000, which for the avoidance of doubt shall not include the Acquisition L/C Sublimit.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Committed Borrowing.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:

(a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

(b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;

(c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Cash Collateralize” has the meaning specified in Section 2.03(g).

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person, in its capacity as a party to a Cash Management Agreement, that is a Lender or an Affiliate of a Lender.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 30% or more of the equity securities of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(c) the Parent shall cease to directly or indirectly own 100% of the issued and outstanding equity securities of each of the other Borrowers and each of the Guarantors (excepting any directors qualifying shares that are required pursuant to applicable Laws to be owned by a director of any Borrower or Guarantor that is a Foreign Obligor).

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986.

“Collateral Documents” means, collectively, each Pledge Agreement, each Patent Security Agreement, Trademark Security Agreement and Copyright Security Agreement referred to in the Domestic Pledge Agreement, each Control Agreement (as defined in the Domestic Pledge Agreement), each of the mortgages, collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.13, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrowers pursuant to Section 2.01 and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type, in the same currency and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Committed Loan” has the meaning specified in Section 2.01.

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Company” has the meaning specified in the introductory paragraph hereto.

“Company Guaranty” means the Company Guaranty made by the Company in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit F-1.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Consolidated EBITDA” means, for any period, for any Person and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus, without duplication, (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by such Person and its Subsidiaries for such period, (iii) depreciation and amortization expense, (iv) other non-recurring expenses of any Person and its Subsidiaries for such period, (v) any losses from discontinued operations, (vi) all non-cash charges, expenses or losses of such Person and its Subsidiaries for such period, (vii) severance, retention bonuses or other similar one-time compensation payments made to officers or employees of such Person or its Subsidiaries, (viii) fees, costs and expenses incurred in connection with the transactions contemplated by, or due pursuant to, this Agreement and the other Loan Documents for such period, (ix) fees, costs and expenses incurred in connection with any Investment, issuance of Equity Interests, Disposition of assets or Permitted Acquisition, in each case, whether or not consummated and to the extent not prohibited by this Agreement or the other Loan Documents and in each case for such period and (x) amounts paid by any Loan Party to or for the benefit of a seller in connection with a Permitted Acquisition constituting purchase price adjustments (including pertaining to working capital, balance sheet items, revenues, income and other financial or operational metrics); and minus, without duplication, (b) the following to the extent included in calculating such Consolidated Net Income: (i) any gains from discontinued operations and (ii) all non-cash items increasing Consolidated Net Income for such period. For purposes of calculating Consolidated EBITDA for any reference period, Permitted Acquisitions consummated during the reference period shall be deemed to have occurred on the first day of the reference period and Acquired EBITDA shall be included for such reference period.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Parent and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (f) Indebtedness consisting of Earn-Out Payments (excluding any Earn-Out Payment that constitutes contingent consideration based on future financial or operational achievements that have not yet been earned in accordance with the terms of the relevant document governing the payment of such Earn-Out Payment), (g) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (f) above of Persons other than the Parent or any Subsidiary, and (h) all Indebtedness of the types referred to in clauses (a) through (g) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Parent or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Parent or such Subsidiary.

“Consolidated Interest Charges” means, for any period, for any Person and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of such Person and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with IFRS, and (b) the portion of rent expense of such Person and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with IFRS.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness of the Parent as of such date to (b) Consolidated EBITDA of the Parent for the period of the four fiscal quarters most recently ended.

“Consolidated Net Income” means, for any period, for any Person and its Subsidiaries on a consolidated basis, the net income of such Person and its Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“CTA” means UK Corporation Tax Act 2009.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, the United Kingdom or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate and any Mandatory Cost) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of Committed Loans or participations in L/C Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder (unless such failure has been cured or such Lender notifies the Administrative Agent in writing at the applicable funding deadline that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to such funding obligations has not been satisfied, which writing shall set forth the conditions precedent that have not been satisfied as of such funding deadline and the factual basis for such determination), (b) has notified the Borrowers, the Administrative Agent or any Lender in writing that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder (unless such failure has been cured or such written notice or public statement states that such position is based upon such Lender’s good faith determination that one or more conditions precedent to such funding obligations cannot been satisfied, which written notice or public statement shall set forth the conditions precedent that cannot be satisfied and the factual basis for such determination), (c) has failed, within one Business Day after request by the Administrative Agent or the Borrowers, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers), or (d) has failed to fund loans, participations, advances, or reimbursement obligations under one or more other syndicated credit facilities, unless subject to a good faith dispute or such failure has been cured, (e) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it or (iii) made a general assignment for the benefit of creditors, been liquidated, or otherwise been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Lender or its assets to be, insolvent or bankrupt; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Disqualified Purchaser” means any direct competitor of the Parent or any of its Affiliates or Subsidiaries as disclosed to the Administrative Agent in writing by the Borrowers from time to time.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Domestic Guarantors” means, collectively, Kofax International, Kofax Holdings and Kofax Components.

“Domestic Pledge Agreement” means the Pledge and Security Agreement made by Kofax Holdings, the Company, Kofax International and Kofax Components in favor of the Administrative Agent.

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

“Domestic Subsidiary Guaranty” means the Domestic Subsidiary Guaranty made by the Domestic Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit F-2.

“Earn-Out Payments” means any earn-out, contingent consideration or similar earnings sharing provision payable by the Parent or any Subsidiary thereof.

“Eligible Assignee” means any Person (other than a Disqualified Purchaser) that meets the requirements to be an assignee under Section 10.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)) and that can lend in each Alternative Currency and fund directly into the United Kingdom and Switzerland.

“EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal (within the meaning of Section 4203 or 4205 of ERISA) by the Company or any ERISA Affiliate from a Multiemployer Plan or notification pursuant to Section 4242 of ERISA that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any material liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

“Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurocurrency Rate” means (i) for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and (ii) for any Interest Period with respect to a Eurocurrency Rate Loan denominated in Euro, the rate per annum equal to the percentage rate per annum determined by the Banking Federation of the European Union (“EURIBOR”), as published by Reuters (or other commercially available source providing quotations of EURIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., Brussels time, two Business Days prior to the commencement of such Interest Period, for deposits in Euro (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If any such rate is not available at such time for any reason, then the “Eurocurrency Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Eurocurrency Rate Loan” means a Committed Loan that bears interest at a rate based on the Eurocurrency Rate. Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency. All Committed Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it, by (i) the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located, (ii) any jurisdiction in which the recipient has a present or former connection

(other than connections arising solely from such recipient having executed, delivered, or become a party to, performed its obligations or received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or, if required by any Borrower pursuant to Section 10.13, a connection arising solely from such recipient having assigned an interest in any Loan or Loan Document) or (iii) in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any jurisdiction described in the preceding clauses (i), (ii) and (iii), (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender, (d) in the case of a Lender (other than an assignee pursuant to a request by the Company under Section 10.13), any withholding tax that (i) is required to be imposed on amounts payable to such Lender pursuant to the Laws in force at the time such Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from such Borrower with respect to such withholding tax pursuant to Section 3.01(a)(ii) or would have been so entitled but for the application of one or more of the exclusions set forth in Section 3.01(a)(iii) and (e) taxes imposed and required by law to be deducted under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, or any amended or successor version and any applicable Treasury regulations or published administrative guidance promulgated thereunder or official interpretations thereof.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter agreement dated August 11, 2011 between the Company and the Administrative Agent.

“Foreign Borrower Sublimit” means an amount equal to the lesser of the Aggregate Commitments and $20,000,000. The Foreign Borrower Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Foreign Lender” means, with respect to any Borrower, any Lender that is organized under the Laws of a jurisdiction other than that in which such Borrower is resident for tax purposes (including such a Lender when acting in the capacity of the L/C Issuer). For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Obligor” means the Parent and any other Loan Party that is a Foreign Subsidiary.

“Foreign Subsidiary” means any Subsidiary (i) that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia or (ii) that is organized under the laws of the United States, a State thereof, or the District of Columbia and (A) is classified for U.S. federal income tax purposes as disregarded as an entity separate from its owner and (B) holds (directly or indirectly through one or more Subsidiaries that each is also classified for U.S. federal income tax purposes as disregarded as an entity separate from its owner) as a significant percentage of its assets interests in Subsidiaries that are classified as “controlled foreign corporations” within the meaning of Section 957 of the Code.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien), provided that, for purposes of this clause (b), the amount of such Guarantee as of any date shall be deemed to be the lesser of (x) the fair market value of the property encumbered by such Lien as of such date and (y) the outstanding principal amount of the Indebtedness secured by such Lien on such date. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranties” means the Company Guaranty, the U.K. Guaranty and the Domestic Subsidiary Guaranty.

“Guarantor” means the Company, the Parent, each Domestic Guarantor and each U.K. Guarantor.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person, in its capacity as a party to a Swap Contract permitted under Article VI or VII, that is a Lender or an Affiliate of a Lender.

“HMRC DT Treaty Passport scheme” means the HM Revenue & Customs Double Taxation Treaty Passport Scheme, which applies to loans made on or after September 1, 2010.

“IFRS” means the international financial reporting standards as set forth in the opinions and pronouncements of the International Accounting Standards Board.

“Immaterial Subsidiary” means, as of any date of determination, any Subsidiary designated by the Parent as an “Immaterial Subsidiary” in writing to the Administrative Agent pursuant to Section 6.02(b) so long as the revenues of any such Subsidiary for the period of four fiscal quarters of the Parent most recently ended at the time of such designation (i) comprised less than two and one-half percent (2.5%) of the total revenues of the Parent and its Subsidiaries on a consolidated basis during such period and (ii) together with the total revenues for such period of all other Immaterial Subsidiaries, comprised less than twenty percent (20%) of the total revenues of the Parent and its Subsidiaries on a consolidated basis during such period; provided, that in no event shall the Company or any other Loan Party be designated an Immaterial Subsidiary.

“Increase Effective Date” has the meaning specified in Section 2.13.

“Incremental Increase” has the meaning specified in Section 2.13.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with IFRS:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) capital leases and Synthetic Lease Obligations;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in cash or other property (other than any such payment consisting of Equity Interests) in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(h) all Earn-Out Payments (excluding any Earn-Out Payment that constitutes contingent consideration based on future financial or operational achievements that have not yet been earned in accordance with the terms of the relevant document governing the payment of such Earn-Out Payment); and

(i) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Intellectual Property” has the meaning specified in Section 5.18.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three, six or nine months thereafter, as selected by a Borrower in its Committed Loan Notice; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or asset group (including any profit center). For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Company (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“ITA” means the UK Income Tax Act 2007.

“Kofax Components” means Kofax Components Corporation, a Delaware corporation.

“Kofax International” means Kofax International, Inc., a Delaware corporation.

“Kofax Holdings” means Kofax Holdings Corporation, a Delaware corporation.

“Kofax Switzerland” has the meaning specified in the introductory paragraph hereto.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made and has not subsequently been refinanced as a Committed Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph hereto.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit. Letters of Credit may be issued in Dollars or in an Alternative Currency.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“Letter of Credit Sublimit” means the sum of the Borrower L/C Sublimit and the Acquisition L/C Sublimit. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Committed Loan.

“Loan Documents” means this Agreement, each Note, the Fee Letter, each Collateral Document, each Secured Cash Management Agreement, each Secured Hedge Agreement, each Issuer Document, each Guaranty and each other agreement, certificate, document or instrument delivered in connection with any of the foregoing, whether or not specifically mentioned herein or therein.

“Loan Parties” means, collectively, the Parent, the Company, Kofax Switzerland and each Guarantor.

“Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of (i) the Company and its Subsidiaries taken as a whole or (ii) the Parent and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party (other than as a result of any action or inaction on the part of the Administrative Agent or any Lender).

“Maturity Date” means June 30, 2014; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Material Subsidiary” means each Subsidiary not designated as Immaterial Subsidiary.

“Multiemployer Plan” means any employee benefit plan described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the five years preceding the date hereof, has made or been obligated to make contributions.

“Non-Bank Rules” means the Ten Non-Qualifying Bank Creditor Rule and the Twenty Non-Qualifying Bank Creditor Rule.

“Note” means a promissory note made by a Borrower in favor of a Lender evidencing Loans made by such Lender to such Borrower, substantially in the form of Exhibit C.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement (including those acquired by assumption), whether absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws or, in the case of a Person incorporated in Switzerland, a certified excerpt of the relevant commercial register and a certified copy of its articles of association (or equivalent or comparable constitutive documents with respect to any other non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means (i) with respect to Committed Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Committed Loans occurring on such date; and (ii) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent or the L/C Issuer, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Parent” has the meaning specified in the introductory paragraph hereto.

“Participant” has the meaning specified in Section 10.06(d).

“Participating Member State” means each state so described in any EMU Legislation.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan described in Section 4064(a) of ERISA, has made contributions at any time during the five years preceding the date hereof.

“Permitted Acquisition” means the purchase or other acquisition by any Loan Party of (a) eighty percent (80%) or more of the Equity Interests of any Person (such Equity Interests so acquired, the “Majority Equity”; it being agreed that the remaining Equity Interests of such Person may also be acquired during the ninety (90) day period following the date of the purchase or other acquisition of the Majority Equity) or (b) all or substantially all of the property of, any Person that, upon the consummation thereof, will be wholly-owned directly by the Parent or one or more of its wholly-owned Subsidiaries (including as a result of a merger or consolidation), excepting any directors qualifying shares that are required pursuant to applicable Laws to be owned by a director of any such Subsidiary; provided that, with respect to each purchase or other acquisition:

(i) any newly-created or acquired Domestic Subsidiary shall comply with the requirements of Section 6.13;

(ii) the lines of business of the Person to be (or the property of which is to be) so purchased or otherwise acquired shall be the same lines of business (or lines of business substantially related or incidental thereto) as one or more of the principal businesses of the Parent and its Material Subsidiaries in the ordinary course;

(iii) such acquisition shall have been approved by the board of directors (or other governing body) of the Person to be acquired;

(iv) such purchase or other acquisition shall not include or result in any contingent liabilities that would reasonably be expected to be material to the business, financial condition or operations of the Parent and its Subsidiaries, taken as a whole (as determined in good faith by the board of directors (or the persons performing similar functions) of the Parent or such Subsidiary if the board of directors is otherwise approving such transaction and, in each other case, by a Responsible Officer);

(v) (A) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (B) immediately after giving effect to such purchase or other acquisition, (i) the Parent and Kofax Holdings shall each be in pro forma compliance with the covenants set forth in Section 7.11, 7.12 and 7.13 applicable to such Person, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 6.01(a), (b) or (c) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby and (ii) the ratio of (x) the sum of (1) Consolidated Funded Indebtedness of the Parent as of such date after giving pro forma effect to such purchase or other acquisition plus (2) the unused portion of the Commitments as of such date to (y) the sum of (1) Consolidated EBITDA of the Parent for the period of the four fiscal quarters of the Parent most recently ended plus (2) the aggregate amount of Acquired EBITDA for such period, shall not exceed 1.25 to 1.00;

(vi) the acquiring Loan Party shall have delivered to the Administrative Agent, at least fifteen Business Days prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer of such Loan Party, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, certifying that all of the requirements set forth in this definition have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition; and

(vii) such acquisition shall be accretive to the Consolidated EBITDA of the acquiring Loan Party, provided that the Total Consideration for all purchases and other acquisitions made by the Company and its Subsidiaries of acquired Persons with Consolidated EBITDA of less than zero shall not exceed $15,000,000 during any period of four consecutive fiscal quarters.

“Permitted Liens” has the meaning specified in Section 7.01.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Company or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning specified in Section 6.02.

“Pledge Agreements” means the Domestic Pledge Agreement, the U.K. Pledge Agreement and the Swiss Pledge Agreement.

“Public Lender” has the meaning specified in Section 6.02.

“Qualifying Intragroup Creditors” means creditors of receivables (Guthaben) owed by another member of the same group of companies, all in accordance with article 14a of the Swiss Withholding Tax Ordinance of 19 December 1966, SR 642.11, and article 16a of the Swiss Stamp Tax Ordinance of 3 December 1973, SR 641.101, as amended from time to time.

“Qualifying Lender” means:

(i) a Lender, other than a Lender within paragraph (ii) below) which is beneficially entitled to interest payable to that Lender in respect of an advance pursuant to this agreement and is:

(a) a Lender:

(1) which is a bank (as defined for the purpose of Section 879 of the ITA) making an advance under this agreement; or

(2) in respect of an advance made under this agreement by a person that was a bank (as defined for the purpose of Section 879 of the ITA) at the time that that advance was made,

and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance;

(b) a Lender which is:

(1) a company resident in the United Kingdom for United Kingdom tax purposes;

(2) a partnership each member of which is:

(A) a company so resident in the United Kingdom;

(B) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(C) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(c) a Treaty Lender; or

(ii) a building society (as defined for the purposes of Section 880 of the ITA) making an advance under this agreement.

“Register” has the meaning specified in Section 10.06(c).

“Regulation” has the meaning specified in Section 5.20.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the board members, chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Parent or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Parent’s stockholders, partners or members (or the equivalent Person thereof).

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency, and (iv) such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Required Lenders shall require.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VI or VII that is entered into by and between any Loan Party and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, each Lender, the L/C Issuer, each Cash Management Bank and each Hedge Bank.

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swiss Borrower” means Kofax Switzerland and any other Borrower incorporated or established under the laws of, or for tax purposes resident in, Switzerland, or for tax purposes having a permanent establishment in Switzerland with which a Loan Document is effectively connected.

“Swiss Francs” means the lawful currency of Switzerland.

“Swiss Guidelines and Swiss Tax Laws” means all relevant federal tax statutes and guidelines issued by the Swiss Federal Tax Administration as amended or newly issued from time to time, including the established practice of the Swiss Federal Tax Administration and any court decision relating thereto.

“Swiss Pledge Agreement” means the Swiss Pledge Agreement made by Kofax Holdings International Ltd. in favor of the Administrative Agent.

“Swiss Qualifying Bank” means a Person which effectively conducts banking activities with its own infrastructure and staff as its principal business purpose and which has a banking license in full force and effect issued in accordance with the banking laws in force in its jurisdiction of incorporation, or if acting through a branch, issued in accordance with the banking laws in the jurisdiction of such branch, all in accordance with the Swiss Guidelines and Swiss Tax Laws.

“Swiss Withholding Tax” means the tax levied pursuant to the Swiss Federal Law on Withholding Tax of October 13, 1965 (Bundesgesetz über die Verrechnungssteuer vom 13. Oktober 1965 / Loi fédérale du 13 octobre 1965 sur l'impôt anticipé, SR/RS 642.21), as amended from time to time.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007 (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under this agreement is either:

(i) a company resident in the United Kingdom for United Kingdom tax purposes;

(ii) a partnership each member of which is:

(a) a company so resident in the United Kingdom; or

(b) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(iii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Ten Non-Qualifying Bank Creditor Rule” means the rule that the aggregate number of lenders to a Swiss Borrower under this Agreement which are not Swiss Qualifying Banks must not at any time exceed 10 (ten), all in accordance within the meaning of the Swiss Guidelines and Swiss Tax Law.

“Test Period” has the meaning specified in Section 7.11(a).

“Threshold Amount” means $5,000,000.

“Total Consideration” means, for any purchase or acquisition by the Parent or any Subsidiary, the total cash and noncash consideration (including the fair market value of all Equity Interests issued or transferred to the sellers thereof, all Earn-Out Payments and other contingent payment obligations to, and the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers thereof (other than for actual services rendered by the parties thereto) and all assumptions of Indebtedness in connection therewith) paid by or on behalf of the Parent and its Subsidiaries for such purchase or other acquisition.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Treaty” has the meaning specified in the definition of “Treaty State”.

“Treaty Lender” means a Lender which:

(a) is treated as a resident of a Treaty State for the purposes of the Treaty;

(b) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender's participation in the Loan is effectively connected.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“Triggering Event of Default” means (i) an Event of Default of the type described in Section 8.01(a), (ii) an Event of Default of the type described in Section 8.01(f), (iii) an Event of Default of the type described in Section 8.01(g), (iv) an Event of Default of the type described in Section 8.01(b) arising from any Borrower’s failure to deliver the information required to be delivered pursuant to Section 6.01(a), Section 6.01(c), Section 6.02(a) or Section 6.02(b) (and the continuation of such failure for a period of 10 days) and (v) any other Event of Default (and the continuation of such Event of Default for a period of 30 days).

“Twenty Non-Qualifying Bank Creditor Rule” means the rule that the aggregate number of creditors (including the Lenders) of a Swiss Borrower, other than Swiss Qualifying Banks and Qualifying Intragroup Creditors, under all outstanding debts relevant for classification as debenture (Kassenobligation) (within the meaning of the Swiss Guidelines), such as loans, facilities and/or private placements (including this Agreement) must not at any time exceed 20 (twenty), all in accordance with the meaning of the Swiss Guidelines and Swiss Tax Laws

“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“U.K. Guarantors” means, collectively, Kofax Investment Ltd., a private limited company incorporated under the laws of England and Wales, Kofax Holdings International Ltd., a private limited company incorporated under the laws of England and Wales, and Kofax U.K. Ltd., a private limited company incorporated under the laws of England and Wales.

“U.K. Guaranty” means the U.K. Guaranty made by the Parent and the U.K. Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit F-3.

“U.K. Non-Bank Lender” means a Lender which becomes a party after the day on which this Agreement is entered into and which gives a Tax Confirmation in the Assignment and Assumption pursuant to which such Lender becomes a party hereto.

“U.K. Pledge Agreement” means the Charge over Shares made by the Parent in favor of the Administrative Agent.

“Unencumbered Liquid Assets” means the following assets (excluding assets of any retirement plan) which (i) are not the subject of any Lien or other arrangement with any creditor to have his claim satisfied out of the asset (or proceeds thereof) prior to the general creditors of the owner of the asset (other than any right of set-off or recoupment), and (ii) may be converted to cash within five (5) days: (a) cash or cash equivalents; (b) securities issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or governmental agency obligations which are fully backed by the full faith and credit of the United States; (c) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, or any commercial paper, in each case, rated at least “A-1” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (or any successor) or “P-1” by Moody’s Investors Service, Inc. (or any successor) and issued by any Person organized under the laws of any state of the United States; (d) medium- and long-term securities rated investment grade by one of the rating agencies described in (c) above; (e)

Eligible Stocks; (f) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000; and (g) mutual funds or money market funds quoted in The Wall Street Journal which invest primarily in the assets described in (a)-(f) above. For purposes hereof, “Eligible Stocks” shall include any common or preferred stock which (i) is not subject to statutory or contractual restrictions on sales, (ii) is traded on a U.S. national stock exchange or included in the National Market tier of NASDAQ and (iii) has, as of the close of trading on the applicable exchange (excluding after hours trading), a per share price of at least Fifteen Dollars ($15).

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities (as defined in Section 4001(a)(16) of ERISA), over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Yield Differential” has the meaning specified in Section 2.13.

1.02 Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms.

(a) Generally. Except to the extent otherwise required by clause (c) hereof, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, IFRS applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) Changes in IFRS. If at any time any change in IFRS would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in IFRS (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with IFRS prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in IFRS.

1.04 Rounding.

Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Exchange Rates; Currency Equivalents.

(a) (a) The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot

Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the L/C Issuer, as applicable.

(b) Wherever in this Agreement in connection with a Committed Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Committed Borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.

(c) For purposes of determining compliance with the provisions of this Agreement, with respect to any item of Indebtedness (other than the Obligations) that is denominated in an Alternative Currency, the Dollar Equivalent of the principal amount of such Indebtedness as of the date such Indebtedness is incurred shall be deemed to be the principal amount of such Indebtedness, and any fluctuation in the applicable Spot Rate thereafter shall not affect compliance with this Agreement; provided that if any such Indebtedness is refinanced then, to the extent such refinancing is denominated in the same Alternative Currency and in the same principal amount and incurred by the same borrower, the Dollar Equivalent of such refinanced Indebtedness shall be determined using the applicable Spot Rate as of the date such Indebtedness so refinanced was incurred.

1.06 Additional Alternative Currencies.

(a) (a) The Company may from time to time request that Eurocurrency Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer.

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 20 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the L/C Issuer thereof. Each Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) or the L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c) Any failure by a Lender or the L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the L/C Issuer, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Lenders consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Committed Borrowings of Eurocurrency Rate Loans; and if the Administrative Agent and the L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify the Company.

1.07 Change of Currency.

(a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Committed Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Committed Borrowing, at the end of the then current Interest Period.

1.08 Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).

1.09 Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II.

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 Committed Loans.

Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Borrowers in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Lender’s Commitment, (iii) the aggregate Outstanding Amount of all Committed Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit and (iv) the aggregate Outstanding Amount of all Committed Loans borrowed by a Borrower that is a Foreign Obligor shall not exceed the Foreign Borrower Sublimit. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

2.02 Borrowings, Conversions and Continuations of Committed Loans.

(a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon a Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Committed Loans, (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, (iii) on the requested date of any Borrowing of Base Rate Committed Loans and (iv) notwithstanding the foregoing, four Business Days prior to the requested date of any Borrowing by Kofax Switzerland. Each telephonic notice by a Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of such Borrower. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $250,000 or a whole multiple of $50,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Committed Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $250,000 or a whole multiple of $50,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether such Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) the currency of the Committed Loans to be borrowed. If a Borrower fails to specify a currency in a Committed Loan Notice requesting a Borrowing, then the Committed Loans so requested shall be made in Dollars. If a Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if a Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Committed Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans in such Alternative Currency with an Interest Period of one month. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If a Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Committed Loan may be converted into or continued as a Committed Loan denominated in a different currency, but instead must be prepaid in the original currency of such Committed Loan and reborrowed in the other currency.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Committed Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 12:00 p.m., in the case of any Committed Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Committed Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by such Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing denominated in Dollars is given by a Borrower, there are L/C Borrowings outstanding in respect of Letters of Credit issued for the account of such Borrower, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the applicable Borrower as provided above.

(c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. At any time that any Triggering Event of Default exists, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans (whether in Dollars or any Alternative Currency) without the consent of the Administrative Agent, and the Administrative Agent may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be redenominated into Dollars in the amount of the Dollar Equivalent thereof on the last day of the then current Interest Period with respect thereto.

(d) The Administrative Agent shall promptly notify the Borrowers and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrowers and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than eight Interest Periods in effect at any time with respect to Committed Loans.

2.03 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Parent or its Subsidiaries, and to amend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Parent or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Lender’s Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by a Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by such Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) The L/C Issuer shall not issue any Letter of Credit, if:

(A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

(iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $50,000, in the case of a standby Letter of Credit;

(D) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

(E) the L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency;

(F) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(G) a default of any Lender’s obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Borrowers or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender.

(iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of a Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the requesting Borrower. Such Letter of Credit Application must be received by the L/C Issuer not later than 12:00 p.m. at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (w) the Letter of Credit to be amended; (x) the proposed date of amendment thereof (which shall be a Business Day); (y) the nature of the proposed amendment; and (z) such other matters as the L/C Issuer may require. Additionally, each Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the applicable Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii) If a Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its reasonable discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the applicable Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrowers that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrowers and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrowers and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the applicable Borrower shall reimburse the L/C Issuer in such Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the applicable Borrower shall have notified the L/C Issuer promptly following receipt of the notice of drawing that it will reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the applicable Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 12:00 p.m. on the date of any payment (if such payment is made prior to 8:00 a.m., or otherwise prior to 12:00 p.m. on the next Business Day) by the L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the applicable Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. If the applicable Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the applicable Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 10:00 a.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Parent, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by a Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of any Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the applicable Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of each Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Parent or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Parent or any Subsidiary or in the relevant currency markets generally; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Parent or any Subsidiary, other than the willful misconduct or gross negligence of the L/C Issuer, the Administrative Agent or any Lender.

The applicable Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower’s instructions or other irregularity, such Borrower will promptly notify the L/C Issuer. Each Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude a Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, a Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to a Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. (i) Upon the request of the Administrative Agent, (A) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (B) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the applicable Borrower shall, in each case, promptly (and in any event within two Business Days) Cash Collateralize the then Outstanding Amount of all L/C Obligations. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the L/C Issuer, the Borrower

shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.14(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(ii) In addition, if the Administrative Agent notifies the Borrowers at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 105% of the Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall Cash Collateralize the L/C Obligations in an amount equal to the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit.

(iii) The Administrative Agent may, at any time and from time to time after the initial deposit of Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations.

(iv) Sections 2.04 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.04 and Section 8.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrowers hereby grant to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

(v) Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vii))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.03(g) may be otherwise applied in accordance with Section 8.03), and (y) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

(h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the applicable Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

(i) Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrowers shall pay directly to the L/C Issuer for its own account a fronting fee (i) with respect to each commercial Letter of Credit, at a rate agreed, computed on the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Borrower and the L/C Issuer, computed on the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. In addition, the Borrowers shall pay directly to the L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(l) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary of it, the applicable Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. Each Borrower hereby acknowledges that the issuance of Letters of Credit for the account of its Subsidiaries inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

2.04 Prepayments

(a) Each Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (B) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies, and (C) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurocurrency Rate Loans denominated in Dollars shall be in a principal amount of $250,000 or a whole multiple of $50,000 in excess thereof; (iii) any prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies shall be in a minimum principal amount of $250,000 or a whole multiple of $50,000 in excess thereof; and (iv) any prepayment of Base Rate Committed Loans shall be in a principal amount of $250,000 or a whole multiple of $50,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied pro rata to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.

(b) If the Administrative Agent notifies the Borrowers at any time that the Total Outstandings at such time exceed an amount equal to 105% of the Aggregate Commitments then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Aggregate Commitments then in effect; provided, however, that, subject to the provisions of Section 2.03(g)(ii), the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.04(b) unless, after the prepayment in full of the Loans, the Total Outstandings exceed the Aggregate Commitments then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations.

(c) If the Administrative Agent notifies the Borrowers at any time that the Outstanding Amount of all Loans denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall prepay Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.

2.05 Termination or Reduction of Commitments.

The Borrowers may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $500,000 in excess thereof, (iii) the Borrowers shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Alternative Currency Sublimit or the Letter of Credit Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. The amount of any such Aggregate Commitment reduction shall not be applied to the Alternative Currency Sublimit or the Letter of Credit Sublimit unless otherwise specified by the Borrowers (or as otherwise set forth in clause (iv) above). Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.06 Repayment of Loans.

Each Borrower shall repay to the Lenders on the Maturity Date the Outstanding Amount of Committed Loans made to such Borrower on such date.

2.07 Interest.

(a) Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate plus (in the case of a Eurocurrency Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost, and (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date until repaid at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Upon the request of the Required Lenders, while any Triggering Event of Default exists, the Borrowers shall pay interest on the Total Outstandings at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv) Accrued and unpaid interest accruing at the Default Rate pursuant to this Section 2.07(b) (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) Minimum Interest. By entering into this Agreement, the Parties have assumed that the interest payable hereunder is not and will not become subject to any Tax deduction. All payments due under this Agreement or any other Loan Document, including, without limitation, the rate of interest as calculated in accordance with this Section 2.07, have been computed as minimum payments net of any deduction for or on account of Swiss Withholding Tax (if any) imposed on interest payments. If it is required under Swiss law to make any deduction for Taxes for or on account of the Swiss Withholding Tax from any amount payable or paid by any Swiss Borrower on account of interest hereunder and if Section 3.01(a) is unenforceable for any reason in respect of such Swiss Withholding Tax, the respective interest payment shall be increased as necessary to ensure that the net amounts received by the Administrative Agent, any Lender or the L/C Issuer under a Loan Document after such deduction is equal to the full amount which the Administrative Agent, any Lender or the L/C Issuer would have received had the interest payments not been subject to such deduction and such Swiss Borrower shall make such deduction on the recalculated interest.

To the extent that interest payable by a Swiss Borrower under this Agreement becomes subject to Swiss Withholding Tax, each relevant Lender and each Swiss Borrower shall promptly co-operate in completing any procedural formalities (including submitting forms and documents required by the appropriate Tax authority) to the extent possible and necessary for that Swiss Borrower to ensure that the Lender can claim the benefits of an applicable double taxation agreement.

A Swiss Borrower shall not be required to make an increased payment to a Lender under this Section 2.07(d) or Section 3.01(a) in connection with the deduction of Swiss Withholding Tax, if a Swiss Borrower has breached the Ten Non-Bank Rule as a direct consequence of such Lender (i) not complying with its obligations under Section 10.06 or (ii) breaching the representation required to be given by it under Section 3.01(e)(xii).

2.08 Fees.

In addition to certain fees described in subsections (i) and (j) of Section 2.03, the Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee in Dollars equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Committed Loans and (ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

2.09 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a) All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Committed Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) If, as a result of any restatement of or other adjustment to the financial statements of the Parent or for any other reason, the Borrowers or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by the Parent as of any applicable date was inaccurate and (ii) (x) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, each Borrower shall be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly (and in any event within five Business Days) on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(i) or 2.07(b) or under Article VIII. The Borrowers’ obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

2.10 Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the stated interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.11 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 1:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 1:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Eurocurrency Rate Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 12:00 p.m. on the date of such Committed Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender shall pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing. To the extent that such Lender has not made its share of the applicable Committed Borrowing available to the Administrative Agent within three Business Days of the date of such Committed Borrowing, the applicable Borrower shall repay to the Administrative Agent such amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of repayment, at the interest rate applicable to Base Rate Loans. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.12 Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations to any assignee or participant, other than to the Parent or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

2.13 Increase in Commitments.

(a) Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrowers may, from time to time (but not more than two (2) times in total), request an increase in the Aggregate Commitments (each, an “Incremental Increase”) by an amount not less than $5,000,000, and not exceeding $10,000,000 in the aggregate for all such increases. At the time of sending such notice, the applicable Borrower shall specify the time period within which each Lender is requested to respond (which shall in no event be less than five Business Days or more than ten Business Days from the date of delivery of such notice to the Lenders).

(b) Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to participate in an Incremental Increase and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of the Incremental Increase. Any Lender not responding within such time period shall be deemed to have declined to participate in such Incremental Increase.

(c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrowers and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of an Incremental Increase, the Borrowers may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent.

(d) Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Borrowers (in consultation with the Administrative Agent) shall determine the effective date (the “Increase Effective Date”) and the final allocation of such Incremental Increase. The Administrative Agent shall promptly notify the Borrowers and the Lenders of the final allocation of the applicable Incremental Increase and the applicable Increase Effective Date.

(e) Conditions to Effectiveness of Increase. As a condition precedent to each Incremental Increase, the Borrowers shall deliver to the Administrative Agent a certificate of each Borrower dated as of the Increase Effective Date signed by a Responsible Officer of such Borrower (i) certifying and attaching the resolutions adopted by such Borrower approving or consenting to such Incremental Increase, and (ii) in the case of the Company, certifying that, before and after giving effect to such Incremental Increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.13, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a), (b) and (c), as applicable, of Section 6.01, and (B) no Default exists. In addition, if the initial yield on any Incremental Increase exceeds the initial yield on any of the Loans (the amount of such excess, the “Yield Differential”), then the Applicable Rate then in effect for the Loans and any prior Incremental Increase shall automatically be increased by the Yield Differential, effective upon the making of such Incremental Increase The Borrowers shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.

(f) Conflicting Provisions. This Section shall supersede any provisions in Section 2.12 or 10.01 to the contrary.

2.14 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuer, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement and as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders or the L/C Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the L/C Issuer against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.14(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender shall not be entitled to receive any commitment fee pursuant to Section 2.03(a) or Letter of Credit Fee pursuant to Section 2.03(i) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.03, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Committed Loans of that Lender.

(b) Defaulting Lender Cure. If the Borrowers, the Administrative Agent and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.14(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (i) Except as otherwise provided in this Section 3.01 and subject to Section 2.07(d), any and all payments by or on account of any obligation of the respective Borrowers hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require any Borrower or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by such Borrower or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) Subject to Section 2.07(d), if any Borrower or the Administrative Agent shall be required by the Code or other applicable Laws to withhold or deduct any Taxes from any payment, then (A) such Borrower or the Administrative Agent (as applicable) shall withhold or make such deductions as are determined by such Borrower or the Administrative Agent (as applicable) to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Borrower or the Administrative Agent (as applicable) shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code or other applicable Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by such Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii) Notwithstanding the forgoing or Section 2.07(d), if a borrower is resident for tax purposes in the United Kingdom, the borrower shall not be obliged to make an increased payment in respect of the withholding or deduction as envisaged in (ii) above on account of tax imposed by the United Kingdom, if on the date on which the payment falls due:

(A) the payment could have been made to the relevant Lender without a withholding or deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or published concession of any relevant taxing authority; or

(B) the relevant Lender is a Qualifying Lender solely by virtue of paragraph (i)(b) of the definition of Qualifying Lender; and

(I) an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the Loan Party making the payment or from the borrower a certified copy of that Direction; and

(II) the payment could have been made to the Lender without any Tax deduction or withholding if that Direction had not been made; or

(C) the relevant Lender is a Qualifying Lender solely by virtue of paragraph (i)(b) of the definition of Qualifying Lender and:

(I) the relevant Lender has not given a Tax Confirmation to the borrower; and

(II) the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the borrower, on the basis that the Tax Confirmation would have enabled the borrower to have formed a reasonable belief that the payment was an “exceptional payment” for the purpose of section 930 of the ITA; or

(D) the relevant Lender is a Treaty Lender and the Loan Party making the payment is able to demonstrate that the payment could have been made to the Lender without the deduction or withholding had that Lender complied with its obligations under clause (e) below.

(iv) A UK Non-Bank Lender shall promptly notify the Company and the Administrative Agent if there is any change in the position from that set out in the Tax Confirmation.

(v) Each Lender which becomes a party to this Agreement after the date of this Agreement shall indicate, in the Assignment and Assumption which it executes on becoming a party, and for the benefit of the Administrative Agent and without liability to any borrower, which of the following categories it falls in:

(A) not a Qualifying Lender;

(B) a Qualifying Lender (other than a Treaty Lender); or

(C) a Treaty Lender.

(vi) If a Lender fails to indicate its status in accordance with clause (v) above then such Lender shall be treated for the purposes of this Agreement (including by each Borrower) as if it is not a Qualifying Lender until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent upon receipt of such notification, shall inform the Company). For the avoidance of doubt, an assignment shall not be invalidated by any failure of a Lender to comply with Section 3.01(a)(v).

(b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

(c) Tax Indemnifications. (i) Without limiting the provisions of subsection (a) or (b) above, each Borrower shall, and does hereby, indemnify (to the extent a loss, liability or cost is not compensated for by an increased payment under Section 3.01(a) or Section 2.07(d)) the Administrative Agent, each Lender and the L/C Issuer, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by such Borrower or the Administrative Agent or paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to a Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(ii) Without limiting the provisions of subsection (a) or (b) above, each Lender and the L/C Issuer shall, and each does hereby, indemnify each Borrower and the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for such Borrower or the Administrative Agent) incurred by or asserted against such Borrower or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender or the L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or the L/C Issuer, as the case may be, to such Borrower or the Administrative Agent pursuant to subsection (e). Each Lender and the L/C Issuer hereby authorize the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d) Evidence of Payments. Upon request by a Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by such Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, such Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to such Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to such Borrower or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation. (i) Each Lender shall deliver to the Borrowers and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrowers or the Administrative Agent, as the case may be, to determine (A) whether or not payments made by the respective Borrowers hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the respective Borrowers pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdictions.

(ii) Without limiting the generality of the foregoing, if a Borrower is resident for tax purposes in the United States,

(A) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to such Borrower and the Administrative Agent executed originals of IRS Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(B) each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of such Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(I) executed originals of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II) executed originals of IRS Form W-8ECI,

(III) executed originals of IRS Form W-8IMY and all required supporting documentation,

(IV) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of such Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of IRS Form W-8BEN, or

(V) executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii) Each Lender shall promptly (A) notify the Borrowers and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that any Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.

(iv) Each of the Borrowers shall promptly deliver to the Administrative Agent or any Lender, as the Administrative Agent or such Lender shall reasonably request, on or prior to the Closing Date (or such later date on which it first becomes a Borrower), and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by such Borrower, as are required to be furnished by such Lender or the Administrative Agent under such Laws in connection with any payment by the Administrative Agent or any Lender of Taxes or Other Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction.

(v) If a payment made to a Lender or L/C Issuer under any Loan Document would be subject to Taxes imposed under FATCA if such Lender or L/C Issuer fails to comply with the requirements of FATCA, such Lender or L/C Issuer shall deliver to the Borrowers and the Administrative Agent (A) documentation prescribed by applicable Law and (B) such other documentation reasonably requested by the Borrowers and the Administrative Agent sufficient for the Administrative Agent and the Borrowers to comply with their obligations under FATCA and to establish that such Lender or L/C Issuer has complied with such applicable requirements and is not subject to any Taxes imposed by FATCA.

(vi) Nothing in clause (i) above shall require a Treaty Lender to:

(A) register under the HMRC DT Treaty Passport scheme;

(B) apply the HMRC DT Treaty Passport scheme to any Loan if it has so registered; or

(C) file Treaty forms if it has included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with clause (vii) or (x) below and the Borrower making that payment has not complied with its obligations under clause (viii) or (xi) below.

(vii) A Treaty Lender which becomes a party on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which then wishes that scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of the Administrative Agent and without liability to any Borrower) by including its scheme reference number and its jurisdiction of tax residence opposite its name in Schedule 2.01.

(viii) Where a Lender includes the indication described in clause (vii) above in Schedule 2.01, the Parent shall, to the extent that that Lender is a Lender under a Loan made available to that Borrower pursuant to Article II, file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of the date of this Agreement and shall promptly provide the Lender with a copy of that filing.

(ix) If a Lender has not included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with clause (vii) above or clause (x) below, the Parent shall not file any form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Loan.

(x) A new Lender that is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which then wishes that scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of the Administrative Agent and without liability to any Borrower) in the Assignment and Assumption which it executes by including its scheme reference number and its jurisdiction of tax residence in that Assignment and Assumption.

(xi) Where a new Lender includes the indication described in clause (x) above in the relevant Assignment and Assumption, the Parent shall, to the extent that that new Lender becomes a Lender under a Loan which is made available to the Parent pursuant to Article II, file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of date of the Assignment and Assumption and shall promptly provide the Lender with a copy of that filing.

(xii) Each Lender party hereto as of the date hereof confirms that it is a Swiss Qualifying Bank. A Lender which becomes party to this Agreement pursuant to Section 10.06 after the date of this Agreement shall confirm vis-à-vis the Administrative Agent whether it is or is not a Swiss Qualifying Bank. Each Lender which confirmed that it was a Swiss Qualifying Bank undertakes to notify the Administrative Agent promptly upon becoming aware of it ceasing to be a Swiss Qualifying Bank.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund (or a credit in lieu of a refund) of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund or credit (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

3.02 Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Committed Loans to Eurocurrency Rate Loans, shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all such Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates.

If the Required Lenders determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (a) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency), or (c) the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

3.04 Increased Costs; Reserves on Eurocurrency Rate Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except (A) any reserve requirement contemplated by Section 3.04(e) and (B) the requirements of the Bank of England and the Financial Services Authority or the European Central Bank reflected in the Mandatory Cost, other than as set forth below) or the L/C Issuer;

(ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurocurrency Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Sections 2.07(d) or 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer);

(iii) result in the failure of the Mandatory Cost, as calculated hereunder, to represent the cost to any Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Eurocurrency Rate Loans; or

(iv) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Additional Reserve Requirements. The Borrowers shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrowers shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.

3.05 Compensation for Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the applicable Borrower;

(c) any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(d) any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrowers pursuant to Section 10.13;

including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any additional amount to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Sections 2.07(d) or 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.07(d), 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.07(d) or 3.01, or if as a direct result of a Lender ceasing to be a Swiss Qualifying Bank, a Swiss Borrower will not be in compliance with the Non-Bank Rules, the Borrowers may replace such Lender in accordance with Section 10.13.

3.07 Survival.

All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV.

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 Conditions of Initial Credit Extension.

The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction or waiver of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent:

(i) executed counterparts of this Agreement and the Guaranties;

(ii) a Note executed by the Borrowers in favor of each Lender requesting a Note;

(iii) executed counterparts of the Pledge Agreements, together with:

(A) certificates representing the Equity Interests referred to therein accompanied by, in the case of the Swiss Pledge Agreement, an original share certificate duly endorsed in blank, and in the case of the Domestic Pledge Agreement, undated stock powers executed in blank, and in the case of the U.K. Pledge Agreement, blank, undated but executed stock transfer forms,

(B) financing statements (or such other appropriate instruments) in form appropriate for filing under the Uniform Commercial Code (or such other appropriate statutes) of all jurisdictions that the Administrative Agent may reasonably deem necessary or desirable in order to perfect the Liens created under the Pledge Agreements, covering the Collateral described in the Domestic Pledge Agreement,

(C) evidence of the completion of all other actions, recordings and filings of or with respect to the Pledge Agreements that the Administrative Agent may reasonably deem necessary or desirable in order to perfect the Liens created thereby,

(D) completed requests for information, dated on or before the date of the initial Credit Extension, listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name the Company or any Domestic Subsidiary as debtor, together with copies of such other financing statements, and

(E) evidence that all other action that the Administrative Agent may reasonably deem necessary or desirable in order to perfect the Liens created under the Domestic Pledge Agreement has been taken (including receipt of duly executed payoff letters and UCC-3 termination statements);

(iv) reserved;

(v) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(vi) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Borrower and Guarantor is validly existing, in good standing and qualified to engage in business in its jurisdiction of incorporation, including, in respect of Kofax Switzerland, a copy of minutes of a meeting, or circular resolutions, of the board of directors of Kofax Switzerland, approving the Loan Documents to which it is a party;

(vii) favorable opinions of Dechert LLP, special U.S. and U.K. counsel to the Loan Parties, Bär & Karrer SA, special Swiss counsel to the Loan Parties, and Pestalozzi Attorneys at Law Ltd., special Swiss counsel to the Administrative Agent, addressed to the Administrative Agent, as to the matters set forth in Exhibit J and such other matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;

(viii) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, including, in respect of Kofax Switzerland, (w) a certified copy of an extract from the competent commercial register pertaining to it, (x) a certified copy of its articles of association (Statuten) duly amended to reflect the removal of restrictions on the transfer of shares (if any) and (y) a certified copy of an extract from the competent debt collection and bankruptcy office pertaining to it reasonably satisfactory to the Administrative Agent, or (B) stating that no such consents, licenses or approvals are so required;

(ix) a certificate signed by a Responsible Officer of the Company certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(x) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect.

(b) Any fees (including any fees then owing under the Fee Letter) required to be paid on or before the Closing Date shall have been paid.

(c) Unless waived by the Administrative Agent, the Borrowers shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced reasonably prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).

(d) The Closing Date shall have occurred on or before August 31, 2011.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02 Conditions to all Credit Extensions.

The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the satisfaction or waiver of the following conditions precedent:

(a) The representations and warranties of (i) the Borrowers contained in Article V and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a), (b) and (c), as applicable, of Section 6.01.

(b) No Default shall exist or would result from such proposed Credit Extension or the application of the proceeds thereof.

(c) The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d) In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01 Existence, Qualification and Power.

Each Loan Party and each Material Subsidiary (a) is duly organized, incorporated or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

5.02 Authorization; No Contravention.

The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

5.03 Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, other than (i) those that have been obtained, (ii) those that are required in connection with the exercise of remedies under the Loan Documents by the Administrative Agent or any Lender or (iii) except in the case of any such approval, consent, exemption authorization or other action by, or notice to, or filing with, any Governmental Authority, those which the failure to obtain would not reasonably be expected to have a Material Adverse Effect.

5.04 Binding Effect.

This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

5.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with IFRS consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the consolidated financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with IFRS consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material Indebtedness and other liabilities, direct or contingent, of the Parent and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b) The unaudited consolidated balance sheets of the Parent and its Subsidiaries dated March 31, 2011, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with IFRS consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the consolidated financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Schedule 5.05 sets forth all material indebtedness and other liabilities, direct or contingent, of the Parent and its consolidated Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness.

(c) Since the date of the Audited Financial Statements, as of the Closing Date, or the date of the financial statements most recently furnished to the Administrative Agent pursuant to Section 6.01(a) that do not contain a “going concern” qualification, emphasis of matter or other qualification relating to the occurrence of a Material Adverse Effect during the period covered by such financial statements, as of any date after the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

5.06 Litigation.

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrowers, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Parent or any of its Subsidiaries or against any of their properties that (a) pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

5.07 No Default.

Neither the Parent nor any Material Subsidiary is in default under or with respect to any Contractual Obligation that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08 Ownership of Property; Liens.

Each of the Parent and each Material Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, free and clear of all Liens other than Permitted Liens, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.09 Environmental Compliance.

Except as set forth on Schedule 5.09 or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the operations of the Parent and its Material Subsidiaries are and have been in compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all permits or licenses required by any applicable Environmental Law.

5.10 Insurance.

The properties of the Parent and its Material Subsidiaries are insured with financially sound and reputable insurance companies that are not Affiliates of the Parent, in such amounts with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party operates.

5.11 Taxes.

The Parent and its Material Subsidiaries have filed all material Federal, state and other tax returns and reports required to be filed, and have paid all material Federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with IFRS. There is no proposed tax assessment against the Parent or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.

5.12 ERISA Compliance.

(a) Each Plan is in compliance in all respects with the applicable provisions of ERISA, the Code and other federal or state Laws, other than any noncompliance that would not reasonably be expected to have a Material Adverse Effect. Each Pension Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Company, nothing has occurred which would prevent, or cause the loss of, such qualification. The Company and each ERISA Affiliate have made all required contributions to each Pension Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Pension Plan.

(b) There are no pending or, to the knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) or violation of the fiduciary responsibility rules of ERISA with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability that would reasonably be expected to result in material liability to the Company or any other Material Subsidiary; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

5.13 Subsidiaries; Equity Interests.

The Parent has no Subsidiaries other than those disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned as specified on Part (a) of Schedule 5.13 free and clear of all Liens. The Parent has no equity investments in any other corporation or entity other than those disclosed in Part (b) of Schedule 5.13.

5.14 Margin Regulations; Investment Company Act.

(a) No Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b) None of the Company, any Person Controlling the Company, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15 Disclosure.

As of the Closing Date, the Parent has disclosed to the Administrative Agent and the Lenders all information that is actually known by a Responsible Officer of the Parent and that the Parent is required to disclose in its audited annual financial statements, prepared in accordance with IFRS, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other written information (other than forward-looking information (including any projected financial information) and information of a general economic or industry nature) furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished and taken as a whole) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the date on which such statements are made; provided that, with respect to projected financial information, the Parent represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being acknowledged and agreed by the Administrative Agent and Lenders that projections as to future events are inherently uncertain and are not a guarantee of financial performance and that actual results may differ from projected results and such differences may be material.

5.16 Compliance with Laws.

Each Loan Party and each Material Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

5.17 Taxpayer Identification Number; Other Identifying Information.

The true and correct U.S. taxpayer identification number of the Company is set forth on Schedule 10.02. The true and correct unique identification number of each Borrower that is a Foreign Obligor and a party hereto on the Closing Date that has been issued by its jurisdiction of organization and the name of such jurisdiction are set forth on Schedule 5.17.

5.18 Intellectual Property; Licenses, Etc.

The Loan Parties own, license or otherwise possess the right to use all of the material trademarks, services marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “Intellectual Property”) that are reasonably necessary for the operation of their respective businesses as such businesses are conducted on the Closing Date. To the best of Parent’s and the Loan Parties’ knowledge, the Loan Parties’ use of the Intellectual Property does not infringe upon or misappropriate any rights held by any other Person. Except as set forth in Schedule 5.18, no third party has initiated any litigation or stated any claim regarding the Intellectual Property that would reasonably be expected to have a Material Adverse Effect, and to the best of Parent’s and the Loan Parties’ knowledge, no such claim or litigation has been threatened.

5.19 Representations as to Foreign Obligors.

Each of the Parent and each other Foreign Obligor represents and warrants to the Administrative Agent and the Lenders that:

(a) Such Foreign Obligor is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.

(b) The Applicable Foreign Obligor Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced, (ii) any charge or tax as has been timely paid and (iii) the registration of the particulars of the U.K. Pledge Agreement at the Companies Registration Office in England and Wales under section 860 of the Companies Act 2006, which shall have been completed by not later than 21 days after the Closing Date.

(c) The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

5.20 Representations as to U.K. Obligors.

Each of the Parent and each U.K. Guarantor represents and warrants to the Administrative Agent and the Lenders that:

(a) For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the “Regulation”), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in England and Wales and it has no “establishment” (as that term is used in Article 2(h) of the Regulations) in any other jurisdiction.

(b) Neither it nor any of its Material Subsidiaries is or has at any time been an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004 enacted in England and Wales) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993 enacted in England and Wales).

(c) Neither it nor any of its Material Subsidiaries is or has at any time been “connected” with or an “associate” of (as those terms are used in sections 38 and 43 of the Pensions Act 2004 enacted in England and Wales) such an employer.

5.21 Number of Creditors.

Each Swiss Borrower represents and warrants to the Administrative Agent and the Lenders that it is in compliance with the Twenty Non-Qualifying Bank Creditor Rule (assuming, for the purposes of this representation, that the number of Lenders which are not Swiss Qualifying Banks does not exceed five); provided, that a Swiss Borrower shall not be in breach of this Section 5.21 if such number of Lenders is exceeded as a direct consequence of a Lender (i) not complying with its obligations under Section 10.06 or (ii) breaching the representation required to be given by it under Section 3.01(e)(xii).

ARTICLE VI.

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than, in each case, any contingent indemnification or expense reimbursement obligations for which no claim has been made), the Parent shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Material Subsidiary to:

6.01 Financial Statements.

Deliver to the Administrative Agent for the benefit of the Administrative Agent and each Lender:

(a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Parent (commencing with the fiscal year ended June 30, 2011), a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year and prepared in accordance with IFRS, such statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing or other independent certified public accountant reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (except that such report and opinion may be qualified with a “going concern” or like qualification or exception as a result of the impending Maturity Date) or any qualification or exception as to the scope of such audit;

(b) as soon as available, but in any event within 90 days after the end of the second fiscal quarter of each fiscal year of the Parent (commencing with the fiscal quarter ended December 31, 2011), a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such two quarter period, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such two quarter period, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with IFRS, subject only to normal year-end audit adjustments and the absence of footnotes;

(c) as soon as available, but in any event within 60 days after the end of each of the first and third fiscal quarters of each fiscal year of the Parent (commencing with the fiscal quarter ended September 30, 2011), a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statement of income for such fiscal quarter and for the portion of the Parent’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such statements to be certified by a Responsible Officer of the Parent as fairly presenting in all material respects the financial condition and results of operations of the Parent and its Subsidiaries in accordance with IFRS, subject only to normal year-end audit adjustments and the absence of footnotes;

(d) as soon as available, but in any event at least 60 days after the end of each fiscal year of the Parent, forecasts prepared by management of the Parent, in form reasonably satisfactory to the Administrative Agent, of consolidated balance sheets and statements of income or operations and cash flows of the Parent and its Subsidiaries for the immediately following fiscal year (including, if applicable, the fiscal year in which the Maturity Date occurs); and

(e) as soon as available, but in any event within 60 days after the end of each fiscal quarter of each fiscal year of the Company (commencing with the fiscal quarter ended September 30, 2011), a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statement of income for such fiscal quarter and for the portion of the Company’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such statements to be certified by a Responsible Officer of the Company as fairly presenting in all material respects the financial condition and results of operations of the Company and its Subsidiaries in accordance with IFRS, subject only to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 6.02(d), the Parent shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Parent to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

6.02 Certificates; Other Information.

Deliver to the Administrative Agent for the benefit of the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent:

(a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that, as of the date of such financial statements, no Default had occurred and was continuing with respect to Sections 7.11, 7.12 or 7.13 or, if any such Default shall have occurred and be continuing, stating the nature of such event;

(b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a), (b) and (c) (commencing with the delivery of the financial statements for the fiscal year ended June 30, 2011), (i) a duly completed Compliance Certificate signed by a Responsible Officer of the Parent and (ii) a certificate of the Parent setting forth the total revenues of the Parent and each of its Subsidiaries for the period of four fiscal quarters ending with the fiscal quarter for which such financial statements are delivered, as well as the percentage of the total revenues of the Parent and its Subsidiaries on a consolidated basis represented by the Parent and each such Subsidiary, and designating each such Subsidiary as a Material Subsidiary or an Immaterial Subsidiary;

(c) promptly (and in any event within five Business Days) after any request by the Administrative Agent, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Parent by independent accountants in connection with the accounts or books of the Parent or any Subsidiary, or any audit of any of them;

(d) promptly (and in any event within five Business Days) after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Parent, and copies of all annual, regular, periodic and special reports and registration statements which the Parent may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(e) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other material correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof; and

(f) promptly (and in any event within five Business Days), such additional information regarding the business, financial or corporate affairs of the Parent or any Material Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a), (b) or (c) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent posts such documents, or provides a link thereto on the Parent’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Parent’s behalf on an Internet or intranet website, if any, to which the Administrative Agent has access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Parent shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents. Except for Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above.

Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of such Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any of the Borrowers or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrowers or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.

6.03 Notices.

Promptly (and in any event within five Business Days) after a Responsible Officer obtains knowledge, notify the Administrative Agent:

(a) of the occurrence of any Default (provided that if such Default is subsequently cured within the time periods set forth herein, the failure to provide notice of such Default shall not itself result in an Event of Default hereunder);

(b) of any (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any other Material Subsidiary, (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any other Material Subsidiary and any Governmental Authority, (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any other Material Subsidiary, including pursuant to any applicable Environmental Laws or (iv) any other matter that, in each case, has resulted or would reasonably be expected to result in a Material Adverse Effect;

(c) of the occurrence of any ERISA Event; and

(d) of any material change in accounting policies or financial reporting practices by the Parent or any Material Subsidiary, including any determination by the Parent referred to in Section 2.09(b).

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Parent setting forth details of the occurrence referred to therein and stating what action, if any, the Parent has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04 Payment of Obligations.

Pay and discharge as the same shall become due and payable, all of its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with IFRS are being maintained by the Parent or such Subsidiary, (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings diligently conducted and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except, in the case of clause (c) and, only in respect of Subsidiaries other than Loan Parties in the case of clauses (a) and (b), as would not reasonably be expected to have a Material Adverse Effect.

6.05 Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect.

6.06 Maintenance of Properties.

(a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear, casualty and condemnation excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.07 Maintenance of Insurance.

Maintain with financially sound and reputable insurance companies that are not Affiliates of the Parent, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other

Persons, providing for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance and in the case of any insurance policies maintained with respect to the assets and properties of the Loan Parties that constitutes Collateral naming the Administrative Agent, on behalf of the Lenders, as an additional insured or loss payee, as the case may be.

6.08 Compliance with Laws.

Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

6.09 Books and Records.

(a) Maintain proper books of record and account, in which full, true and correct entries in conformity with IFRS consistently applied shall be made of all financial transactions and matters involving the assets and business of the Parent or such Loan Party, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Parent or such Loan Party, as the case may be.

6.10 Inspection Rights.

Permit representatives and independent contractors of the Administrative Agent and each Lender that requests through the Administrative Agent (to the extent that such representatives and independent contractors have expressly agreed to abide by the confidentiality provisions contained in this Agreement and each other Loan Document or are bound by professional ethics rules to maintain such confidentiality) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested, upon reasonable advance notice to (and, if desired by the Parent, in the presence and with the participation of) the Parent; provided, however, that (i) unless an Event of Default then exists and is continuing, the Administrative Agent and the Lenders shall make no more than one such visit and inspection organized through the Administrative Agent per year, and (ii) when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Parent at any time during normal business hours and with advance notice.

6.11 Use of Proceeds.

Use the proceeds of the Credit Extensions for general corporate purposes, including Permitted Acquisitions, not in contravention of any Law or of any Loan Document.

6.12 Approvals and Authorizations.

In respect of each Foreign Obligor, (a) maintain all material authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which each Foreign Obligor is organized and existing, and (b) except where the failure to maintain such approvals and consents would not reasonably be expected to have a Material Adverse Effect, maintain all approvals and consents of each other Person in the jurisdiction in which each Foreign Obligor is organized and existing, in each case that are required in connection with the Loan Documents.

6.13 Additional Domestic Guarantors.

Notify the Administrative Agent at the time that any Person becomes a Domestic Subsidiary, and promptly thereafter (and in any event within 30 days), cause such Person to (a) become a Domestic Guarantor by executing and delivering to the Administrative Agent counterparts of the Domestic Guaranty and the Domestic Pledge Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, and (b) deliver to the Administrative Agent documents of the types referred to in clauses (v) and (vi) of Section 4.01(a) and, if requested by the Administrative Agent, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), all in form and substance reasonably satisfactory to the Administrative Agent.

6.14 Centre of Main Interests and Establishments.

The Parent and each U.K. Guarantor shall, for the purposes of the Regulation, ensure that its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in England and Wales and that it has no “establishment” (as that term is used in Article 2(h) of the Regulations) in any other jurisdiction.

6.15 Financial Assistance.

The Parent and each U.K. Guarantor shall comply in all respects with sections 678 and 679 of the Companies Act 2006 enacted in England and Wales including in relation to the execution of the Loan Documents and payment of amounts due under this Agreement.

ARTICLE VII.

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than, in each case, any contingent indemnification or expense reimbursement obligations for which no claim has been made), the Parent shall not, nor shall it permit any Material Subsidiary to, directly or indirectly:

7.01 Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (collectively, the “Permitted Liens”):

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the date hereof and listed on Part (a) of Schedule 7.01 and any renewals or extensions thereof, provided that (i) no additional property is covered by any such renewal or extension, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.03(b), (iii) no additional Loan Parties or other Material Subsidiaries become directly or indirectly obligated with respect thereto, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);

(c) Liens for taxes, fees, assessments or other governmental charges that are not yet past due (or remain payable without penalty) or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with IFRS;

(d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days (or which remain payable without penalty) or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i) Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(j) Liens arising from precautionary uniform commercial code financing statements filed under any lease permitted by this Agreement;

(k) non-exclusive or exclusive licenses and sublicenses (including of any Intellectual Property) granted by a Loan Party and leases and subleases (by a Loan Party as lessor or sublessor) to third parties in the ordinary course of business;

(l) Liens in favor of collecting banks arising under Section 4-210 of the Uniform Commercial Code or, with respect to collecting banks located in the State of New York, under Section 4-208 of the Uniform Commercial Code;

(m) Liens (including the right of set-off) in favor of a bank or other depository institution arising as a matter of law encumbering deposits;

(n) Liens on property acquired in connection with a Permitted Acquisition, or on property of a Person in existence at the time such Person is acquired pursuant to a Permitted Acquisition; provided that (i) any Indebtedness that is secured by such Liens is permitted to exist under Section 7.03(i), and (ii) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any property of the Parent or any Material Subsidiary;

(o) Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods in the ordinary course of business; and

(p) prior to the date that is 90 days after the Closing Date, the Liens described on Part (b) of Schedule 7.01.

7.02 Investments.

Make any Investments, except:

(a) Investments held by the Parent or such Material Subsidiary in the form of Unencumbered Liquid Assets;

(b) advances to officers, directors and employees of the Parent and Subsidiaries in the ordinary course of business in an aggregate amount not to exceed $1,000,000 at any time outstanding, for ordinary business purposes;

(c) Investments of the Parent in any Subsidiary or Investments of any Subsidiary in the Parent or any other Subsidiary;

(d) (x) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and (y) Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e) Investments constituting Earn-Out Payments;

(f) Permitted Acquisitions;

(g) Investments received as the non-cash portion of consideration received in connection with Dispositions permitted pursuant to Section 7.05(f);

(h) Investments existing on the Closing Date and set forth on Schedule 7.02;

(i) Investments by any Loan Party in joint ventures (other than joint ventures constituting general partnerships or other legal entities with respect to which a Loan Party’s ownership thereof would give rise to liability by such Loan Party for the obligations of such legal entity) that are useful in the business of such Loan Party in an aggregate amount not to exceed $2,500,000 during any fiscal year;

(j) additional Investments by any Loan Party in an aggregate amount not to exceed $1,000,000 in the aggregate at any time outstanding;

(k) Investments in an amount not to exceed the Acquisition L/C Sublimit in the form of payments in connection with any Indebtedness outstanding pursuant to Section 7.03(k); and

(l) Investments by Loan Parties in any Subsidiary of the Parent consisting of Intellectual Property acquired after the Closing Date.

7.03 Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness under the Loan Documents;

(b) Indebtedness outstanding on the date hereof and listed on Part (a) of Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

(c) (i) Indebtedness of any Guarantor to any Loan Party, (ii) Indebtedness of Kofax Switzerland to any other Loan Party and (iii) to the extent not already described in clause (i) or (ii), Indebtedness of any Subsidiary of the Parent to any Loan Party; provided, in the case of clause (ii) or (iii) above, that if the aggregate amount of the Indebtedness of Kofax Switzerland or such other Subsidiary to any Loan Party shall exceed $5,000,000, such Indebtedness shall be evidenced by an intercompany note in a form reasonably satisfactory to the Administrative Agent and which is pledged and delivered to the Administrative Agent for the benefit of the Lenders;

(d) obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(e) Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness incurred in any fiscal year shall not exceed $2,000,000;

(f) Indebtedness in respect of Earn-Out Payments (excluding any Earn-Out Payment that constitutes contingent consideration based on future financial or operational achievements that have not yet been earned in accordance with the terms of the relevant document governing the payment of such Earn-Out Payment);

(g) unsecured Indebtedness of any Loan Party other than Kofax Switzerland in an aggregate principal amount not to exceed $2,500,000 at any time outstanding that is subordinated to the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent;

(h) Indebtedness incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation or in respect of surety bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(i) Indebtedness of a Person acquired pursuant to a Permitted Acquisition (or Indebtedness of a Person assumed at the time of a Permitted Acquisition of such Person); provided that (i) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition and (ii) the aggregate outstanding principal amount of all Indebtedness permitted by this Section 7.03(i) shall not at any time exceed $2,000,000;

(j) Indebtedness of the Loan Parties which may be deemed to exist in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with Permitted Acquisitions, so long as any such obligations are those of the Person making the respective acquisition or sale, and are not guaranteed by any other Person;

(k) Indebtedness consisting of seller notes owing to any seller in connection with a Permitted Acquisition, in an aggregate outstanding principal amount not to exceed the Acquisition L/C Sublimit at any time; provided, that the aggregate outstanding amount of all such Indebtedness that is not backstopped by Acquisition Letters of Credit shall not exceed $5,000,000 at any time; and

(l) prior to the date that is 90 days after the Closing Date, the Indebtedness described on Part (b) of Schedule 7.03.

For purposes of determining compliance with this Section 7.03, in the event that any item of Indebtedness meets the criteria of more than one of the categories described above in clauses (a) through (l), the Loan Parties shall be permitted to incur any such Indebtedness in any manner that complies with this Section 7.03 and may rely upon more than one of the categories described above.

7.04 Fundamental Changes.

Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or any material portion of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a) any Subsidiary may merge with (i) any Borrower, provided that such Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Guarantor is merging with another Subsidiary, the Guarantor shall be the continuing or surviving Person;

(b) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to a Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then the transferee must either be a Borrower or a Guarantor; and

(c) any Loan Party may Dispose of or dissolve any Immaterial Subsidiary so long as the aggregate amount of total revenues of all such Immaterial Subsidiaries Disposed of or dissolved in any period of four fiscal quarters (as set forth in the certificate delivered with respect to such period pursuant to Section 6.02(b)(iii)) shall not exceed 5% of total revenues of the Parent and its Subsidiaries on a consolidated basis during such period.

7.05 Dispositions.

Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete, damaged or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions of inventory in the ordinary course of business;

(c) Dispositions of cash and other Unencumbered Liquid Assets in the ordinary course of business;

(d) Dispositions between Loan Parties other than Kofax Switzerland;

(e) Dispositions permitted by Section 7.04;

(f) Dispositions not otherwise permitted hereunder which are made for fair market value; provided that (i) at the time of such Disposition, no Event of Default shall exist or shall result from such Disposition, (ii) not less than seventy five percent (75%) of the aggregate sales price from such Disposition shall be paid in cash and (iii) the aggregate fair market value of all assets so sold by the Loan Parties pursuant to this clause (f) shall not exceed $3,000,000;

(g) Dispositions made in connection with any transaction permitted pursuant to Section 7.01(k) or Section 7.02(d)(y);

(h) Dispositions, abandonment, cancellation or lapse of Intellectual Property in the ordinary course of business or in the reasonable business judgment of the Loan Parties; and

(i) Dispositions permitted by Section 7.02(l).

7.06 Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a) each Subsidiary may make Restricted Payments to any Borrower, any Guarantor and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b) the Parent and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person; and

(c) the Parent and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests.

7.07 Change in Nature of Business.

Engage in any material line of business substantially different from those lines of business conducted by the Parent and the Material Subsidiaries on the date hereof or any business substantially related or incidental thereto.

7.08 Transactions with Affiliates.

Enter into any transaction of any kind with any Affiliate of the Parent, whether or not in the ordinary course of business, other than (a) on fair and reasonable terms substantially as favorable to the Parent or such Loan Party as would be obtainable by the Parent or such Loan Party at the time in a comparable arm’s length transaction with a Person other than an Affiliate, (b) transactions between or among the Loan Parties (other than Kofax Switzerland) and (c) transactions set forth on Schedule 7.08.

7.09 Burdensome Agreements.

Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to any Borrower or any Guarantor or to otherwise transfer property to any Borrower or any Guarantor, (ii) of any Subsidiary to Guarantee the Indebtedness of the Borrowers or (iii) of any Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(e) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

7.10 Use of Proceeds.

Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11 Minimum EBITDA.

(a) The Parent shall not permit the Consolidated EBITDA of the Parent as of the last day of any fiscal quarter for the period of four consecutive fiscal quarters ending on such date (such period, the “Test Period”) to be less than the sum of:

(x) $30,000,000 plus

(y) the lesser of:

(i) 50% of all Acquired EBITDA during such Test Period; and

(ii) the Aggregate Commitment Amount as in effect on the last day of the Test Period.

(b) Kofax Holdings shall not permit the Consolidated EBITDA of Kofax Holdings as of the last day of any fiscal quarter for the Test Period ending on such date to be less than the sum of:

(x) $15,000,000 plus

(y) the lesser of:

(i) 50% of the Acquired EBITDA that is attributable to the United States business operations of any acquired Domestic Subsidiary during such Test Period; and

(ii) 50% of the Aggregate Commitment Amount as in effect on the last day of the Test Period.

7.12 Minimum Liquidity.

(a) The Parent shall not permit the Unencumbered Liquid Assets of the Parent and its Subsidiaries (taken as a whole) as of the last day of any fiscal quarter to be less than $25,000,000.

(b) Kofax Holdings shall not permit the Unencumbered Liquid Assets of Kofax Holdings and its Domestic Subsidiaries (taken as a whole) as of the last day of any fiscal quarter to be less than $12,500,000.

7.13 Consolidated Leverage Ratio.

Commencing with the first full fiscal quarter occurring after the fiscal quarter in which the Commitments shall have been increased pursuant to Section 2.13, and for each fiscal quarter thereafter, the Parent shall not permit the Consolidated Leverage Ratio as of the last day of any such fiscal quarter to be greater than 1.50 to 1.00.

7.14 Pensions.

The Parent shall ensure that none of its Material Subsidiaries is or has been at any time an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004 enacted in England and Wales) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993 enacted in England and Wales) or “connected” with or an “associate” of (as those terms are used in sections 38 or 43 of the Pensions Act 2004 enacted in England and Wales) such an employer.

ARTICLE VIII.

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default.

Any of the following shall constitute an Event of Default:

(a) Non-Payment. Any Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation, or (ii) within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. Any Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01 (other than clause (d) thereof), 6.02(a), 6.02(b), 6.03(a), 6.05, 6.10 or 6.11 or Article VII; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after a Responsible Officer of such Loan Party obtains knowledge thereof; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. (A) The Parent or any Material Subsidiary (i) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (ii) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be declared due and payable prior to its stated maturity, or such Guarantee to become due and payable or cash collateral in respect thereof to be demanded; or (B) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (i) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (ii) any Termination Event (as so defined) under such Swap Contract as to which the Company or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f) Insolvency Proceedings, Etc.

(i) Any Loan Party or any of its Subsidiaries (other than any Immaterial Subsidiary) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(ii) In relation to the Parent or any U.K. Guarantor, any corporate action, legal proceedings or other procedure or step is taken in relation to (A) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise); (B) a composition, compromise, assignment or arrangement with any creditor thereof; or (C) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect thereof or any of their assets, or any analogous procedure or step is taken in any jurisdiction, provided that an Event of Default hereunder shall not have occurred in relation to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement; or

(g) Inability to Pay Debts; Attachment. (i) The Parent or any Subsidiary (other than any Immaterial Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against, or any expropriation, sequestration or distress affects, all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h) Judgments. There is entered against the Parent or any Subsidiary (other than any Immaterial Subsidiary to the extent that no Loan Party is or may be liable) (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has not denied coverage in writing), or (ii) any one or more non-monetary final judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 45 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than (x) as expressly permitted hereunder or thereunder, (y) satisfaction in full of all the Obligations or (z) as a result of any action or inaction on the part of the Administrative Agent or any Lender, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k) Change of Control. There occurs any Change of Control.

8.02 Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c) require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03 Application of Funds.

After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including reasonable and documented out-of-pocket fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including reasonable and documented out-of-pocket fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the L/C Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

Last, the balance, if any, after all of the Obligations have been paid in full (other than contingent indemnification and expense reimbursement obligations for which no claim has been made), to the Borrowers or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX.

ADMINISTRATIVE AGENT

9.01 Appointment and Authority.

(a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and no Borrower shall have rights as a third party beneficiary of any of such provisions.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

(c) Each Lender, L/C Issuer, Cash Management Bank and Hedge Bank hereby acknowledge and agree to the terms of the U.K. Pledge Agreement and agree to be bound by the terms thereof as if a party thereto.

9.02 Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company, a Lender or the L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04 Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.06 Resignation of Administrative Agent.

The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, provided that such appointment does not result in a breach of the Ten Non-Qualifying Bank Creditor Rule. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (b) the retiring L/C Issuer shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.07 Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc.

Anything herein to the contrary notwithstanding, none of the Bookrunners or Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09 Administrative Agent May File Proofs of Claim.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and (j), 2.08 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

9.10 Collateral and Guaranty Matters.

Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank of Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;

(b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i); and

(c) to release any Guarantor from its obligations under the applicable Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.

No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

ARTICLE X.

MISCELLANEOUS

10.01 Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Parent or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Parent or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(e) change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f) amend Section 1.06 or the definition of “Alternative Currency” without the written consent of each Lender;

(g) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;

(h) release all or substantially all of the value of the Guaranties without the written consent of each Lender, except to the extent the release of any Guarantor is permitted pursuant to Section 9.10 or pursuant to a transaction not prohibited by the terms of this Agreement (in which cases, such release may be made by the Administrative Agent acting alone); or

(i) release all or substantially all of the collateral security without the written consent of each Lender, except to the extent the release of such collateral security is in connection with a transaction not prohibited by the terms of this Agreement (in which case, such release may be made by the Administrative Agent acting alone);

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; and (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

10.02 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to a Borrower, the Administrative Agent or the L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrowers, the Administrative Agent or the L/C Issuer may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent and the L/C Issuer. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03 No Waiver; Cumulative Remedies; Enforcement.

No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan

Documents, (b) the L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.12), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.12, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented out-of-pocket fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (without duplication of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by a Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if a Borrower or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) are with respect to any Excluded Taxes.

For the avoidance of doubt, Kofax Switzerland shall only be liable for its own present and future Obligations and liabilities (whether actual or contingent) arising out of the Loans made by the Lenders to it and the Letters of Credit issued by the Issuing Bank for its account pursuant to this Agreement and shall not be held jointly and severally liable towards the Administrative Agent or a Lender for Obligations of any of its Affiliates under this Agreement or any other Loan Documents.

(c) Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.11(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Borrower shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05 Payments Set Aside.

To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Triggering Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) a Triggering Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund provided that such assignment does not result in a breach of the Ten Non-Qualifying Bank Creditor Rule;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Company or Competitors. No such assignment shall be made to (A) the Parent or any of the Parent’s Affiliates or Subsidiaries or (B) any Disqualified Purchaser.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(viii) Ten Non-Qualifying Bank Creditor Rule. If after giving effect to any such assignment the number of Lenders that are not Swiss Qualifying Banks would exceed ten, such assignment shall be void ab initio and of no force and effect.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and

Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal and interest amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, the Parent or any of the Parent’s Affiliates or Subsidiaries or any Disqualified Purchaser) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) it shall not directly result in the breach of the Ten Non-Qualifying Bank Creditor Rule.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits, and subject to the obligations, of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant shall not be entitled to the benefits of Section 3.01 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall (i) directly result in the breach by any Swiss Borrower of the Ten Non-Qualifying Bank Creditor Rule or (ii) release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Resignation as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, upon 30 days’ notice to the Company and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Upon the appointment of a successor L/C Issuer (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

10.07 Treatment of Certain Information; Confidentiality.

Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrower and its obligations, (g) with the consent of the Company or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Company.

For purposes of this Section, “Information” means all information received from the Parent or any Subsidiary relating to the Parent or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Parent or any Subsidiary, provided that, in the case of information received from the Parent or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Parent or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.08 Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09 Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10 Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11 Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding (other than contingent indemnification or expense reimbursement obligations for which no claim has been made).

10.12 Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.13 Replacement of Lenders.

If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Sections 2.07(d) or 3.01, or if any Lender is a Defaulting Lender, or if any Lender fails to consent to any amendment, waiver, consent or other modification to any Loan Document to which the Required Lenders have provided their consent but the consent of each Lender is required with respect thereto, or if any other circumstance exists hereunder that gives the Borrowers the right to replace a Lender as a party hereto, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its Commitments and all Obligations owing to it, including its interests, rights and obligations under this Agreement and the related Loan Documents, to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Company shall have paid (or caused another Borrower to pay) the Administrative Agent the assignment fee specified in Section 10.06(b);

(b) such Lender shall have received payment of the Outstanding Amount of its Loans and L/C Advances, accrued but unpaid interest thereon, accrued but unpaid fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or applicable Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Sections 2.07(d) or 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment cease to apply.

10.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15 Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER

PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16 California Judicial Reference.

If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any other Loan Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court, and (b) without limiting the generality of Section 10.04, the Company shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.

10.17 No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arranger are arm’s-length commercial transactions between such Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Arranger, on the other hand, (B) such Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and the Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor the Arranger has any obligation to such Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Borrower and Affiliates, and neither the Administrative Agent nor the Arranger has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, each of the Borrowers hereby waives and releases any claims that it may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.18 Electronic Execution of Assignments and Certain Other Documents.

The words “execution”, “signed”, “signature”, and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.19 USA PATRIOT Act.

Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Act. Each Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

10.20 Judgment Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

KOFAX, INC.

By:	/s/ JAMES ARNOLD
Name:	JAMES ARNOLD
Title:	CFO / DIRECTOR

KOFAX PLC

By:	/s/ JAMES ARNOLD
Name:	JAMES ARNOLD
Title:	CFO / EXECUTIVE DIRECTOR

KOFAX HOLDING AG

By:	/s/ BRADFORD WELLER
Name:	BRADFORD WELLER
Title:	DIRECTOR

Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Karen Polak
Name:	Karen Polak
Title:	SVP

Credit Agreement

BANK OF AMERICA, N.A., as a Lender and L/C Issuer

By:	/s/ Karen Polak
Name:	Karen Polak
Title:	SVP

Credit Agreement

SCHEDULE 1.01

MANDATORY COST FORMULAE

1.	The Mandatory Cost (to the extent applicable) is an addition to the interest rate to compensate Lenders for the cost of compliance with:

(a)	the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions); or

(b)	the requirements of the European Central Bank.

2.	On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum. The Administrative Agent will, at the request of the Company or any Lender, deliver to the Company or such Lender as the case may be, a statement setting forth the calculation of any Mandatory Cost.

3.	The Additional Cost Rate for any Lender lending from a Lending Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by such Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of such Lender’s participation in all Loans made from such Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that Lending Office.

4.	The Additional Cost Rate for any Lender lending from a Lending Office in the United Kingdom will be calculated by the Administrative Agent as follows:

(a)	in relation to any Loan in Sterling:

AB+C(B-D)+E x 0.01	per cent per annum
100 - (A+C)

(b)	in relation to any Loan in any currency other than Sterling:

E x 0.01	per cent per annum
300

Where:

“A”	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

“B”	is the percentage rate of interest (excluding the Applicable Rate, the Mandatory Cost and any interest charged on overdue amounts pursuant to the first sentence of Section 2.08(b) and, in the case of interest (other than on overdue amounts) charged at the Default Rate, without counting any increase in interest rate effected by the charging of the Default Rate) payable for the relevant Interest Period of such Loan.

“C”	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

“D”	is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

“E”	is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Lenders to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)	“Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)	“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.	In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5% will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.	If requested by the Administrative Agent or the Company, each Lender with a Lending Office in the United Kingdom or a Participating Member State shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent and the Company, the rate of charge payable by such Lender to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by such Lender as being the average of the Fee Tariffs applicable to such Lender for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of such Lender.

8.	Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of the Lending Office out of which it is making available its participation in the relevant Loan; and

(b)	any other information that the Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Administrative Agent in writing of any change to the information provided by it pursuant to this paragraph.

9.	The percentages of each Lender for the purpose of A and C above and the rates of charge of each Lender for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a lending office in the same jurisdiction as its Lending Office.

10.	The Administrative Agent shall have no liability to any Person if such determination results in an Additional Cost Rate which over- or under-compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.	The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3, 7 and 8 above.

12.	Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

13.

The Administrative Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

SCHEDULE 2.01

COMMITMENTS

AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage

Bank of America, N.A.	$40,000,000	100.000000000%

Total	$40,000,000	100.000000000%

SCHEDULE 5.05

SUPPLEMENT TO INTERIM FINANCIAL STATEMENTS

None.

SCHEDULE 5.13

SUBSIDIARIES AND

OTHER EQUITY INVESTMENTS

Part (a).	Subsidiaries.

Subsidiary	Equity Holder	Percentage Owned
Kofax Investments Ltd.	Kofax plc	100%

Kofax Jersey Ltd.	Kofax Investments Ltd.	100%

Kofax Holdings	Kofax Jersey Ltd.	100%

Kofax Development UK Holdings Ltd.	Kofax Investments Ltd.	100%

Kofax Development UK Ltd.	Kofax Development UK Holdings Ltd.	100%

Kofax Deutschland AG	Kofax Investments Ltd.	100%

Kofax Austria GmbH	Kofax Investments Ltd.	100%

Kofax Japan Co. Ltd.	Kofax Austria GmbH	100%

Kofax Polska Sp. z.o.o.	Kofax Austria GmbH	100%

Kofax Holdings International Ltd.	Kofax plc	100%

Kofax Holdings Corporation	Kofax Investments Ltd. Kofax Holdings International Ltd.	99 1	% %

Kofax US Holdings Ltd.	Kofax Holdings Corporation	100%

Kofax Development GmbH	Kofax US Holdings Ltd.	100%

Kofax Components Corporation	Kofax Holdings Corporation	100%

Kofax, Inc.	Kofax Components Corporation	100%

Kofax International, Inc.	Kofax, Inc.	100%

Atalasoft, Inc.	Kofax, Inc.	100%

Kofax Holding AG	Kofax Holdings International Ltd.	100%

Subsidiary	Equity Holder	Percentage Owned
Kofax Resources Ltd.	Kofax Holding AG	100%

Kofax Schweiz AG	Kofax Holding AG	100%

Kofax Pooling AG	Kofax Holding AG	100%

Kofax Vietnam Co., Ltd.	Kofax Holding AG	100%

Kofax Productos de Imagem DO Brasil Ltda.	Kofax Holdings International Ltd. Kofax plc	99.999 0.001	% %

Limited Liability Company Kofax	Kofax plc	100%

Kofax UK Ltd.	Kofax plc	100%

Kofax Netherlands B.V.	Kofax Holdings International Ltd.	100%

Kofax Benelux NV / SA	Kofax Holdings International Ltd.	100%

Kofax France SAS	Kofax Holdings International Ltd.	100%

Kofax ME FZE	Kofax Holdings International Ltd.	100%

Kofax Sverige AB	Kofax Holdings International Ltd.	100%

Kofax Software Iberica S.A.U.	Kofax Holdings International Ltd.	100%

KFX Portugal S.A.	Kofax Software Iberica S.A.U.	100%

Kofax Česká republika, s.r.o.	Kofax Holdings International Ltd.	100%

Kofax Magyarország Kft.	Kofax Holdings International Ltd.	100%

Kofax Norge AS	Kofax Holdings International Ltd.	100%

Kofax Italia S.r.l.	Kofax Holdings International Ltd.	100%

Kofax Finland Oy	Kofax Holdings International Ltd.	100%

Kofax Danmark A/S	Kofax Holdings International Ltd.	100%

Kofax South Africa Ltd.	Kofax Holdings International Ltd.	100%

Kofax Asia Holdings Pte. Ltd.	Kofax Holdings International Ltd.	100%

Subsidiary	Equity Holder	Percentage Owned
Kofax Malaysia Sdn. Bhd.	Kofax Asia Holdings Pte. Ltd.	100%

Kofax Singapore Pte. Ltd.	Kofax Asia Holdings Pte. Ltd.	100%

Kofax Australia Pty. Ltd.	Kofax Asia Holdings Pte. Ltd.	100%

ScanOptic Benelux B.V.	Kofax Deutschland AG	100%

Optiinvoice Technology AB	Kofax Sverige AB.	100%

Topcall UK Ltd.	Kofax UK Ltd.	100%

Part (b).	Other Equity Investments.

None.

Part (c).	Company Equity Interests.

Subsidiary	Equity Holder	Percentage Owned
Kofax, Inc.	Kofax Components Corporation	100%

SCHEDULE 5.17

IDENTIFICATION NUMBERS FOR

FOREIGN OBLIGORS

Foreign Obligor	Identification Number	Jurisdiction of Organization
Kofax Holding AG	381 177	Switzerland
Kofax plc	GB 642 0612 75	UK
Kofax Investment Ltd.	GB 642 0612 75	UK
Kofax Holdings International Ltd.	GB 642 0612 75	UK
Kofax UK Ltd.	GB 642 0612 75	UK

SCHEDULE 5.18

INTELLECTUAL PROPERTY MATTERS

None.

SCHEDULE 7.01

EXISTING LIENS

Part (a):

None.

Part (b):

1. The assignments recorded with the United States Patent and Trademark Office in favor of Dresdner Bank AG, New York and Grand Cayman Branches (New York Branch Office) as set forth on Annex I to this Schedule 7.01.

2. Liens securing the Indebtedness described in Part (b) of Schedule 7.03.

ANNEX I to Schedule 7.01

Fed 3

ADRENALINE

Owner

KOFAX

Owner Link

Fed 1	170 MARKVIEW
Fed 2	170 SYSTEMS
Fed 4	ASCENT
Fed 5	ASCENT CAPTURE
Fed 6	ASCENT CAPTURE INTERNET SERVER
Fed 7	CAPIO
Fed 8	IMAGECONTROLS
Fed 9	IMAGECONTROLS
Fed 10	KOFAX
Fed 11	KOFAX
Fed 12	KOFAX (and Design)
Fed 13	MARKVIEW
Fed 14	VIRTUALRESCAN
Fed 15	VIRTUALRESCAN
Fed 16	VRS VIRTUALRESCAN (and Design)
…	(see Owner Index for full listing)

ADRENALINE
Status	REGISTERED - Renewed
Status Date	March 10, 2008
Register	Principal

Serial No.	75-140555
Registration No.	2,136,287

Filed	July 26, 1996
Filing Basis	Section 1(b) - Intent-to-Use
Published	June 3, 1997
Allowed	August 26, 1997
Registered	February 10, 1998
Renewed	February 10, 2008

Int’l Class	9 - Electrical and Scientific Apparatus
Goods/Services	Computer software and hardware for capturing and manipulating document images
US Class	21, 23, 26, 36, 38
First Use	March 1997
Commerce Use	March 1997

Affidavits	Section 8 accepted and Section 15 acknowledged

Applicant	KOFAX IMAGE PRODUCTS, INC. (DELAWARE CORPORATION) 3 JENNER STREET IRVINE, CA 92718

Registrant	KOFAX IMAGE PRODUCTS, INC. (DELAWARE CORPORATION) 16245 LAGUNA CANYON RD. IRVINE, CA 92618

Last Owner	KOFAX, INC. (DELAWARE CORPORATION) 16245 LAGUNA CANYON RD. IRVINE, CA 92618

Correspondent	WILLIAM J. BRUCKER STETINA BRUNDA GARRED & BRUCKER 75 ENTERPRISE SUITE 250 ALISO VIEJO, CA 92656

ASSIGNMENTS
Assignee	KOFAX, INC. (DELAWARE CORPORATION) 16245 LAGUNA CANYON RD. IRVINE, CA 92618
Assignor	KOFAX IMAGE PRODUCTS, INC. (DELAWARE CORPORATION)

6/20/11	Page 13	KOFAX, INC.

Correspondent	WILLIAM J. BRUCKER STETINA, BRUNDA, GARRED & BRUCKER 75 ENTERPRISE, SUITE 250 ALISO VIEJO, CA 92656
Reel/Frame	3771/0208
Signed/Ack.	February 28, 2008
Recorded	April 28, 2008
Brief	CHANGE OF NAME
Assignee	DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES (NEW YORK BRANCH OFFICE) ATTN: A. COLEMAN 75 WALL STREET, 24TH FLOOR NEW YORK, NY 10005
Assignor	KOFAX IMAGE PRODUCTS, INC. (DELAWARE CORPORATION)
Correspondent	JONES, DAY, REAVIS & POGUE DAVID RUBIN, ESQ. 599 LEXINGTON AVENUE NEW YORK, NEW YORK 10022
Reel/Frame	1972/0908
Signed/Ack.	September 10, 1999
Recorded	October 4, 1999
Brief	SECURITY AGREEMENT
History	May 7, 2008	AUTOMATIC UPDATE OF ASSIGNMENT OF OWNERSHIP
	March 10, 2008	REGISTERED AND RENEWED (FIRST RENEWAL - 10 YRS)
	March 10, 2008	REGISTERED - SEC. 8 (10-YR) ACCEPTED/SEC. 9 GRANTED
	February 25, 2008	ASSIGNED TO PARALEGAL
	February 14, 2008	REGISTERED - COMBINED SECTION 8 (10-YR) & SEC. 9 FILED
	February 14, 2008	PAPER RECEIVED
	April 11, 2007	CASE FILE IN TICRS
	November 30, 2005	ATTORNEY REVOKED AND/OR APPOINTED
	November 30, 2005	TEAS REVOKE/APPOINT ATTORNEY RECEIVED
	November 14, 2005	TEAS CHANGE OF CORRESPONDENCE RECEIVED
	March 19, 2004	REGISTERED - SEC. 8 (6-YR) ACCEPTED & SEC. 15 ACK.
	February 2, 2004	REGISTERED - SEC. 8 (6-YR) & SEC. 15 FILED
	February 10, 1998	REGISTERED-PRINCIPAL REGISTER
	December 4, 1997	ALLOWED PRINCIPAL REGISTER - SOU ACCEPTED
	December 3, 1997	ASSIGNED TO EXAMINER
	December 3, 1997	ASSIGNED TO EXAMINER
	November 20, 1997	STATEMENT OF USE PROCESSING COMPLETE
	October 20, 1997	USE AMENDMENT FILED
	August 26, 1997	NOA MAILED - SOU REQUIRED FROM APPLICANT
	June 3, 1997	PUBLISHED FOR OPPOSITION
	May 2, 1997	NOTICE OF PUBLICATION
	March 28, 1997	APPROVED FOR PUB - PRINCIPAL REGISTER
	March 25, 1997	ASSIGNED TO EXAMINER

PTO Trademark Document Retrieval

6/20/11	Page 14	KOFAX, INC.

Fed 4

ASCENT

Owner

KOFAX

Owner Link

Fed 1	170 MARKVIEW
Fed 2	170 SYSTEMS
Fed 3	ADRENALINE
Fed 5	ASCENT CAPTURE
Fed 6	ASCENT CAPTURE INTERNET SERVER
Fed 7	CAPIO
Fed 8	IMAGECONTROLS
Fed 9	IMAGECONTROLS
Fed 10	KOFAX
Fed 11	KOFAX
Fed 12	KOFAX (and Design)
Fed 13	MARKVIEW
Fed 14	VIRTUALRESCAN
Fed 15	VIRTUALRESCAN
Fed 16	VRS VIRTUALRESCAN (and Design)
…	(see Owner Index for full listing)

ASCENT

Status	REGISTERED - Renewed
Status Date	February 3, 2007
Register	Principal

Serial No.	74-491827
Registration No.	2,029,097

Filed	February 18, 1994
Filing Basis	Section 1(b) - Intent-to-Use
Published	July 4, 1995
Allowed	May 7, 1996
Registered	January 7, 1997
Renewed	January 7, 2007

Int’l Class	9 - Electrical and Scientific Apparatus
Goods/Services	Computer software that permits the integration of document image processing and graphical data bases in a document imaging system for managing, scanning, displaying, indexing, sorting and printing document images stored in a personal computer, and instruction manuals sold as a unit
US Class	21, 23, 26, 36, 38
First Use	January 25, 1995
Commerce Use	January 25, 1995

Affidavits	Section 8 accepted

TTAB Info	Opposition 98,411
Plaintiff	FRANKLIN QUEST CO.
Serial No.	74-144725
Registration No.	1,666,588
Mark	ASCEND
Correspondent	DAVID B. FONDA MADSON & METCALF 950 FIRST INTERSTATE PLAZA 170 SOUTH MAIN STREET SALT LAKE CITY, UT 84101
Filed	August 2, 1995
Status	Terminated, December 30, 1995
Outcome	Dismissed with Prejudice, December 22, 1995

Applicant	KOFAX IMAGE PRODUCTS (CALIFORNIA CORPORATION) 3 JENNER STREET IRVINE, CA 92718

Registrant	KOFAX IMAGE PRODUCTS (CALIFORNIA CORPORATION) 3 JENNER STREET IRVINE, CA 92718

6/20/11	Page 15	KOFAX, INC.

Last Owner		KOFAX, INC. (DELAWARE CORPORATION) 16245 LAGUNA CANYON RD. IRVINE, CA 92618

Correspondent		ELENORE NIU KNOBBE, MARTENS, OLSON & BEAR, LLP 2040 MAIN STREET, FOURTEENTH FLOOR IRVINE CA 92614
Docket No.		KOFA.002T/00

ASSIGNMENTS
Assignee		KOFAX, INC. (DELAWARE CORPORATION) 16245 LAGUNA CANYON RD. IRVINE, CA 92618
Assignor		KOFAX IMAGE PRODUCTS, INC. (DELAWARE CORPORATION)
Correspondent		WILLIAM J. BRUCKER STETINA, BRUNDA, GARRED & BRUCKER 75 ENTERPRISE, SUITE 250 ALISO VIEJO, CA 92656
Reel/Frame		3771/0208
Signed/Ack.		February 28, 2008
Recorded		April 28, 2008
Brief		CHANGE OF NAME

Assignee		DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES (NEW YORK BRANCH OFFICE)
ATTN: A. COLEMAN
75 WALL STREET, 24TH FLOOR
NEW YORK, NY 10005
Assignor		KOFAX IMAGE PRODUCTS, INC. (DELAWARE CORPORATION)
Correspondent		JONES, DAY, REAVIS & POGUE
DAVID RUBIN, ESQ.
599 LEXINGTON AVENUE
NEW YORK, NEW YORK 10022
Reel/Frame		1972/0908
Signed/Ack.		September 10, 1999
Recorded		October 4, 1999
Brief		SECURITY AGREEMENT

Assignee		KOFAX IMAGE PRODUCTS, INC. (DELAWARE CORPORATION) 3 JENNER STREET IRVINE, CA 92718
Assignor		KOFAX IMAGE PRODUCTS (CALIFORNIA CORPORATION)
Reel/Frame		1476/0538
Signed/Ack.		February 23, 1996
Recorded		March 13, 1996
Brief		ASSIGNS THE ENTIRE INTEREST

History	May 7, 2008	AUTOMATIC UPDATE OF ASSIGNMENT OF OWNERSHIP
	February 3, 2007	REGISTERED AND RENEWED (FIRST RENEWAL - 10 YRS)
	February 3, 2007	REGISTERED - SEC. 8 (10-YR)
ACCEPTED/SEC. 9 GRANTED
	February 2, 2007	ASSIGNED TO PARALEGAL

6/20/11	Page 16	KOFAX, INC.

December 4, 2006	REGISTERED - COMBINED SECTION 8 (10-YR) & SEC. 9 FILED
December 4, 2006	PAPER RECEIVED
September 22, 2006	CASE FILE IN TICRS
November 30, 2005	ATTORNEY REVOKED AND/OR APPOINTED
November 30, 2005	TEAS REVOKE/APPOINT ATTORNEY RECEIVED
November 14, 2005	TEAS CHANGE OF CORRESPONDENCE RECEIVED
September 20, 2003	REGISTERED - SEC. 8 (6-YR) ACCEPTED
July 7, 2003	REGISTERED - SEC. 8 (6-YR) & SEC. 15 FILED
July 7, 2003	PAPER RECEIVED
January 7, 1997	REGISTERED-PRINCIPAL REGISTER
September 27, 1996	ALLOWED PRINCIPAL REGISTER - SOU ACCEPTED
September 24, 1996	STATEMENT OF USE PROCESSING COMPLETE
July 29, 1996	USE AMENDMENT FILED
May 7, 1996	NOA MAILED - SOU REQUIRED FROM APPLICANT
December 30, 1995	OPPOSITION TERMINATED NO. 999999
December 22, 1995	OPPOSITION DISMISSED NO. 999999
September 15, 1995	OPPOSITION INSTITUTED NO. 999999
August 2, 1995	OPPOSITION PAPERS RECEIVED AT TTAB
July 4, 1995	PUBLISHED FOR OPPOSITION
June 2, 1995	NOTICE OF PUBLICATION
March 16, 1995	APPROVED FOR PUB - PRINCIPAL REGISTER
January 3, 1995	CORRESPONDENCE RECEIVED IN LAW OFFICE
July 5, 1994	NON-FINAL ACTION MAILED
June 20, 1994	ASSIGNED TO EXAMINER

PTO Trademark Document Retrieval

6/20/11	Page 17	KOFAX, INC.

Fed 5

ASCENT CAPTURE

Owner

KOFAX

Owner Link

Fed 1	170 MARKVIEW
Fed 2	170 SYSTEMS
Fed 3	ADRENALINE
Fed 4	ASCENT
Fed 6	ASCENT CAPTURE INTERNET SERVER
Fed 7	CAPIO
Fed 8	IMAGECONTROLS
Fed 9	IMAGECONTROLS
Fed 10	KOFAX
Fed 11	KOFAX
Fed 12	KOFAX (and Design)
Fed 13	MARKVIEW
Fed 14	VIRTUALRESCAN
Fed 15	VIRTUALRESCAN
Fed 16	VRS VIRTUALRESCAN (and Design)
…	(see Owner Index for full listing)

ASCENT CAPTURE

Status	REGISTERED - Renewed
Status Date	February 3, 2007
Register	Principal

Serial No.	74-491830
Registration No.	2,024,272

Filed	February 18, 1994
Filing Basis	Section 1(b) - Intent-to-Use
Published	July 4, 1995
Allowed	April 16, 1996
Registered	December 17, 1996
Renewed	December 17, 2006

Int’l Class	9 - Electrical and Scientific Apparatus
Goods/Services	Computer software for document image processing, namely managing, scanning, imaging, sorting and indexing document images stored in a personal computer, and instruction manuals sold as a unit
US Class	21, 23, 26, 36, 38
First Use	January 25, 1995
Commerce Use	January 25, 1995

Disclaimer	No claim is made to the exclusive right to use “CAPTURE” apart from the mark as shown.
Affidavits	Section 8 accepted and Section 15 acknowledged

Applicant	KOFAX IMAGE PRODUCTS (CALIFORNIA CORPORATION)
3 JENNER STREET IRVINE, CA 92718

Registrant	KOFAX IMAGE PRODUCTS (CALIFORNIA CORPORATION)
3 JENNER STREET IRVINE, CA 92718

Last Owner	KOFAX, INC. (DELAWARE CORPORATION)
16245 LAGUNA CANYON RD. IRVINE, CA 92618

Correspondent	ELENORE NIU
KNOBBE, MARTENS, OLSON & BEAR, LLP 2040 MAIN STREET, FOURTEENTH FLOOR IRVINE CA 92614
Docket No.	KOFA.002T/00

6/20/11	Page 18	KOFAX, INC.

ASSIGNMENTS
Assignee	KOFAX, INC. (DELAWARE CORPORATION) 16245 LAGUNA CANYON RD. IRVINE, CA 92618
Assignor	KOFAX IMAGE PRODUCTS, INC. (DELAWARE CORPORATION)
Correspondent	WILLIAM J. BRUCKER STETINA, BRUNDA, GARRED & BRUCKER 75 ENTERPRISE, SUITE 250 ALISO VIEJO, CA 92656
Reel/Frame	3771/0208
Signed/Ack.	February 28, 2008
Recorded	April 28, 2008
Brief	CHANGE OF NAME

Assignee	DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES (NEW YORK BRANCH OFFICE)
ATTN: A. COLEMAN
75 WALL STREET, 24TH FLOOR
NEW YORK, NY 10005
Assignor	KOFAX IMAGE PRODUCTS, INC. (DELAWARE CORPORATION)
Correspondent	JONES, DAY, REAVIS & POGUE
DAVID RUBIN, ESQ.
599 LEXINGTON AVENUE
NEW YORK, NEW YORK 10022
Reel/Frame	1972/0908
Signed/Ack.	September 10, 1999
Recorded	October 4, 1999
Brief	SECURITY AGREEMENT

Assignee	KOFAX IMAGE PRODUCTS, INC. (DELAWARE CORPORATION)
3 JENNER STREET
IRVINE, CA 92718
Assignor	KOFAX IMAGE PRODUCTS (CALIFORNIA CORPORATION)
Reel/Frame	1476/0538
Signed/Ack.	February 23, 1996
Recorded	March 13, 1996
Brief	ASSIGNS THE ENTIRE INTEREST

History	May 7, 2008	AUTOMATIC UPDATE OF ASSIGNMENT OF OWNERSHIP
	February 3, 2007	REGISTERED AND RENEWED (FIRST RENEWAL - 10 YRS)
	February 3, 2007	REGISTERED - SEC. 8 (10-YR) ACCEPTED/SEC. 9 GRANTED
	February 2, 2007	ASSIGNED TO PARALEGAL
	December 4, 2006	REGISTERED - COMBINED SECTION 8 (10-YR) & SEC. 9 FILED
	December 4, 2006	PAPER RECEIVED
	September 19, 2006	CASE FILE IN TICRS
	November 30, 2005	ATTORNEY REVOKED AND/OR APPOINTED
	November 30, 2005	TEAS REVOKE/APPOINT ATTORNEY RECEIVED
	November 14, 2005	TEAS CHANGE OF CORRESPONDENCE RECEIVED

6/20/11	Page 19	KOFAX, INC.

Fed 9

IMAGECONTROLS

Owner

KOFAX

Owner Link

Fed 1	170 MARKVIEW
Fed 2	170 SYSTEMS
Fed 3	ADRENALINE
Fed 4	ASCENT
Fed 5	ASCENT CAPTURE
Fed 6	ASCENT CAPTURE INTERNET SERVER
Fed 7	CAPIO
Fed 8	IMAGECONTROLS
Fed 10	KOFAX
Fed 11	KOFAX
Fed 12	KOFAX (and Design)
Fed 13	MARKVIEW
Fed 14	VIRTUALRESCAN
Fed 15	VIRTUALRESCAN
Fed 16	VRS VIRTUALRESCAN (and Design)
…	(see Owner Index for full listing)

IMAGECONTROLS

Status	REGISTERED - Renewed
Status Date	September 20, 2005
Register	Supplemental

Serial No.	74-497228
Registration No.	1,909,530

Filed	March 7, 1994
Filing Basis	Section 1(b) - Intent-to-Use
Registered	August 1, 1995
Renewed	August 1, 2005

Int’l Class	9 - Electrical and Scientific Apparatus
Goods/Services	Computer software for manipulating the display of images and instruction manuals, sold as a unit
US Class	38
First Use	June 29, 1994
Commerce Use	June 29, 1994

Affidavits	Section 8 accepted

Applicant	KOFAX IMAGE PRODUCTS (CALIFORNIA CORPORATION) 3 JENNER STREET IRVINE, CA 92718

Registrant	KOFAX IMAGE PRODUCTS (CALIFORNIA CORPORATION) 3 JENNER STREET IRVINE, CA 92718

Last Owner	KOFAX, INC. (DELAWARE CORPORATION) 16245 LAGUNA CANYON RD. IRVINE, CA 92618

Correspondent	ELENORE NIU KNOBBE, MARTENS, OLSON & BEAR, LLP 2040 MAIN STREET, FOURTEENTH FLOOR IRVINE CA 92614
Docket No.	KOFA.002T/00

ASSIGNMENTS
Assignee	KOFAX, INC. (DELAWARE CORPORATION) 16245 LAGUNA CANYON RD. IRVINE, CA 92618
Assignor	KOFAX IMAGE PRODUCTS, INC. (DELAWARE CORPORATION)
Correspondent	WILLIAM J. BRUCKER STETINA, BRUNDA, GARRED & BRUCKER 75 ENTERPRISE, SUITE 250 ALISO VIEJO, CA 92656
Reel/Frame	3771/0208

6/20/11	Page 27	KOFAX, INC.

Signed/Ack.	February 28, 2008
Recorded	April 28, 2008
Brief	CHANGE OF NAME

Assignee	DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES (NEW YORK BRANCH OFFICE)
ATTN: A. COLEMAN
75 WALL STREET, 24TH FLOOR
NEW YORK, NY 10005
Assignor	KOFAX IMAGE PRODUCTS, INC. (DELAWARE CORPORATION)
Correspondent	JONES, DAY, REAVIS & POGUE
DAVID RUBIN, ESQ.
599 LEXINGTON AVENUE
NEW YORK, NEW YORK 10022
Reel/Frame	1972/0908
Signed/Ack.	September 10, 1999
Recorded	October 4, 1999
Brief	SECURITY AGREEMENT

Assignee	KOFAX IMAGE PRODUCTS, INC. (DELAWARE CORPORATION)
3 JENNER STREET
IRVINE, CA 92718
Assignor	KOFAX IMAGE PRODUCTS (CALIFORNIA CORPORATION)
Reel/Frame	1502/0553
Signed/Ack.	February 23, 1996
Recorded	March 13, 1996
Brief	ASSIGNS THE ENTIRE INTEREST
History	May 7, 2008	AUTOMATIC UPDATE OF ASSIGNMENT OF OWNERSHIP
	June 27, 2007	CASE FILE IN TICRS
	November 30, 2005	ATTORNEY REVOKED AND/OR APPOINTED
	November 30, 2005	TEAS REVOKE/APPOINT ATTORNEY RECEIVED
	September 20, 2005	REGISTERED AND RENEWED (FIRST RENEWAL - 10 YRS)
	September 20, 2005	REGISTERED - SEC. 8 (10-YR) ACCEPTED/SEC. 9 GRANTED
	September 16, 2005	ASSIGNED TO PARALEGAL
	August 1, 2005	REGISTERED - COMBINED SECTION 8 (10-YR) & SEC. 9 FILED
	August 1, 2005	PAPER RECEIVED
	September 7, 2001	REGISTERED - SEC. 8 (6-YR) ACCEPTED
	August 3, 2001	REGISTERED - SEC. 8 (6-YR) FILED
	August 1, 1995	REGISTERED-SUPPLEMENTAL REGISTER
	May 17, 1995	APPROVED FOR REGISTRATION SUPPLEMENTAL REGISTER
	May 17, 1995	USE AMENDMENT ACCEPTED
	October 17, 1994	AMENDMENT TO USE PROCESSING COMPLETE
	September 22, 1994	USE AMENDMENT FILED
	August 4, 1994	NON-FINAL ACTION MAILED
	July 20, 1994	ASSIGNED TO EXAMINER

PTO Trademark Document Retrieval

6/20/11	Page 28	KOFAX, INC.

Fed 11

KOFAX

Owner

KOFAX

Owner Link

Fed 1	170 MARKVIEW
Fed 2	170 SYSTEMS
Fed 3	ADRENALINE
Fed 4	ASCENT
Fed 5	ASCENT CAPTURE
Fed 6	ASCENT CAPTURE INTERNET SERVER
Fed 7	CAPIO
Fed 8	IMAGECONTROLS
Fed 9	IMAGECONTROLS
Fed 10	KOFAX
Fed 12	KOFAX (and Design)
Fed 13	MARKVIEW
Fed 14	VIRTUALRESCAN
Fed 15	VIRTUALRESCAN
Fed 16	VRS VIRTUALRESCAN (and Design)
…	(see Owner lndex for full listing)

KOFAX

Status	REGISTERED - Renewed
Status Date	August 11, 2009
Register	Principal

Serial No.	75-777177
Registration No.	2,364,535

Filed	August 16, 1999
Filing Basis	Section 1(a) - Use in Commerce
Published	April 11, 2000
Registered	July 4, 2000
Renewed	July 4, 2010

Int’l Class	9 - Electrical and Scientific Apparatus
Goods/Services	Computer software and hardware for document image processing, namely, managing, scanning, Capturing, manipulating, sorting, indexing, storing, displaying and printing images and textural information stored in a personal computer
US Class	21, 23, 26, 36, 38
First Use	August 13, 1985
Commerce Use	August 13, 1985

Affidavits	Section 8 accepted and Section 15 acknowledged

Applicant	KOFAX IMAGE PRODUCTS, INC. (DELAWARE CORPORATION) 16245 LAGUNA CANYON ROAD IRVINE, CA 92618-3603

Registrant	KOFAX IMAGE PRODUCTS, INC. (DELAWARE CORPORATION) 16245 LAGUNA CANYON ROAD IRVINE, CA 92618-3603

Last Owner	KOFAX, INC. (DELAWARE CORPORATION) 15211 LAGUNA CANYON RD. IRVINE, CA 92618

Correspondent	WILLIAM J. BRUCKER STETINA BRUNDA GARRED & BRUCKER 75 ENTERPRISE, SUITE 250 ALISO VIEJO CA 92656

ASSIGNMENTS
Assignee	KOFAX, INC. (DELAWARE CORPORATION) 16245 LAGUNA CANYON RD. IRVINE, CA 92618
Assignor	KOFAX IMAGE PRODUCTS, INC. (DELAWARE CORPORATION)

6/20/11	Page 32	KOFAX, INC.

Correspondent	WILLIAM J. BRUCKER STETINA, BRUNDA, GARRED & BRUCKER 75 ENTERPRISE, SUITE 250 ALISO VIEJO, CA 92656
Reel/Frame	3771/0208
Signed/Ack.	February 28, 2008
Recorded	April 28, 2008
Brief	CHANGE OF NAME

Assignee	DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES (NEW YORK BRANCH OFFICE) ATTN: A. COLEMAN 75 WALL STREET, 24TH FLOOR NEW YORK, NY 10005
Assignor	KOFAX IMAGE PRODUCTS, INC. (DELAWARE CORPORATION)
Correspondent	JONES, DAY, REAVIS & POGUE DAVID RUBIN, ESQ. 599 LEXINGTON AVENUE NEW YORK, NEW YORK 10022
Reel/Frame	1972/0908
Signed/Ack.	September 10, 1999
Recorded	October 4, 1999
Brief	SECURITY AGREEMENT

History	August 11, 2009	REGISTERED AND RENEWED (FIRST RENEWAL - 10 YRS)
	August 11, 2009	REGISTERED - SEC. 8 (10-YR) ACCEPTED/SEC. 9 GRANTED
	August 3, 2009	ASSIGNED TO PARALEGAL
	July 28, 2009	TEAS SECTION 8 & 9 RECEIVED
	May 7, 2008	AUTOMATIC UPDATE OF ASSIGNMENT OF OWNERSHIP
	October 3, 2006	REGISTERED - SEC. 8 (6-YR) ACCEPTED & SEC. 15 ACK.
	September 19, 2006	ASSIGNED TO PARALEGAL
	July 7, 2006	REGISTERED - SEC. 8 (6-YR) & SEC. 15 FILED
	July 7, 2006	PAPER RECEIVED
	March 17, 2006	CASE FILE IN TICRS
	November 30, 2005	ATTORNEY REVOKED AND/OR APPOINTED
	November 30, 2005	TEAS REVOKE/APPOINT ATTORNEY RECEIVED
	November 14, 2005	TEAS CHANGE OF CORRESPONDENCE RECEIVED
	July 4, 2000	REGISTERED-PRINCIPAL REGISTER
	April 11, 2000	PUBLISHED FOR OPPOSITION
	March 10, 2000	NOTICE OF PUBLICATION
	January 31, 2000	APPROVED FOR PUB - PRINCIPAL REGISTER
	January 14, 2000	ASSIGNED TO EXAMINER

PTO Trademark Document Retrieval

6/20/11	Page 33	KOFAX, INC.

Total Assignments: 3

Patent #:	6370277 Issue Dt: 04/09/2002 Application #: 09206753 Filing Dt: 12/07/1998
Inventors:	ROLAND BORREY, ANTHONY MACCIOLA
Title:	VIRTUAL RESCANNING : A METHOD FOR INTERACTIVE DOCUMENT IMAGE QUALITY ENHANCEMENT

Assignment: 1

Reel/Frame:	010290/0904	Recorded: 10/07/1999	Pages: 56
Conveyance:	SECURITY AGREEMENT
Assignor:	KOFAX IMAGE PRODUCTS, INC.		Exec Dt: 09/10/1999
Assignee:	DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN
ATTN: A. COLEMAN
75 WALL STREET, 24TH FLOOR
NEW YORK, NEW YORK 10005
Correspondent:	JONES, DAY, REAVIS & POGUE
DAVID RUBIN, ESQ.
599 LEXINGTON AVENUE
NEW YORK, NY 10022

Assignment: 2

Reel/Frame:	012394/0654	Recorded: 12/27/2001	Pages: 4
Conveyance:	ASSIGNMENT OF ASSIGNORS INTEREST (SEE DOCUMENT FOR DETAILS).
Assignors:	BORREY, ROLAND		Exec Dt: 11/01/2001
	MACCIOLA, ANTHONY		Exec Dt: 11 /01/2001
Assignee:	KOFAX IMAGE PRODUCTS, INC.
16245 LAGUNA CANYON ROAD IRVINE, CALIFORNIA 92618
Correspondent:	MORLAND C. FISCHER
2030 MAIN STREET
SUITE 1050
IRVINE, CA 92614

Assignment: 3

Reel/Frame:	020753/0370	Recorded: 04/03/2008	Pages: 3
Conveyance:	CHANGE OF NAME (SEE DOCUMENT FOR DETAILS).
Assignor:	KOFAX IMAGE PRODUCTS, INC.		Exec Dt: 02/28/2008
Assignee:	KOFAX, INC.
16245 LAGUNA CANYON ROAD
IRVINE, CALIFORNIA 92618

Kofax, Inc.

3

SCHEDULE 7.02

EXISTING INVESTMENTS

None.

SCHEDULE 7.03

EXISTING INDEBTEDNESS

Part (a):

Agreement for Purchase and Sale of Foreign Currencies, dated as of January 27, 2011, by and between Kofax, Inc. and Silicon Valley Bank.

Part (b):

Debenture, dated December 19, 2000, by Kofax UK Limited in favor of Fortis Bank SA-NV, under which the following remains outstanding as of the Closing Date:

(i) Customs Bond issued to HM Customs & Excise; and

(ii) Guarantee in favor of MBNA in respect of corporate credit cards issued to Kofax UK Limited and its Affiliates.

SCHEDULE 7.08

AFFILIATE TRANSACTIONS

Employment Agreements between Kofax Plc and the following individuals:

Reynolds Bish, CEO and Executive Director

James Arnold Jr., CFO and Executive Director

Alan Kerr, EVP Field Operations

Martyn Christian, Chief Marketing Officer

Anthony Macciola, Chief Technology Officer

Bradford Weller, EVP Legal Affairs, General Counsel, Secretary

Jim Nicol, EVP Products

Lynne Scheid, Vice President of Human Resources

Charles Padgett-Senior Vice President of Acquisition and Integration

Greg Lock, Non-Executive Chairman

Bruce Powell, Non-Executive Director

Chris Conway, Non-Executive Director

Mark Wells, Non-Executive Director

William T Comfort III, Non-Executive Director and Significant Shareholder

Joe Rose, Non-Executive Director

Wade W. Loo, Non-Executive Director

Such additional employment agreements as may be entered into by the Company after the Closing Date, in form and substance substantially similar to the foregoing employment agreements.

SCHEDULE 10.02

ADMINISTRATIVE AGENT’S OFFICE;

CERTAIN ADDRESSES FOR NOTICES

COMPANY

and BORROWERS:

Kofax, Inc.

15211 Laguna Canyon Rd.

Irvine, CA 92618

Attention: Michael Mincieli

Telephone: (949) 783-1269

Telecopier: (949) 754-0024

Electronic Mail: Michael.Mincieli@Kofax.com

Website Address: www.Kofax.com

U.S. Taxpayer Identification Number(s): 33-0114967

Kofax plc

15211 Laguna Canyon Rd.

Irvine, CA 92618

Attention: Michael Mincieli

Telephone: (949) 783-1269

Telecopier: (949) 754-0024

Electronic Mail: Michael.Mincieli@Kofax.com

Website Address: www.Kofax.com

U.S. Taxpayer Identification Number(s): N/A

Kofax Holding AG

Attention: Daniel Geiger

Telephone: 41 41 799 82 73

Telecopier:

Electronic Mail: Daniel.Geiger@kofax.com

Website Address: www.Kofax.com

U.S. Taxpayer Identification Number(s): N/A

ADMINISTRATIVE AGENT:

Lan Pham

Bank of America, N.A.

600 Anton Blvd., Suite #150

Costa Mesa, CA 92626

Telephone: (714) 327-4540

Fax : (415) 796-6084

Electronic Mail: Lan.Pham@baml.com

US FUNDING

Primary Credit Contact:	Karen Polak / Jeff Schwartz

Address:	Mail Code: CA6-600-01-18
600 Anton Blvd., Suite #150
Costa Mesa, CA 92626

Telephone:	714-327-4542 / 4528
Fax:	714-327-4502
Email:	karen.polak@baml.com
jeff.schwartz@baml.com

Loan Administration / Operations

Name:	Petra G. Rubio
Loan Services
Address:	Bank of America
2001 Clayton Rd.
Concord, CA 94520-2405
Telephone:	925-675-8062
Fax:	888-969-9237
Email:	petra.rubio@baml.com

USD

Bank Name:	Bank of America, N.A
Address:	New York, NY
ABA#:	026009593
Acct Name:	Concord FTA
Acct No:	3750836479
Attn:	Credit Services West
Reference:	Kofax Inc

Bank Payment Instructions

GBP

Bank Name:	Bank of America, N.A., London
Address:	London, England
SWIFT:	BOFAGB22
Acct No:	65280027
IBAN No:	GB58 BOFA 1650 5065 2800 27
Attn:	Credit Services West
Reference:	Kofax Inc

EUR

Bank Name:	Bank of America, N.A., London
Address:	London, England
SWIFT:	BOFAGB22
Acct No:	65280019
IBAN No:	GB80 BOFA 1650 5065 2800 19
Attn:	Credit Services West
Reference:	Kofax Inc

CHF

Bank Name:	Bank of America, Geneva
Address:	Geneva, Switzerland
SWIFT:	BOFACH2X
Acct No:	601490661012
IBAN No:	CH60 0872 6000 0906 6101 2
Attn:	Credit Services West
Reference:	Kofax Inc

INTERNATIONAL FUNDING

Primary Credit Contact:	Fiona Gee / Laura Rosenthal
US Multinationals Credit
Address:	5 Canada Square
London, E14 5AQ
United Kingdom
Telephone:	+44 207 996 0462 / 0483
Fax:	+44 207 174 6436
Email:	fiona.gee@baml.com
laura.rosenthal@baml.com

Loan Administration / Operations

Name:	Adi Khambata
Loan Services
Address:	26 Elmfield Road
Bromley, BR1 1QA
United Kingdom
Telephone:	+44 208 695 3389
Fax:	+44 208 313 2140
Email:	emealoanservicebromley@bankofamerica.com

Bank Payment Instructions

GBP

Bank Name:	Bank of America, N.A., London
Address:	5 Canada Square, London, E14 5AQ, United Kingdom
SWIFT:	BOFAGB22
Acct Name:	Loan Service
Sort Code:	16-50-50
Acct No:	34915069
Attn:	Loan Service / 047 / Kofax

Bank Payment Instructions

EUR

Bank Name:	Bank of America, N.A., London
Address:	5 Canada Square, London, E14 5AQ, United Kingdom
SWIFT:	BOFAGB22
Acct Name:	Loan Service
Acct No:	34915051
Attn:	Loan Service / 047 / Kofax

Bank Payment Instructions

USD

Bank Name:	Bank of America, N.A., New York
Address:	335 Madison Avenue, New York, NY 10017, USA
SWIFT:	BOFAUS3N
Acct Name:	Bank of America, N.A., London
SWIFT:	BOFAGB22
Acct No:	34915043
Attn:	Loan Service / 047 /Kofax

Bank Payment Instructions

CHF

Pay:	Bank of America N.A.
2 King Edward Street
London EC1A 1HQ

SWIFT:	BOFAGB22
For Credit To:
Account Number:

Cover at:	Bank of America N.A.
40 Rue du Marche
CH 1204 Geneva 3
Switzerland

SWIFT:	BOFAGB3SSWI

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date:                     ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of                     , 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Kofax plc, a public limited company incorporated in England and Wales (the “Parent”), Kofax, Inc., a Delaware corporation (the “Company”), Kofax Holdings AG, a company limited by shares incorporated under the laws of Switzerland (“Kofax Switzerland” and, together with the Company and the Parent, the “Borrowers” and, each a “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

The undersigned hereby requests (select one):

☐  A Borrowing of Committed Loans         ☐  A conversion or continuation of Loans

1.	On (a Business Day).

2.	In the amount of $ .

3.	Comprised of .
[Type	of Committed Loan requested]

4.	Denominated in .
[Currency	of Committed Loan requested]

5.	For Eurodollar Rate Loans: with an Interest Period of months.

The Committed Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement.

[KOFAX PLC][KOFAX, INC.][KOFAX HOLDINGS AG]

By:
Name:
Title:

Form of Committed Loan Notice

EXHIBIT C

FORM OF NOTE

FOR VALUE RECEIVED, the undersigned ([the “Company”][the “Parent”][“Kofax Switzerland”]), hereby promises to pay to                      or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of $             (            ) Dollars, or such lesser amount equal to the principal amount of the Loans from time to time made by the Lender to [the Company][the Parent][Kofax Switzerland] under that certain Credit Agreement, dated as of                     , 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrowers, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent and L/C Issuer.

[The Company][The Parent][Kofax Switzerland] promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and of the other Loan Documents and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

[The Company][The Parent][Kofax Switzerland], for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

Form of Note

C-1

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[KOFAX PLC][KOFAX, INC.][KOFAX HOLDINGS AG]

By:
Name:
Title:

Form of Note

C-2

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Form of Note

C-3

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                            ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of [                    , 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Kofax plc, a public limited company incorporated in England and Wales (the “Parent”), Kofax, Inc., a Delaware corporation (the “Company”), Kofax Holdings AG, a company limited by shares incorporated under the laws of Switzerland (“Kofax Switzerland” and, together with the Company and the Parent, the “Borrowers” and, each a “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                          of the Parent, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Parent, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. The Parent has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Parent ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. The Parent has delivered the unaudited financial statements required by Section 6.01[(b)][(c)] of the Agreement for the fiscal quarter of the Parent ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Parent and its Subsidiaries in accordance with IFRS as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrowers during the accounting period covered by such financial statements.

3. A review of the activities of the Borrowers during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period each Borrower performed and observed all its Obligations under the Loan Documents, and

Form of Compliance Certificate

[select one:]

[to the best knowledge of the undersigned, during such fiscal period each Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

–or–

[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The representations and warranties of the Borrowers contained in Article V of the Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5. The financial covenant analyses and information set forth on Schedules 1 and 2 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of                     ,         .

KOFAX PLC

By:
Name:
Title:

Form of Compliance Certificate

For the Quarter/Year ended                      (“Statement Date”)

SCHEDULE 1

($ in 000’s)

I.	Section 7.11 – Minimum EBITDA.

	A.	Consolidated EBITDA of Parent and its Subsidiaries for four consecutive fiscal quarters ending on Statement Date (“Subject Period”):

		1.	Consolidated Net Income of Parent and its Subsidiaries for Subject Period:	$

		2.	To the extent deducted in calculating such Consolidated Net Income, Consolidated Interest Charges for Subject Period:	$

		3.	To the extent deducted in calculating such Consolidated Net Income, provision for Federal, state, local and foreign income taxes for Subject Period:	$

		4.	To the extent deducted in calculating such Consolidated Net Income, depreciation expenses for Subject Period:	$

		5.	To the extent deducted in calculating such Consolidated Net Income, amortization expenses for Subject Period:	$

		6.	To the extent deducted in calculating such Consolidated Net Income, other non-recurring expenses in Subject Period or any future period:	$

		7.	To the extent deducted in calculating such Consolidated Net Income, losses from discontinued operations for Subject Period:	$

		8.	To the extent deducted in calculating such Consolidated Net Income, all non-cash charges, expenses or losses for Subject Period:	$

		9.	To the extent deducted in calculating such Consolidated Net Income, severance, retention bonuses or other similar one-time compensation payments made to officers or employees for Subject Period:	$

10.

To the extent deducted in calculating such Consolidated Net Income, fees, costs and expenses incurred in connection with the transactions contemplated by, or due pursuant to, the Agreement and the other Loan Documents for Subject Period:

$

Form of Compliance Certificate

11.

To the extent deducted in calculating such Consolidated Net Income, fees, costs and expenses incurred in connection with any Investment, issuance of Equity Interests, Disposition of assets or Permitted Acquisition, in each case, whether or not consummated and to the extent not prohibited by the Agreement or the other Loan Documents for Subject Period:

$

12.

To the extent deducted in calculating such Consolidated Net Income, amounts paid by any Loan Party to or for the benefit of a seller in connection with a Permitted Acquisition constituting purchase price adjustments (including pertaining to working capital, balance sheet items, revenues, income and other financial or operational metrics) for Subject Period:

$

	13.	To the extent included in calculating such Consolidated Net Income, any gains from discontinued operations for Subject Period:	$

	14.	To the extent included in calculating such Consolidated Net Income, all non-cash items increasing Consolidated Net Income for Subject Period:	$

	15.	Consolidated EBITDA of Parent and its Subsidiaries (Lines I.A.1 + 2 + 3 + 4 + 5 + 6 + 7 + 8 + 9 + 10 + 11+ 12 – 13 – 14):	$

B.	Minimum Consolidated EBITDA of Parent and its Subsidiaries for Subject Period:

	1.	50% of all Acquired EBITDA[1] during Subject Period:

	2.	Aggregate Commitment Amount as in effect on the Statement Date:	$

	3.	Minimum Consolidated EBITDA ($30,000 + lesser of Line I.B.1 and Line I.B.2):	$

C.	Consolidated EBITDA of Kofax Holdings and its Subsidiaries for Subject Period:

	1.	Consolidated Net Income of Kofax Holdings and its Subsidiaries for Subject Period:	$

	2.	To the extent deducted in calculating such Consolidated Net Income, Consolidated Interest Charges for Subject Period:	$

[1]	See Section IV below.

Form of Compliance Certificate

3.	To the extent deducted in calculating such Consolidated Net Income, provision for Federal, state, local and foreign income taxes for Subject Period:	$

4.	To the extent deducted in calculating such Consolidated Net Income, depreciation expenses for Subject Period:	$

5.	To the extent deducted in calculating such Consolidated Net Income, amortization expenses for Subject Period:	$

6.	To the extent deducted in calculating such Consolidated Net Income, other non-recurring expenses in Subject Period or any future period:	$

7.	To the extent deducted in calculating such Consolidated Net Income, losses from discontinued operations for Subject Period:	$

8.	To the extent deducted in calculating such Consolidated Net Income, all non-cash charges, expenses or losses for Subject Period:	$

9.	To the extent deducted in calculating such Consolidated Net Income, severance, retention bonuses or other similar one-time compensation payments made to officers or employees for Subject Period:	$

10.

To the extent deducted in calculating such Consolidated Net Income, fees, costs and expenses incurred by Company and its Subsidiaries in connection with the transactions contemplated by, or due pursuant to, the Agreement and the other Loan Documents for Subject Period:

$

11.

To the extent deducted in calculating such Consolidated Net Income, fees, costs and expenses incurred by Company or its Subsidiaries in connection with any Investment, issuance of Equity Interests, Disposition of assets or Permitted Acquisition, in each case, whether or not consummated and to the extent not prohibited by the Agreement or the other Loan Documents for Subject Period:

$

12.

To the extent deducted in calculating such Consolidated Net Income, amounts paid by Company or its Subsidiaries (to the extent any such Person is a Loan Party) to or for the benefit of a seller in connection with a Permitted Acquisition constituting purchase price adjustments (including pertaining to working capital, balance sheet items, revenues, income and other financial or operational metrics) for Subject Period:

$

Form of Compliance Certificate

		13.	To the extent included in calculating such Consolidated Net Income, any gains from discontinued operations for Subject Period:	$

		14.	To the extent included in calculating such Consolidated Net Income, all non-cash items increasing Consolidated Net Income for Subject Period:	$

		15.	Consolidated EBITDA of Parent and its Subsidiaries (Lines I.B.1 + 2 + 3 + 4 + 5 + 6 + 7 + 8 + 9 + 10 + 11+ 12 – 13 – 14):	$

	D.	Minimum Consolidated EBITDA of Kofax Holdings and its Subsidiaries for Subject Period:

		1.	50% of the Acquired EBITDA that is attributable to the United States business operations of any acquired Domestic Subsidiary during such Test Period during Subject Period:	$

		2.	50% of Aggregate Commitment Amount as in effect on the Statement Date:	$

		3.	Minimum Consolidated EBITDA ($15,000 + lesser of Line I.D.1 and Line I.D.2):	$

II.	Section 7.12 – Minimum Liquidity.

	A.	Unencumbered Liquid Assets of the Parent and its Subsidiaries as of Statement Date:		$

		Minimum Required:			$25,000

	A.	Unencumbered Liquid Assets of Kofax Holdings and its Domestic Subsidiaries as of Statement Date:		$

		Minimum Required:			$12,500

III.	Section 7.13 – Consolidated Leverage Ratio.

	A.	Consolidated Funded Indebtedness at Statement Date:		$

	B.	Consolidated EBITDA for Subject Period (Line I.A.15 above):		$

Form of Compliance Certificate

	C.	Consolidated Leverage Ratio (Line III.A ÷ Line III.B):			to 1

		[Maximum permitted:			1.50 to 1	][2]

IV.	Acquired EBITDA.

	A.	Consolidated EBITDA of [3] (the “Acquired Person 1”) for Subject Period):

		1.	Consolidated Net Income of Acquired Person 1 and its Subsidiaries for Subject Period:	$

		2.	To the extent deducted in calculating such Consolidated Net Income, Consolidated Interest Charges for Subject Period:	$

		3.	To the extent deducted in calculating such Consolidated Net Income, provision for Federal, state, local and foreign income taxes for Subject Period:	$

		4.	To the extent deducted in calculating such Consolidated Net Income, depreciation expenses for Subject Period:	$

		5.	To the extent deducted in calculating such Consolidated Net Income, amortization expenses for Subject Period:	$

		6.	To the extent deducted in calculating such Consolidated Net Income, other non-recurring expenses in Subject Period or any future period:	$

		7.	To the extent deducted in calculating such Consolidated Net Income, losses from discontinued operations for Subject Period:	$

		8.	To the extent deducted in calculating such Consolidated Net Income, all non-cash charges, expenses or losses for Subject Period:	$

		9.	To the extent deducted in calculating such Consolidated Net Income, severance, retention bonuses or other similar one-time compensation payments made to officers or employees for Subject Period:	$

[2]

Maximum applicable commencing at the end of the fiscal quarter during which the Commitments shall have been increased pursuant to Section 2.13 of the Credit Agreement (but Consolidated Leverage Ratio shall be calculated in each Compliance Certificate).

[3]

Insert name of any Person acquired by any Loan Party during Subject Period pursuant to a Permitted Acquisition. Calculation is subject to consent, verification and ultimate determination by Administrative Agent. Repeat this Section IV.A for any such additional Persons acquired during Subject Period; aggregate Acquired EBITDA for Subject Period to equal the sum of Line 14 from each lettered subsection of this Section IV.

Form of Compliance Certificate

10.

To the extent deducted in calculating such Consolidated Net Income, fees, costs and expenses incurred by Acquired Person 1 and its Subsidiaries in connection with the transactions contemplated by, or due pursuant to, the Agreement and the other Loan Documents for Subject Period:

$

11.

To the extent deducted in calculating such Consolidated Net Income, fees, costs and expenses incurred by Acquired Person 1 and its Subsidiaries in connection with any Investment, issuance of Equity Interests, Disposition of assets or Permitted Acquisition, in each case, whether or not consummated and to the extent not prohibited by the Agreement or the other Loan Documents for Subject Period:

$

12.

To the extent deducted in calculating such Consolidated Net Income, amounts paid by Acquired Person 1 and its Subsidiaries (to the extent any such Person is a Loan Party) to or for the benefit of a seller in connection with a Permitted Acquisition constituting purchase price adjustments (including pertaining to working capital, balance sheet items, revenues, income and other financial or operational metrics) for Subject Period:

$

13.	To the extent included in calculating such Consolidated Net Income, any gains from discontinued operations for Subject Period:	$

14.	To the extent included in calculating such Consolidated Net Income, all non-cash items increasing Consolidated Net Income for Subject Period:	$

15.	Consolidated EBITDA of Acquired Person 1 and its Subsidiaries (Lines I.A.1 + 2 + 3 + 4 + 5 + 6 + 7 + 8 + 9 + 10 + 11+ 12 – 13 – 14):	$

Form of Compliance Certificate

EXHIBIT E-1

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]4 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]5 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]6 hereunder are several and not joint.]7 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the Credit Agreement (including, without limitation, any Letters of Credit) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

[4]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[5]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[6]	Select as appropriate.
[7]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

Form of Assignment and Assumption

E-1 - 1

1. Assignor[s]:

2. Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrowers: Kofax plc, Kofax, Inc. and Kofax Holdings AG (collectively, the “Borrowers”)

4.	Administrative Agent: Bank of America, N.A. (“Bank of America”), as the administrative agent under the Credit Agreement (in such capacity, the “Administrative Agent”)

5.	Credit Agreement: Credit Agreement, dated as of , 2011, among the Borrowers, the Lenders from time to time party thereto, the Administrative Agent and Bank of America, as L/C Issuer

6.	Assigned Interest[s]:

Assignor[s][8]	Assignee[s][9]	Aggregate Amount of Commitment/ Loans for all Lenders[10]	Amount of Commitment /Loans Assigned	Percentage Assigned of Commitment/ Loans[11]		CUSIP Number

		$	$		%
		$	$		%
		$	$		%

[7.	Trade Date: ][12]

[8]	List each Assignor, as appropriate.
[9]	List each Assignee, as appropriate.
[10]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[11]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[12]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Form of Assignment and Assumption

E-1 - 2

Effective Date:                     , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and][13] Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By:
Title:

[Consented to and Accepted:

BANK OF AMERICA, N.A., as
L/C Issuer

By:
Title: ][14]

[Consented to:

KOFAX, INC., as the Company

By:
Title: ][15]

[13]	To be included only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[14]	To be included only if the consent of the L/C Issuer is required by the terms of the Credit Agreement.
[15]	To be included only if the consent of the Company is required by the terms of the Credit Agreement.

Form of Assignment and Assumption

E-1 - 3

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.05 or 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed

Form of Assignment and Assumption

E-1 - 4

by [the][such] Assignee and (viii) it can lend in each Alternative Currency and fund directly into the United Kingdom and Switzerland; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Form of Assignment and Assumption

E-1 - 5

EXHIBIT E-2

FORM OF ADMINISTRATIVE QUESTIONNAIRE

See attached.

Form of Administrative Questionnaire

E-2 - 1

ADMINISTRATIVE DETAILS REPLY FORM - MULTICURRENCY

CONFIDENTIAL

FAX ALONG WITH COMMITMENT LETTER TO:

FAX #

I. Borrower Name:

$	Type of Credit Facility

II. Legal Name of Lender of Record for Signature Page:

• Signing Credit Agreement	YES NO
• Coming in via Assignment	YES NO

III. Type of Lender:

(Bank, Asset Manager, Broker/Dealer, CLO/CDO, Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle, Other – please specify)

IV. Domestic Address:	V. Eurodollar Address:

VI. Contact Information:

Syndicate level information (which may contain material non-public information about the Borrower and its related parties or their respective securities will be made available to the Credit Contact(s). The Credit Contacts identified must be able to receive such information in accordance with his/her institution’s compliance procedures and applicable laws, including Federal and State securities laws.

	Credit Contact	Primary Operations Contact	Secondary Operations Contact

Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

IntraLinks E Mail Address:

Does Secondary Operations Contact need copy of notices?            YES            NO

1	12/2007

ADMINISTRATIVE DETAILS REPLY FORM - MULTICURRENCY

CONFIDENTIAL

	Letter of Credit Contact	Draft Documentation Contact	Legal Counsel

Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

PLEASE CHECK IF YOU CAN FUND IN THE CURRENCIES REQUIRED FOR THIS TRANSACTION LISTED BELOW:

US DOLLAR

VII. Lender’s SWIFT Payment Instructions for [Foreign Currency]:

Pay to:

(Bank Name)

(SWIFT)	(Country)

(Account #)	(Account Name)

(FFC Account #)	(FFC Account Name)

(Attention)

VII. Lender’s SWIFT Payment Instructions for [Foreign Currency]:

Pay to:

(Bank Name)

(SWIFT)	(Country)

(Account #)	(Account Name)

(FFC Account #)	(FFC Account Name)

(Attention)

2	12/2007

ADMINISTRATIVE DETAILS REPLY FORM - MULTICURRENCY

CONFIDENTIAL

VII. Lender’s SWIFT Payment Instructions for [Foreign Currency]:

Pay to:

(Bank Name)

(SWIFT)	(Country)

(Account #)	(Account Name)

(FFC Account #)	(FFC Account Name)

(Attention)

VII. Lender’s SWIFT Payment Instructions for [Foreign Currency]:

Pay to:

(Bank Name)

(SWIFT)	(Country)

(Account #)	(Account Name)

(FFC Account #)	(FFC Account Name)

(Attention)

VIII. Lender’s Standby Letter of Credit, Commercial Letter of Credit, and Bankers’ Acceptance Fed Wire Payment Instructions (if applicable):

Pay to:

(Bank Name)

(ABA #)

(Account #)

(Attention)

IX. Lender’s Fed Wire Payment Instructions:

Pay to:

(Bank Name)

(ABA#)	(City/State)

(Account #)	(Account Name)

(Attention)

3	12/2007

ADMINISTRATIVE DETAILS REPLY FORM - MULTICURRENCY

CONFIDENTIAL

X. Organizational Structure and Tax Status

Please refer to the enclosed withholding tax instructions below and then complete this section accordingly:

Lender Taxpayer Identification Number (TIN):                                -

Tax Withholding Form Delivered to Bank of America*:

             W-9

             W-8BEN

             W-8ECI

             W-8EXP

             W-8IMY

Tax Contact

Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

NON–U.S. LENDER INSTITUTIONS

1. Corporations:

If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

A U.S. taxpayer identification number is required for any institution submitting a Form W-8 ECI. It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.

4	12/2007

ADMINISTRATIVE DETAILS REPLY FORM - MULTICURRENCY

CONFIDENTIAL

2. Flow-Through Entities

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we require an original form W-9.

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned on or prior to the date on which your institution becomes a lender under this Credit Agreement. Failure to provide the proper tax form when requested will subject your institution to U.S. tax withholding.

*	Additional guidance and instructions as to where to submit this documentation can be found at this link:

XI. Bank of America Payment Instructions:

Pay to:	Bank of America, N.A.
ABA # 026009593
New York, NY
Acct. #
Attn:
Ref:

5	12/2007

EXHIBIT F-1

FORM OF COMPANY GUARANTY

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of credit and/or financial accommodation heretofore or hereafter from time to time made or granted to Kofax plc, a public limited company incorporated in England and Wales (the “Parent”) and Kofax Holding AG, a company limited by shares incorporated under the laws of Switzerland (“Kofax Switzerland”) by the Lenders under the Credit Agreement (as hereinafter defined), KOFAX, INC., a Delaware corporation (the “Company”, and, together with the Parent and Kofax Switzerland, the “Borrowers” and, each a “Borrower”), as the undersigned Guarantor (in such capacity, the “Guarantor”) hereby furnishes its guaranty (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, this “Guaranty”) of the Guaranteed Obligations (as hereinafter defined) on the      day of         , 2011 to the Administrative Agent (as hereinafter defined) on behalf of itself, each Lender, the L/C Issuer, each Cash Management Bank and each Hedge Bank (collectively, the “Secured Parties”). Reference is made to that certain Credit Agreement, dated as of even date herewith (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” capitalized terms defined therein being used herein as therein defined), among the Borrowers, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and L/C Issuer.

1. Guaranty. The Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of all Obligations of the Parent and of Kofax Switzerland (collectively the “Guaranteed Obligations”). The accounts or records maintained by the Administrative Agent and each other Secured Party shall be conclusive absent manifest error of the amount of the Guaranteed Obligations. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Guarantor hereunder to pay any amount owing with respect to the Guaranteed Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantor under this Guaranty, other than, in each case, (i) a defense of payment or performance in full of the Obligations (other than contingent indemnification or expense reimbursement obligations for which no claim has been made) or (ii) any defense arising as a direct result of any action or inaction on the part of the Administrative Agent or any Lender constituting gross negligence or willful misconduct, and the Guarantor hereby irrevocably waives to the extent permitted by applicable Law, any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing (except as set forth in clause (i) or clause (ii) above).

2. No Setoff or Deductions; Taxes; Payments. The Guarantor represents and warrants that it is organized under the laws of the State of Delaware. The Guarantor shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any Taxes unless the Guarantor is compelled by law to make such deduction or withholding. If any such obligation (other than one arising with respect to Excluded Taxes) is imposed upon the Guarantor with respect to any amount payable by it hereunder, the Guarantor will pay to the Administrative Agent for the account of each other Secured Party (or in the case of obligations arising under any Secured Cash Management Agreement or Secured Hedge Agreement, to the applicable Cash Management Bank or Hedge Bank), on the date on which such amount is due and payable hereunder, such additional amount in the applicable currency as shall be reasonably necessary to enable each such Secured Party to receive the same net amount which such Secured Party would have received on such due date had no such obligation been imposed upon the Guarantor. The Guarantor will deliver promptly to Administrative Agent (or in the case of obligations arising under any Secured Cash Management Agreement or Secured Hedge Agreement, to the applicable Cash Management Bank or Hedge Bank) certificates or other valid vouchers for all Taxes or other charges deducted from or paid with respect to payments made by the Guarantor hereunder. The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations (other than contingent indemnification or expense reimbursement obligations for which no claim has been made) and termination of this Guaranty. The obligations hereunder shall not be affected by any acts of any Governmental Authority affecting any Borrower or the Guarantor, including but not limited to any restrictions on the conversion of currency or repatriation or control of funds or any total or partial expropriation of any Borrower’s property other than any such act that has the effect of rendering the obligations hereunder or the performance thereof by the Guarantor illegal or would cause the Guarantor, any Borrower or any other guarantor of any of the Guaranteed Obligations to violate or be unable to comply with any provision of any other Loan Document. All payments hereunder shall be made to the Administrative Agent, for the account of the respective Secured Parties to which such payment is owed, in the applicable currency at the applicable Administrative Agent’s Office and in accordance with the terms of the Credit Agreement (or in the case of obligations arising under any Secured Cash Management Agreement or Secured Hedge Agreement other than following the occurrence of an Event of Default (in which case, Section 8.03 of the Credit Agreement shall control), to the applicable Cash Management Bank or Hedge Bank as specified in the applicable Secured Cash Management Agreement or Secured Hedge Agreement).

3. Rights of Lender. The Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof, but, in each case, subject to the terms of the Credit Agreement: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as the Secured Parties may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations.

4. Certain Waivers. To the extent permitted by applicable Laws, the Guarantor waives (a) any defense arising by reason of any disability or other similar defense of any Borrower or any other guarantor, or the cessation from any cause whatsoever of the liability of any Borrower; (b) any defense based on any claim that the Guarantor’s obligations exceed or are more burdensome than those of any Borrower; (c) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder; (d) any right to require any Secured Party to proceed against any Borrower, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in the Secured Parties’ power whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by the Secured Parties; and (f) any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties, in each case, other than (i) a defense of payment or performance in full of the Obligations (other than contingent indemnification or expense reimbursement obligations for which no claim has been made) or (ii) any defense arising as a result of any action or inaction on the part of the Administrative Agent or any Lender constituting gross negligence or willful misconduct.

Company Guaranty

Subject to the immediately preceding paragraph and to the extent permitted by applicable Laws, the Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.

For purposes of this paragraph only, references to the “principal” include each of the Parent and Kofax Switzerland and references to the “creditor” include each Secured Party. In accordance with Section 2856 of the California Civil Code, the Guarantor waives all rights and defenses (i) available to the Guarantor by reason of Sections 2787 through 2855, 2899, and 3433 of the California Civil Code, including all rights or defenses the Guarantor may have by reason of protection afforded to the principal with respect to any of the Guaranteed Obligations, or to any other guarantor of any of the Guaranteed Obligations with respect to any of such guarantor’s obligations under its guarantee, in either case in accordance with the antideficiency or other laws of the State of California limiting or discharging the principal’s Indebtedness or such other guarantor’s obligations, including Sections 580a, 580b, 580d and 726 of the California Code of Civil Procedure; and (ii) arising out of an election of remedies by the creditor, even though such election, such as a nonjudicial foreclosure with respect to security for any Guaranteed Obligation (or any obligation of any other guarantor of any of the Guaranteed Obligations), has destroyed the Guarantor’s right of subrogation and reimbursement against the principal (or such other guarantor) by the operation of Section 580d of the California Code of Civil Procedure or otherwise. No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this paragraph. As provided below, this Agreement shall be governed by, and shall be construed and enforced in accordance with the laws of the State of New York. This paragraph is included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or to any of the Guaranteed Obligations.

5. Obligations Independent. The obligations of the Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations of any other guarantor, and a separate action may be brought against the Guarantor to enforce this Guaranty whether or not any Borrower or any other Person is joined as a party.

6. Subrogation. The Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under Section 10 of this Guaranty (other than contingent indemnification or expense reimbursement obligations for which no claim has been made) have been paid and performed in full and any commitments of the Lenders or other Secured Parties with respect to the Guaranteed Obligations are terminated. If any amounts are paid to the Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent for application to the Guaranteed Obligations, whether matured or unmatured.

7. Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under Section 10 of this Guaranty (other than contingent indemnification or expense reimbursement obligations for which no claim has been made) are paid in full in cash and any commitments of the Lenders or other Secured Parties with respect to the Guaranteed Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any Borrower or the Guarantor or any other guarantor of any Guaranteed Obligations is made, or any Secured Party

Company Guaranty

exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any Secured Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not any Lender is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Guarantor under this paragraph shall survive termination of this Guaranty.

8. Subordination. During the continuance of any Triggering Event of Default, the Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrowers owing to the Guarantor and evidenced by an intercompany note in accordance with Section 7.03 of the Credit Agreement, whether now existing or hereafter arising, including but not limited to any obligation of the Borrowers to the Guarantor as subrogee of the Secured Parties or resulting from the Guarantor’s performance under this Guaranty, to the payment in full in cash of all Guaranteed Obligations (other than contingent indemnification or expense reimbursement obligations for which no claim has been made). If the Secured Parties so request after the occurrence of and during the continuance of a Triggering Event of Default, any amounts received by the Guarantor in contravention of the foregoing shall be held by the Guarantor as trustee for the Secured Parties and shall be paid over to the Secured Parties on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of the Guarantor under this Guaranty.

9. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against the Guarantor, any Borrower or any other guarantor of any Guaranteed Obligations under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantor immediately upon demand by the Secured Parties.

10. Expenses. The Guarantor shall pay on demand all reasonable and documented out-of-pocket expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses), other than any such expense relating to Excluded Taxes, incurred by the Administrative Agent in any way relating to the enforcement or protection of the Secured Parties’ rights under this Guaranty or in respect of the Guaranteed Obligations, including any incurred during any “workout” or restructuring in respect of the Guaranteed Obligations and any incurred in the preservation, protection or enforcement of any rights of any Lender in any proceeding any Debtor Relief Laws, but without duplication of any expenses paid by the Borrowers or any other guarantor pursuant to the Loan Agreement or any other Loan Document. The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

11. Miscellaneous. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the Administrative Agent and the Guarantor. No failure by the Secured Parties to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. Unless otherwise agreed by the Administrative Agent and the Guarantor in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by the Guarantor for the benefit of the Secured Parties or any term or provision thereof.

Company Guaranty

12. Condition of Borrowers. The Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from each Borrower and any other guarantor of any Guaranteed Obligations such information concerning the financial condition, business and operations of such Borrower and any such other guarantor as the Guarantor requires, and that the Secured Parties have no duty, and the Guarantor is not relying on the Secured Parties at any time, to disclose to the Guarantor any information relating to the business, operations or financial condition of any Borrower or any other guarantor of any Guaranteed Obligations (the Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

13. Setoff. If and to the extent any payment on account of the Guaranteed Obligations is then due hereunder and an Event of Default has occurred and is continuing, the Secured Parties may setoff and charge from time to time any amount so due against any or all of the Guarantor’s accounts or deposits with each such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Guaranty and although such obligations may be unmatured. Each Secured Party agrees to promptly notify the Guarantor after any exercise of such setoff right, provided that the failure to give such notice shall not affect the validity of such setoff.

14. Representations and Warranties. The Guarantor represents and warrants that (a) it is duly organized and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to execute, deliver and perform this Guaranty, and all necessary corporate authority has been obtained; (b) this Guaranty constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability; (c) the execution, delivery and performance of this Guaranty does not and will not violate the provisions of any applicable Law, and does not and will not result in the breach of, or constitute a default or require any consent under, any Contractual Obligation to which it is a party or by which it or any of its property may be bound; and (d) all consents, approvals, licenses and authorizations of, and filings and registrations with, any Governmental Authority required under applicable Law for the making and performance of this Guaranty have been obtained or made and are in full force and effect other than those that are required in connection with the exercise of remedies hereunder by any Secured Party.

15. Indemnification and Survival. Without limitation on any other obligations of the Guarantor or remedies of the Secured Parties under this Guaranty, the Guarantor shall, to the fullest extent permitted by Law, indemnify, defend and save and hold harmless the Secured Parties, and each Related Party of any of the Secured Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or the Guarantor or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Guaranty, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Guaranty and the other Loan Documents (including in respect of any matters addressed in Section 2) or (y) in the case of the Hedge Banks and Cash Management Banks and their respective Related Parties only, the administration of the Secured Hedge Agreement and Secured Cash Management Agreements to which they are a party, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of

Company Guaranty

Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by any Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) are with respect to any Excluded Taxes. The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and the termination of this Guaranty.

16. GOVERNING LAW; Assignment; Jurisdiction; Notices. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Guaranty shall (a) bind the Guarantor and its successors and assigns, provided that the Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent (and any attempted assignment without such consent shall be void), and (b) inure to the benefit of the Secured Parties and their respective successors and assigns and any Secured Party may, without notice to the Guarantor and without affecting the Guarantor’s obligations hereunder, assign, sell or grant participations in the Guaranteed Obligations and this Guaranty, in whole or in part, in accordance with the Credit Agreement. The Guarantor hereby irrevocably submits to the non exclusive jurisdiction of the Courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any other Loan Document for recognition or enforcement of any judgment, and the Guarantor irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such federal court. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Guaranty shall affect any right that the Administrative Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document against the Guarantor or its properties in the courts of any jurisdiction. The Guarantor hereby waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Guaranty or any other Loan Document in any court referred to above and the Guarantor hereby waives any defense asserting an inconvenient forum in connection therewith. Service of process in connection with such action or proceeding shall be made in the manner provided for notices below. The Guarantor agrees that the Secured Parties may disclose to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations of all or part of the Guaranteed Obligations any and all information in any such Secured Party’s possession concerning the Guarantor, this Guaranty and any security for this Guaranty in accordance with Section 10.07 of the Credit Agreement and only to the extent that such assignment or participation is permitted pursuant to Section 10.06 of the Credit Agreement. All notices and other communications (including any service of process) to the Guarantor under this Guaranty shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier to the Guarantor at its address set forth below or at such other address in the United States as may be specified by the Guarantor in a written notice delivered to the Administrative Agent at the Administrative Agent’s Office.

Company Guaranty

17. WAIVER OF JURY TRIAL; FINAL AGREEMENT. EACH OF THE GUARANTOR AND THE ADMINISTRATIVE AGENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY OR THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

18. Severability. Wherever possible, each provision of this Guaranty will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty is prohibited by or invalid under such law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty. Consistent with the foregoing, and notwithstanding any other provision of this Guaranty to the contrary, in the event that any action or proceeding is brought in whatever form and in whatever forum seeking to invalidate the Guarantor’s obligations under this Guaranty under any fraudulent conveyance, fraudulent transfer theory, or similar avoidance theory, whether under state or federal law, the Guarantor, automatically and without any further action being required of the Guarantor or any Secured Party, shall be liable under this Guaranty only for an amount equal to the maximum amount of liability that can be incurred under applicable law by the Guarantor without rendering the obligations of the Guarantor under this Guaranty voidable under applicable law relating to fraudulent conveyance, fraudulent transfer, or any other grounds for avoidance (such highest amount determined hereunder being the Guarantor’s “Maximum Guaranty Amount”), and not for any greater amount, as if the stated amount of this Guaranty as to the Guarantor had instead been the Maximum Guaranty Amount. This Section is intended solely to preserve the rights of the Secured Parties under this Guaranty to the maximum extent not subject to avoidance under applicable law, and neither the Guarantor nor any other Person shall have any right or claim under this Section with respect to the limitation described in this Guaranty, except to the extent necessary so that the obligations of the Guarantor under this Guaranty shall not be rendered voidable under applicable law.

19. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Guarantor in respect of any such sum due from it to the Administrative Agent or any other Secured Party hereunder shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of the Guaranty and the Credit Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Secured Party, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Secured Party, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the

Company Guaranty

Agreement Currency so purchased is less than the sum originally due to the applicable Secured Party from the Guarantor in the Agreement Currency, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Secured Party against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the applicable Secured Party in such currency, such Secured Party agrees to return the amount of any excess to the Guarantor (or to any other Person who may be entitled thereto under applicable Law).

Company Guaranty

IN WITNESS WHEREOF, each of the parties hereto has caused this Guaranty to be duly executed and delivered by its Responsible Officer as of the date first above written.

KOFAX, INC., as the Guarantor

By:
Name:
Title:

Address:

Company Guaranty

ACCEPTED AND ACKNOWLEDGED:

BANK OF AMERICA, N.A., as the Administrative Agent

By:
Name:
Title:

Address:

Company Guaranty

EXHIBIT F-2

FORM OF DOMESTIC SUBSIDIARY GUARANTY

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of credit and/or financial accommodation heretofore or hereafter from time to time made or granted to Kofax plc, a public limited company incorporated in England and Wales (the “Parent”), Kofax, Inc., a Delaware corporation (the “Company”) and Kofax Holding AG, a company limited by shares incorporated under the laws of Switzerland (“Kofax Switzerland”, and together with the Parent and the Company, the “Borrowers”) by the Lenders under the Credit Agreement (as hereinafter defined), each of Kofax Components Corporation, a Delaware corporation (“Kofax Components”), Kofax International, Inc., a Delaware corporation (“Kofax International”) and Kofax Holdings Corporation, a Delaware corporation (“Kofax Holdings, and, together with Kofax Components and Kofax International, the “Guarantors”) hereby furnishes its guaranty (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, this “Guaranty”) of the Guaranteed Obligations (as hereinafter defined) on the      day of             , 2011 to Administrative Agent (as hereinafter defined) on behalf of itself, each Lender, the L/C Issuer, each Cash Management Bank and each Hedge Bank (collectively, the “Secured Parties”). Reference is made to that certain Credit Agreement, dated as of even date herewith (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” capitalized terms defined therein being used herein as therein defined), among the Borrowers, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and L/C Issuer.

1. Guaranty. The Guarantors hereby jointly and severally, absolutely and unconditionally guarantee, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of all Obligations of the Borrowers (collectively the “Guaranteed Obligations”). The accounts or records maintained by the Administrative Agent and each other Secured Party shall be conclusive absent manifest error of the amount of the Guaranteed Obligations. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Guarantors hereunder to pay any amount owing with respect to the Guaranteed Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantors under this Guaranty, other than, in each case, (i) a defense of payment or performance in full of the Obligations (other than contingent indemnification or expense reimbursement obligations for which no claim has been made) or (ii) any defense arising as a direct result of any action or inaction on the part of the Administrative Agent or any Lender constituting gross negligence or willful misconduct, and each Guarantor hereby irrevocably waives to the extent permitted by applicable Law, any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing (except as set forth in clause (i) or clause (ii) above).

2. No Setoff or Deductions; Taxes; Payments. Each Guarantor represents and warrants that it is organized under the laws of Delaware. The Guarantors shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any Taxes unless any such

Guarantor is compelled by law to make such deduction or withholding. If any such obligation (other than one arising with respect to Excluded Taxes) is imposed upon any Guarantor with respect to any amount payable by it hereunder, such Guarantor will pay to the Administrative Agent for the account of each other Secured Party (or in the case of obligations arising under any Secured Cash Management Agreement or Secured Hedge Agreement, to the applicable Cash Management Bank or Hedge Bank), on the date on which such amount is due and payable hereunder, such additional amount in the applicable currency as shall be reasonably necessary to enable each such Secured Party to receive the same net amount which such Secured Party would have received on such due date had no such obligation been imposed upon such Guarantor. Each Guarantor will deliver promptly to Administrative Agent (or in the case of obligations arising under any Secured Cash Management Agreement or Secured Hedge Agreement, to the applicable Cash Management Bank or Hedge Bank) certificates or other valid vouchers for all Taxes or other charges deducted from or paid with respect to payments made by such Guarantor hereunder. The obligations of the Guarantors under this paragraph shall survive the payment in full of the Guaranteed Obligations (other than contingent indemnification or expense reimbursement obligations for which no claim has been made) and termination of this Guaranty. The obligations hereunder shall not be affected by any acts of any Governmental Authority affecting any Borrower or any Guarantor, including but not limited to any restrictions on the conversion of currency or repatriation or control of funds or any total or partial expropriation of any Borrower’s property other than any such act that has the effect of rendering the obligations hereunder or the performance thereof by the Guarantors illegal or would cause any Guarantor, any Borrower or any other guarantor of any of the Guaranteed Obligations to violate or be unable to comply with any provision of any other Loan Document. All payments hereunder shall be made to the Administrative Agent, for the account of the respective Secured Parties to which such payment is owed, in the applicable currency at the applicable Administrative Agent’s Office and in accordance with the terms of the Credit Agreement (or in the case of obligations arising under any Secured Cash Management Agreement or Secured Hedge Agreement other than following the occurrence of an Event of Default (in which case, Section 8.03 of the Credit Agreement shall control), to the applicable Cash Management Bank or Hedge Bank as specified in the applicable Secured Cash Management Agreement or Secured Hedge Agreement).

3. Rights of Lender. The Guarantors consent and agree that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof, but, in each case, subject to the terms of the Credit Agreement: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as the Secured Parties may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations.

4. Certain Waivers. To the extent permitted by applicable Laws, the Guarantors waive (a) any defense arising by reason of any disability or other similar defense of any Borrower, any other Guarantor or any other guarantor, or the cessation from any cause whatsoever of the liability of any Borrower; (b) any defense based on any claim that any Guarantor’s obligations exceed or are more burdensome than those of any Borrower; (c) the benefit of any statute of limitations affecting the Guarantors’ liability hereunder; (d) any right to require any Secured Party to proceed against any Borrower, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in the Secured Parties’ power whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by the Secured Parties; and (f) any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties, in each case, other than (i) a defense of payment or performance in full of the Obligations (other than contingent indemnification or expense reimbursement obligations for which no claim has been made) or (ii) any defense arising as a result of any action or inaction on the part of the Administrative Agent or any Lender constituting gross negligence or willful misconduct.

Domestic Subsidiary Guaranty

Subject to the immediately preceding paragraph and to the extent permitted by applicable Laws, the Guarantors expressly waive all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.

For purposes of this paragraph only, references to the “principal” include each Borrower and references to the “creditor” include each Secured Party. In accordance with Section 2856 of the California Civil Code, the Guarantors waive all rights and defenses (i) available to the Guarantors by reason of Sections 2787 through 2855, 2899, and 3433 of the California Civil Code, including all rights or defenses the Guarantors may have by reason of protection afforded to the principal with respect to any of the Guaranteed Obligations, or to any other guarantor of any of the Guaranteed Obligations with respect to any of such guarantor’s obligations under its guarantee, in either case in accordance with the antideficiency or other laws of the State of California limiting or discharging the principal’s Indebtedness or such other guarantor’s obligations, including Sections 580a, 580b, 580d and 726 of the California Code of Civil Procedure; and (ii) arising out of an election of remedies by the creditor, even though such election, such as a nonjudicial foreclosure with respect to security for any Guaranteed Obligation (or any obligation of any other guarantor of any of the Guaranteed Obligations), has destroyed the Guarantors’ rights of subrogation and reimbursement against the principal (or such other guarantor) by the operation of Section 580d of the California Code of Civil Procedure or otherwise. No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this paragraph. As provided below, this Agreement shall be governed by, and shall be construed and enforced in accordance with the laws of the State of New York. This paragraph is included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or to any of the Guaranteed Obligations.

5. Obligations Independent. The obligations of the Guarantors hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations of any other Guarantor or any other guarantor, and a separate action may be brought against the Guarantors to enforce this Guaranty whether or not any Borrower or any other Person is joined as a party.

6. Subrogation. The Guarantors shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments made under this Guaranty until all of the Guaranteed Obligations and any amounts payable under Section 10 of this Guaranty (other than contingent indemnification or expense reimbursement obligations for which no claim has been made) have been paid and performed in full and any commitments of the Lenders or other Secured Parties with respect to the Guaranteed Obligations are terminated. If any amounts are paid to the Guarantors in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent for application to the Guaranteed Obligations, whether matured or unmatured.

7. Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under Section 10 of this Guaranty (other than contingent indemnification or expense reimbursement obligations for which no claim has been made) are paid in full in cash and any commitments of the Lenders or other Secured Parties with respect to the Guaranteed Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in

Domestic Subsidiary Guaranty

full force and effect or be revived, as the case may be, if any payment by or on behalf of any Borrower or the Guarantors or any other guarantor of any Guaranteed Obligations is made, or any Secured Party exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any Secured Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not any Lender is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Guarantors under this paragraph shall survive termination of this Guaranty.

8. Subordination. During the continuance of any Triggering Event of Default, each Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrowers owing to such Guarantor and evidenced by an intercompany note in accordance with Section 7.03 of the Credit Agreement, whether now existing or hereafter arising, including but not limited to any obligation of the Borrowers to such Guarantor as subrogee of the Secured Parties or resulting from such Guarantor’s performance under this Guaranty, to the payment in full in cash of all Guaranteed Obligations (other than contingent indemnification or expense reimbursement obligations for which no claim has been made). If the Secured Parties so request after the occurrence of and during the continuance of a Triggering Event of Default, any amounts received by any Guarantor in contravention of the foregoing shall be held by such Guarantor as trustee for the Secured Parties and shall be paid over to the Secured Parties on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty.

9. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against any Guarantor, any Borrower or any other guarantor of any Guaranteed Obligations under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantors immediately upon demand by the Secured Parties.

10. Expenses. The Guarantors agree, jointly and severally, to pay on demand all reasonable and documented out-of-pocket expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses), other than any such expense relating to Excluded Taxes, incurred by the Administrative Agent in any way relating to the enforcement or protection of the Secured Parties’ rights under this Guaranty or in respect of the Guaranteed Obligations, including any incurred during any “workout” or restructuring in respect of the Guaranteed Obligations and any incurred in the preservation, protection or enforcement of any rights of any Lender in any proceeding any Debtor Relief Laws, but without duplication of any expenses paid by the Borrowers or any other guarantor pursuant to the Loan Agreement or any other Loan Document. The obligations of the Guarantors under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

11. Miscellaneous. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the Administrative Agent and the Guarantors. No failure by the Secured Parties to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. Unless otherwise agreed by the Administrative Agent and the Guarantors in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by the Guarantors for the benefit of the Secured Parties or any term or provision thereof.

Domestic Subsidiary Guaranty

12. Condition of Borrowers. The Guarantors acknowledge and agree that they have sole responsibility for, and have adequate means of, obtaining from each Borrower and any other guarantor of any Guaranteed Obligations such information concerning the financial condition, business and operations of such Borrower and any such other guarantor as the Guarantors require, and that the Secured Parties have no duty, and the Guarantors are not relying on the Secured Parties at any time, to disclose to the Guarantors any information relating to the business, operations or financial condition of any Borrower or any other guarantor of any Guaranteed Obligations (the Guarantors waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

13. Setoff. If and to the extent any payment on account of the Guaranteed Obligations is then due hereunder and an Event of Default has occurred and is continuing, the Secured Parties may setoff and charge from time to time any amount so due against any or all of the Guarantors’ accounts or deposits with each such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Guaranty and although such obligations may be unmatured. Each Secured Party agrees to promptly notify the applicable Guarantor after any exercise of such setoff right, provided that the failure to give such notice shall not affect the validity of such setoff.

14. Representations and Warranties. Each Guarantor represents and warrants that (a) it is duly organized and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to execute, deliver and perform this Guaranty, and all necessary corporate authority has been obtained; (b) this Guaranty constitutes the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability; (c) the execution, delivery and performance of this Guaranty does not and will not violate the provisions of any applicable Law, and does not and will not result in the breach of, or constitute a default or require any consent under, any Contractual Obligation to which it is a party or by which it or any of its property may be bound; and (d) all consents, approvals, licenses and authorizations of, and filings and registrations with, any Governmental Authority required under applicable Law for the making and performance of this Guaranty have been obtained or made and are in full force and effect other than those that are required in connection with the exercise of remedies hereunder by any Secured Party.

15. Indemnification and Survival. Without limitation on any other obligations of the Guarantors or remedies of the Secured Parties under this Guaranty, the Guarantors shall, to the fullest extent permitted by Law, jointly and severally, indemnify, defend and save and hold harmless the Secured Parties, and each Related Party of any of the Secured Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any Guarantor or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Guaranty, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Guaranty and the other Loan Documents (including in respect of any matters addressed in Section 2) or (y) in the case of the Hedge Banks and Cash Management Banks and their respective Related Parties only, the administration of the Secured Hedge Agreement and Secured Cash Management Agreements to which they are a party, (ii) any

Domestic Subsidiary Guaranty

Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by any Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) are with respect to any Excluded Taxes. The obligations of the Guarantors under this paragraph shall survive the payment in full of the Guaranteed Obligations and the termination of this Guaranty.

16. GOVERNING LAW; Assignment; Jurisdiction; Notices. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Guaranty shall (a) bind the Guarantors and their respective successors and assigns, provided that no Guarantor may assign its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent (and any attempted assignment without such consent shall be void), and (b) inure to the benefit of the Secured Parties and their respective successors and assigns and any Secured Party may, without notice to the Guarantors and without affecting the Guarantors’ obligations hereunder, assign, sell or grant participations in the Guaranteed Obligations and this Guaranty, in whole or in part, in accordance with the Credit Agreement. The Guarantors hereby irrevocably submit to the non exclusive jurisdiction of the Courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any other Loan Document for recognition or enforcement of any judgment, and the Guarantor irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such federal court. The Guarantors agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Guaranty shall affect any right that the Administrative Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document against the Guarantors or their respective properties in the courts of any jurisdiction. The Guarantors hereby waive, to the fullest extent permitted by applicable Law, any objection that they may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Guaranty or any other Loan Document in any court referred to above and the Guarantors hereby waive any defense asserting an inconvenient forum in connection therewith. Service of process in connection with such action or proceeding shall be made in the manner provided for notices below. The Guarantors agree that the Secured Parties may disclose to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations of all or part of the Guaranteed Obligations any and all information in any such Secured Party’s possession concerning any Guarantor, this Guaranty and any security for this Guaranty in accordance with Section 10.07 of the Credit Agreement and only to the extent that such assignment or participation is permitted pursuant to Section 10.06 of the Credit Agreement. All notices and other communications (including any service of process) to the Guarantors under this Guaranty shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier to each

Domestic Subsidiary Guaranty

Guarantor at its address set forth below or at such other address in the United States as may be specified by any Guarantor in a written notice delivered to the Administrative Agent at the Administrative Agent’s Office.

17. WAIVER OF JURY TRIAL; FINAL AGREEMENT. EACH OF THE GUARANTORS AND THE ADMINISTRATIVE AGENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY OR THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

18. Severability. Wherever possible, each provision of this Guaranty will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty is prohibited by or invalid under such law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty. Consistent with the foregoing, and notwithstanding any other provision of this Guaranty to the contrary, in the event that any action or proceeding is brought in whatever form and in whatever forum seeking to invalidate any Guarantor’s obligations under this Guaranty under any fraudulent conveyance, fraudulent transfer theory, or similar avoidance theory, whether under state or federal law, such Guarantor (the “Affected Guarantor”), automatically and without any further action being required of the Affected Guarantor or any Secured Party, shall be liable under this Guaranty only for an amount equal to the maximum amount of liability that can be incurred under applicable law by the Affected Guarantor without rendering the obligations of the Affected Guarantor under this Guaranty voidable under applicable law relating to fraudulent conveyance, fraudulent transfer, or any other grounds for avoidance (such highest amount determined hereunder being the Affected Guarantor’s “Maximum Guaranty Amount”), and not for any greater amount, as if the stated amount of this Guaranty as to the Affected Guarantor had instead been the Maximum Guaranty Amount. This Section is intended solely to preserve the rights of the Secured Parties under this Guaranty to the maximum extent not subject to avoidance under applicable law, and neither the Affected Guarantor nor any other Person shall have any right or claim under this Section with respect to the limitation described in this Guaranty, except to the extent necessary so that the obligations of the Affected Guarantor under this Guaranty shall not be rendered voidable under applicable law.

19. Contribution with Respect to Guaranteed Obligations. (a) To the extent that any Guarantor shall make a payment under this Guaranty of all or any of the Guaranteed Obligations (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by such Guarantor, exceeds the amount which such Guarantor would otherwise have paid if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion that such Guarantor’s Maximum Guaranty Amount (in effect immediately prior to the making of such Guarantor Payment) bore to the aggregate Maximum Guaranty

Domestic Subsidiary Guaranty

Amounts of all of the Guarantors in effect immediately prior to the making of such Guarantor Payment, then, following payment in full of the Guaranteed Obligations and termination of the Commitments, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each of the other Guarantors for the amount of such excess, pro rata, based upon their respective Maximum Guaranty Amounts in effect immediately prior to such Guarantor Payment.

(b) This Section is intended only to define the relative rights of the Guarantors and nothing set forth in this Section is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.

(c) The rights of the parties under this Section shall be exercisable upon the full payment of the Guaranteed Obligations (other than contingent indemnity obligations to the extent no claim giving rise thereto has been asserted) and the termination of the Credit Agreement and the other Loan Documents.

20. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Guarantors in respect of any such sum due from it to the Administrative Agent or any other Secured Party hereunder shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of the Guaranty and the Credit Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Secured Party, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Secured Party, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the applicable Secured Party from the Guarantors in the Agreement Currency, the Guarantors agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Secured Party against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the applicable Secured Party in such currency, such Secured Party agrees to return the amount of any excess to the applicable Guarantor (or to any other Person who may be entitled thereto under applicable Law).

Domestic Subsidiary Guaranty

IN WITNESS WHEREOF, each of the parties hereto has caused this Guaranty to be duly executed and delivered by its Responsible Officer as of the date first above written.

KOFAX COMPONENTS CORPORATION, as a Guarantor

By:
Name:
Title:

Address:

KOFAX INTERNATIONAL, INC.,
as a Guarantor

By:
Name:
Title:

Address:

KOFAX HOLDINGS CORPORATION,
as a Guarantor

By:
Name:
Title:

Address:

Domestic Subsidiary Guaranty

ACCEPTED AND ACKNOWLEDGED:

BANK OF AMERICA, N.A., as the Administrative Agent

By:
Name:
Title:

Address:

Domestic Subsidiary Guaranty

EXHIBIT F-3

FORM OF U.K. GUARANTY

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of credit and/or financial accommodation heretofore or hereafter from time to time made or granted to Kofax plc, a public limited company incorporated in England and Wales (the “Parent”), Kofax, Inc., a Delaware corporation (the “Company”) and Kofax Holding AG, a company limited by shares incorporated under the laws of Switzerland (“Kofax Switzerland”, and together with the Parent and the Company, the “Borrowers”) by the Lenders under the Credit Agreement (as hereinafter defined), each of the Parent, Kofax Investment Ltd., a private limited company incorporated under the laws of England and Wales (“Kofax Investment”), Kofax Holdings International Ltd., a private limited company incorporated under the laws of England and Wales (“Kofax International”) and Kofax U.K. Ltd., a private limited company incorporated under the laws of England and Wales (“Kofax U.K.”, and, together with the Parent, Kofax Investment and Kofax International, the “Guarantors”) hereby furnishes its guaranty (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, this “Guaranty”) of the Guaranteed Obligations (as hereinafter defined) on the      day of             , 2011 to Administrative Agent (as hereinafter defined) on behalf of itself, each Lender, the L/C Issuer, each Cash Management Bank and each Hedge Bank (collectively, the “Secured Parties”). Reference is made to that certain Credit Agreement, dated as of even date herewith (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” capitalized terms defined therein being used herein as therein defined), among the Borrowers, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and L/C Issuer.

1. Guaranty. The Parent hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of all Obligations of Kofax Switzerland and of the Company (collectively the “Parent Guaranteed Obligations”). Kofax Investment, Kofax International and Kofax U.K. hereby jointly and severally, absolutely and unconditionally guarantee, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of all Obligations of the Parent, of Kofax Switzerland and of the Company (collectively the “U.K. Subsidiary Guaranteed Obligations”, and collectively with the Parent Guaranteed Obligations, the “Guaranteed Obligations”). The accounts or records maintained by the Administrative Agent and each other Secured Party shall be conclusive absent manifest error of the amount of the Guaranteed Obligations. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Guarantors hereunder to pay any amount owing with respect to their respective Guaranteed Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantors under this Guaranty, other than, in each case, (i) a defense of payment or performance in full of the Obligations (other than contingent indemnification or expense reimbursement obligations for which no claim has been made) or (ii) any defense arising as a direct result of any action or inaction on the part of the Administrative Agent or any Lender constituting gross negligence or willful misconduct, and each Guarantor hereby irrevocably waives to the extent permitted by applicable Law, any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing (except as set forth in clause (i) or clause (ii) above).

2. No Setoff or Deductions; Taxes; Payments. Each Guarantor represents and warrants that it is incorporated under the laws of England and Wales. The Guarantors shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any Taxes unless any such Guarantor is compelled by law to make such deduction or withholding. If any such obligation (other than one arising with respect to Excluded Taxes) is imposed upon any Guarantor with respect to any amount payable by it hereunder, such Guarantor will pay to the Administrative Agent for the account of each other Secured Party (or in the case of obligations arising under any Secured Cash Management Agreement or Secured Hedge Agreement, to the applicable Cash Management Bank or Hedge Bank), on the date on which such amount is due and payable hereunder, such additional amount in the applicable currency as shall be reasonably necessary to enable each such Secured Party to receive the same net amount which such Secured Party would have received on such due date had no such obligation been imposed upon such Guarantor. Each Guarantor will deliver promptly to Administrative Agent (or in the case of obligations arising under any Secured Cash Management Agreement or Secured Hedge Agreement, to the applicable Cash Management Bank or Hedge Bank) certificates or other valid vouchers for all Taxes or other charges deducted from or paid with respect to payments made by such Guarantor hereunder. The obligations of the Guarantors under this paragraph shall survive the payment in full of the Guaranteed Obligations (other than contingent indemnification or expense reimbursement obligations for which no claim has been made) and termination of this Guaranty. The obligations hereunder shall not be affected by any acts of any Governmental Authority affecting any Borrower or any Guarantor, including but not limited to any restrictions on the conversion of currency or repatriation or control of funds or any total or partial expropriation of any Borrower’s property other than any such act that has the effect of rendering the obligations hereunder or the performance thereof by the Guarantors illegal or would cause any Guarantor, any Borrower or any other guarantor of any of the Guaranteed Obligations to violate or be unable to comply with any provision of any other Loan Document. All payments hereunder shall be made to the Administrative Agent, for the account of the respective Secured Parties to which such payment is owed, in the applicable currency at the applicable Administrative Agent’s Office and in accordance with the terms of the Credit Agreement (or in the case of obligations arising under any Secured Cash Management Agreement or Secured Hedge Agreement other than following the occurrence of an Event of Default (in which case, Section 8.03 of the Credit Agreement shall control), to the applicable Cash Management Bank or Hedge Bank as specified in the applicable Secured Cash Management Agreement or Secured Hedge Agreement).

3. Rights of Lender. The Guarantors consent and agree that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof, but, in each case, subject to the terms of the Credit Agreement: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as the Secured Parties may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations.

4. Certain Waivers. To the extent permitted by applicable Laws, the Guarantors waive (a) any defense arising by reason of any disability or other similar defense of any Borrower, any other Guarantor or any other guarantor, or the cessation from any cause whatsoever of the liability of any Borrower; (b) any defense based on any claim that any Guarantor’s obligations exceed or are more

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burdensome than those of any Borrower; (c) the benefit of any statute of limitations affecting the Guarantors’ liability hereunder; (d) any right to require any Secured Party to proceed against any Borrower, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in the Secured Parties’ power whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by the Secured Parties; and (f) any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties, in each case, other than (i) a defense of payment or performance in full of the Obligations (other than contingent indemnification or expense reimbursement obligations for which no claim has been made) or (ii) any defense arising as a result of any action or inaction on the part of the Administrative Agent or any Lender constituting gross negligence or willful misconduct.

Subject to the immediately preceding paragraph and to the extent permitted by applicable Laws, the Guarantors expressly waive all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.

For purposes of this paragraph only, references to the “principal” include each Borrower and references to the “creditor” include each Secured Party. In accordance with Section 2856 of the California Civil Code, the Guarantors waive all rights and defenses (i) available to the Guarantors by reason of Sections 2787 through 2855, 2899, and 3433 of the California Civil Code, including all rights or defenses the Guarantors may have by reason of protection afforded to the principal with respect to any of the Guaranteed Obligations, or to any other guarantor of any of the Guaranteed Obligations with respect to any of such guarantor’s obligations under its guarantee, in either case in accordance with the antideficiency or other laws of the State of California limiting or discharging the principal’s Indebtedness or such other guarantor’s obligations, including Sections 580a, 580b, 580d and 726 of the California Code of Civil Procedure; and (ii) arising out of an election of remedies by the creditor, even though such election, such as a nonjudicial foreclosure with respect to security for any Guaranteed Obligation (or any obligation of any other guarantor of any of the Guaranteed Obligations), has destroyed the Guarantors’ rights of subrogation and reimbursement against the principal (or such other guarantor) by the operation of Section 580d of the California Code of Civil Procedure or otherwise. No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this paragraph. As provided below, this Agreement shall be governed by, and shall be construed and enforced in accordance with the laws of the State of New York. This paragraph is included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or to any of the Guaranteed Obligations.

5. Obligations Independent. The obligations of the Guarantors hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations of any other Guarantor or any other guarantor, and a separate action may be brought against the Guarantors to enforce this Guaranty whether or not any Borrower or any other Person is joined as a party.

6. Subrogation. The Guarantors shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments made under this Guaranty until all of the Guaranteed Obligations and any amounts payable under Section 10 of this Guaranty (other than contingent indemnification or expense reimbursement obligations for which no claim has been made) have been paid and performed in full and any commitments of the Lenders or other Secured Parties with respect to the Guaranteed Obligations are terminated. If any amounts are paid to the Guarantors in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent for application to the Guaranteed Obligations, whether matured or unmatured.

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7. Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under Section 10 of this Guaranty (other than contingent indemnification or expense reimbursement obligations for which no claim has been made) are paid in full in cash and any commitments of the Lenders or other Secured Parties with respect to the Guaranteed Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any Borrower or the Guarantors or any other guarantor of any Guaranteed Obligations is made, or any Secured Party exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any Secured Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not any Lender is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Guarantors under this paragraph shall survive termination of this Guaranty.

8. Subordination. During the continuance of any Triggering Event of Default, each Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrowers owing to such Guarantor and evidenced by an intercompany note in accordance with Section 7.03 of the Credit Agreement, whether now existing or hereafter arising, including but not limited to any obligation of the Borrowers to such Guarantor as subrogee of the Secured Parties or resulting from such Guarantor’s performance under this Guaranty, to the payment in full in cash of all Guaranteed Obligations (other than contingent indemnification or expense reimbursement obligations for which no claim has been made). If the Secured Parties so request after the occurrence of and during the continuance of a Triggering Event of Default, any amounts received by any Guarantor in contravention of the foregoing shall be held by such Guarantor as trustee for the Secured Parties and shall be paid over to the Secured Parties on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty.

9. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against any Guarantor, any Borrower or any other guarantor of any Guaranteed Obligations under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantors immediately upon demand by the Secured Parties.

10. Expenses. The Guarantors agree, jointly and severally, to pay on demand all reasonable and documented out-of-pocket expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses), other than any such expense relating to Excluded Taxes, incurred by the Administrative Agent in any way relating to the enforcement or protection of the Secured Parties’ rights under this Guaranty or in respect of the Guaranteed Obligations, including any incurred during any “workout” or restructuring in respect of the Guaranteed Obligations and any incurred in the preservation, protection or enforcement of any rights of any Lender in any proceeding any Debtor Relief Laws, but without duplication of any expenses paid by the Borrowers or any other guarantor pursuant to the Loan Agreement or any other Loan Document. The obligations of the Guarantors under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

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11. Miscellaneous. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the Administrative Agent and the Guarantors. No failure by the Secured Parties to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. Unless otherwise agreed by the Administrative Agent and the Guarantors in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by the Guarantors for the benefit of the Secured Parties or any term or provision thereof.

12. Condition of Borrowers. The Guarantors acknowledge and agree that they have sole responsibility for, and have adequate means of, obtaining from each Borrower and any other guarantor of any Guaranteed Obligations such information concerning the financial condition, business and operations of such Borrower and any such other guarantor as the Guarantors require, and that the Secured Parties have no duty, and the Guarantors are not relying on the Secured Parties at any time, to disclose to the Guarantors any information relating to the business, operations or financial condition of any Borrower or any other guarantor of any Guaranteed Obligations (the Guarantors waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

13. Setoff. If and to the extent any payment on account of the Guaranteed Obligations is then due hereunder and an Event of Default has occurred and is continuing, the Secured Parties may setoff and charge from time to time any amount so due against any or all of the Guarantors’ accounts or deposits with each such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Guaranty and although such obligations may be unmatured. Each Secured Party agrees to promptly notify the applicable Guarantor after any exercise of such setoff right, provided that the failure to give such notice shall not affect the validity of such setoff.

14. Representations and Warranties. Each Guarantor represents and warrants that (a) it is duly incorporated and validly existing under the laws of England and Wales and has all requisite corporate power and authority to execute, deliver and perform this Guaranty, and all necessary corporate authority has been obtained; (b) this Guaranty constitutes the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability; (c) the execution, delivery and performance of this Guaranty does not and will not violate the provisions of any applicable Law, and does not and will not result in the breach of, or constitute a default or require any consent under, any Contractual Obligation to which it is a party or by which it or any of its property may be bound; and (d) all consents, approvals, licenses and authorizations of, and filings and registrations with, any Governmental Authority required under applicable Law for the making and performance of this Guaranty have been obtained or made and are in full force and effect other than those that are required in connection with the exercise of remedies hereunder by any Secured Party.

15. Indemnification and Survival. Without limitation on any other obligations of the Guarantors or remedies of the Secured Parties under this Guaranty, the Guarantors shall, to the fullest extent permitted by Law, jointly and severally, indemnify, defend and save and hold harmless the Secured Parties, and each Related Party of any of the Secured Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any

U.K. Guaranty

Indemnitee by any third party or by any Borrower or any Guarantor or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Guaranty, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Guaranty and the other Loan Documents (including in respect of any matters addressed in Section 2) or (y) in the case of the Hedge Banks and Cash Management Banks and their respective Related Parties only, the administration of the Secured Hedge Agreement and Secured Cash Management Agreements to which they are a party, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by any Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) are with respect to any Excluded Taxes. The obligations of the Guarantors under this paragraph shall survive the payment in full of the Guaranteed Obligations and the termination of this Guaranty.

16. GOVERNING LAW; Assignment; Jurisdiction; Notices. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Guaranty shall (a) bind the Guarantors and their respective successors and assigns, provided that no Guarantor may assign its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent (and any attempted assignment without such consent shall be void), and (b) inure to the benefit of the Secured Parties and their respective successors and assigns and any Secured Party may, without notice to the Guarantors and without affecting the Guarantors’ obligations hereunder, assign, sell or grant participations in the Guaranteed Obligations and this Guaranty, in whole or in part, in accordance with the Credit Agreement. The Guarantors hereby irrevocably submit to the non exclusive jurisdiction of the Courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any other Loan Document for recognition or enforcement of any judgment, and the Guarantor irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such federal court. The Guarantors agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Guaranty shall affect any right that the Administrative Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document against the Guarantors or their respective properties in the courts of any jurisdiction. The Guarantors hereby waive, to the fullest extent permitted by applicable Law, any objection that they may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Guaranty or any other Loan Document in any court referred to above and the Guarantors hereby waive any defense asserting an inconvenient forum in connection

U.K. Guaranty

therewith. Service of process in connection with such action or proceeding shall be made in the manner provided for notices below. The Guarantors agree that the Secured Parties may disclose to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations of all or part of the Guaranteed Obligations any and all information in any such Secured Party’s possession concerning any Guarantor, this Guaranty and any security for this Guaranty in accordance with Section 10.07 of the Credit Agreement and only to the extent that such assignment or participation is permitted pursuant to Section 10.06 of the Credit Agreement. All notices and other communications (including any service of process) to the Guarantors under this Guaranty shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier to each Guarantor at its address set forth below or at such other address in the United States as may be specified by any Guarantor in a written notice delivered to the Administrative Agent at the Administrative Agent’s Office.

17. WAIVER OF JURY TRIAL; FINAL AGREEMENT. EACH OF THE GUARANTORS AND THE ADMINISTRATIVE AGENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY OR THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

18. Severability. Wherever possible, each provision of this Guaranty will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty is prohibited by or invalid under such law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty. Consistent with the foregoing, and notwithstanding any other provision of this Guaranty to the contrary, in the event that any action or proceeding is brought in whatever form and in whatever forum seeking to invalidate any Guarantor’s obligations under this Guaranty under any fraudulent conveyance, fraudulent transfer theory, or similar avoidance theory, whether under state or federal law, such Guarantor (the “Affected Guarantor”), automatically and without any further action being required of the Affected Guarantor or any Secured Party, shall be liable under this Guaranty only for an amount equal to the maximum amount of liability that can be incurred under applicable law by the Affected Guarantor without rendering the obligations of the Affected Guarantor under this Guaranty voidable under applicable law relating to fraudulent conveyance, fraudulent transfer, or any other grounds for avoidance (such highest amount determined hereunder being the Affected Guarantor’s “Maximum Guaranty Amount”), and not for any greater amount, as if the stated amount of this Guaranty as to the Affected Guarantor had instead been the Maximum Guaranty Amount. This Section is intended solely to preserve the rights of the Secured Parties under this Guaranty to the maximum extent not subject to avoidance under applicable law, and neither the Affected Guarantor nor any other Person shall have any right or claim under this Section with respect to the limitation described in this Guaranty, except to the extent necessary so that the obligations of the Affected Guarantor under this Guaranty shall not be

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rendered voidable under applicable law. Without prejudice to the generality of the foregoing, this Guaranty shall not apply to any liability to the extent that it would result in this Guaranty constituting unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006 (as enacted in England and Wales).

19. Contribution with Respect to Guaranteed Obligations. (a) To the extent that any Guarantor shall make a payment under this Guaranty of all or any of the Guaranteed Obligations (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by such Guarantor, exceeds the amount which such Guarantor would otherwise have paid if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion that such Guarantor’s Maximum Guaranty Amount bore to the aggregate Maximum Guaranty Amounts of all of the Guarantors in effect immediately prior to the making of such Guarantor Payment, then, following payment in full of the Guaranteed Obligations and termination of the Commitments, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each of the other Guarantors for the amount of such excess, pro rata, based upon their respective Maximum Guaranty Amounts in effect immediately prior to such Guarantor Payment.

(b) This Section is intended only to define the relative rights of the Guarantors and nothing set forth in this Section is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.

(c) The rights of the parties under this Section shall be exercisable upon the full payment of the Guaranteed Obligations (other than contingent indemnity obligations to the extent no claim giving rise thereto has been asserted) and the termination of the Credit Agreement and the other Loan Documents.

20. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Guarantors in respect of any such sum due from it to the Administrative Agent or any other Secured Party hereunder shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of the Guaranty and the Credit Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Secured Party, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Secured Party, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the applicable Secured Party from the Guarantors in the Agreement Currency, the Guarantors agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Secured Party against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the applicable Secured Party in such currency, such Secured Party agrees to return the amount of any excess to the applicable Guarantor (or to any other Person who may be entitled thereto under applicable Law).

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IN WITNESS WHEREOF, each of the parties hereto has caused this Guaranty to be duly executed and delivered by its Responsible Officer as of the date first above written.

KOFAX PLC,
as a Guarantor

By:
Name:
Title:

Address:

KOFAX INVESTMENT LTD., as a Guarantor

By:
Name:
Title:

Address:

KOFAX HOLDINGS INTERNATIONAL LTD., as a Guarantor

By:
Name:
Title:

Address:

KOFAX U.K. LTD., as a Guarantor

By:
Name:
Title:

Address:

U.K. Guaranty

ACCEPTED AND ACKNOWLEDGED:

BANK OF AMERICA, N.A., as the Administrative Agent

By:
Name:
Title:

Address:

U.K. Guaranty

EXHIBIT G

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT, dated as of [                ], 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Security Agreement”), is made by KOFAX, INC., a Delaware corporation (the “Company”), KOFAX HOLDINGS CORPORATION, a Delaware corporation (“Kofax Holdings”), KOFAX COMPONENTS CORPORATION, a Delaware corporation (“Kofax Components”), KOFAX INTERNATIONAL, INC., a Delaware corporation (“Kofax International”) and each other Domestic Subsidiary (terms used in the preamble and the recitals have the definitions set forth in or incorporated by reference in Article I) from time to time party to this Security Agreement (each individually, a “Grantor” and collectively, the “Grantors”), in favor of BANK OF AMERICA, N.A., as the administrative agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties.

W I T N E S S E T H :

WHEREAS, pursuant to a Credit Agreement, dated as of [                ], 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Parent, Kofax Switzerland, the Lenders from time to time party thereto, the Administrative Agent and the L/C Issuer, the Lenders have extended Commitments to make Loans to the Borrowers;

WHEREAS, pursuant to a Guaranty, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Company Guaranty”), the Company has guaranteed all Obligations of the Parent and of Kofax Switzerland under the Credit Agreement and under any Secured Cash Management Agreements and Secured Hedge Agreements;

WHEREAS, pursuant to a Guaranty, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Domestic Subsidiary Guaranty”), each of Kofax Holdings, Kofax Components and Kofax International has guaranteed all Obligations of the Borrowers under the Credit Agreement and under any Secured Cash Management Agreements and Secured Hedge Agreements;

WHEREAS, as a condition precedent to the making of the Loans and the issuance of Letters of Credit under the Credit Agreement, each Grantor is required to execute and deliver this Security Agreement;

US Pledge and Security Agreement

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders and the L/C Issuer to make Credit Extensions to the Borrowers and to induce the Secured Parties to enter into Secured Hedge Agreements and Secured Cash Management Agreements, each Grantor agrees, for the benefit of each Secured Party, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” is defined in the preamble.

“Collateral” is defined in Section 2.1.

“Collateral Account” is defined in clause (b) of Section 4.3.

“Company” is defined in the preamble.

“Company Guaranty” is defined in the second recital.

“Computer Hardware and Software Collateral” means all of the Grantors’ right, title and interest throughout the world in and to:

(a) all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware, including all operating system software, utilities and application programs in whatsoever form;

(b) all software programs (including source code, object code and all related applications and data files), designed for use on the computers and electronic data processing hardware described in clause (a) above;

(c) all firmware associated therewith;

(d) all documentation (including flow charts, logic diagrams, manuals, guides, specifications, training materials, charts and pseudo codes) with respect to such hardware, software and firmware described in the preceding clauses (a) through (c); and

(e) all rights with respect to all of the foregoing, including copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, improvements, error corrections, updates, additions or model conversions of any of the foregoing.

“Control Agreement” means an authenticated record in form and substance reasonably satisfactory to the Administrative Agent that provides for the Administrative Agent to have “control” (as defined in the UCC) over certain Collateral.

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“Copyright Collateral” means all of the Grantors’ right, title and interest throughout the world in and to:

(a) all copyrights, registered or unregistered and whether published or unpublished, now or hereafter in force including copyrights registered in the United States Copyright Office and corresponding offices in other countries of the world, all pending applications for registration thereof, and all extensions and renewals of the foregoing (“Copyrights”), including the Copyrights which are the subject of a registration or application referred to in Item A of Schedule V;

(b) all express or implied Copyright licenses and other agreements for the grant by or to such Grantor of any right to use any items of the type referred to in clause (a) above (each a “Copyright License”), including each Copyright License referred to in Item B of Schedule V;

(c) the right to sue for past, present and future infringements of any of the Copyrights owned by such Grantor, and for breach or enforcement of any Copyright License; and

(d) all proceeds of, and rights associated with, the foregoing (including Proceeds, licenses, royalties, income, payments, claims, damages and proceeds of infringement suits).

“Credit Agreement” is defined in the first recital.

“Distributions” means all dividends paid on Pledged Equity Interests, liquidating dividends paid on Pledged Equity Interests, shares (or other designations) of Pledged Equity Interests resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Equity Interests constituting Collateral.

“Domestic Subsidiary Guaranty” is defined in the third recital.

“Excluded Accounts” means (i) any deposit account, the balance of which consists of (a) withheld income taxes and federal, state or local employment taxes in such amounts as are required in the reasonable discretion of any Grantor to be paid to the IRS or state or local government agencies with respect to employees of any Grantor and (b) amounts required to be paid over to an employee benefit plan pursuant to Department of Labor Reg. Sec. 2510.3-102 (or any successor or similar regulations) on behalf of or for the benefit of employees of any Grantor, (ii) any segregated deposit accounts constituting (and the balance of which consists of funds set aside in connection with) tax accounts, payroll accounts, trust accounts and other fiduciary accounts and (iii) any other deposit accounts, the aggregate balance of which does not exceed the Threshold Amount at any time.

“Excluded Property” means (i) Investment Property consisting of Equity Interests of a Foreign Subsidiary in excess of 66% of the voting Equity Interests of each such Foreign Subsidiary, except that such 66% limitation shall not apply to a Foreign Subsidiary that (x) is

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treated as a partnership under the Code or (y) is not treated as an entity that is separate from (A) such Grantor; (B) any Person that is treated as a partnership under the Code or (C) any “United States person” (as defined in Section 7701(a)(30) of the Code); (ii) any asset, the granting of a security interest in which would be void or illegal under any applicable governmental Law, rule or regulation, or pursuant thereto would result in, or permit the termination of, such asset; (iii) any permit, license, General Intangible or Contractual Obligation entered into by any Grantor (A) that prohibits or requires the consent of any Person other than such Grantor which has not been obtained as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, license, General Intangible or Contractual Obligation or any Equity Interests related thereto, (B) to the extent that any applicable Law prohibits the creation of a Lien thereon or (C) to the extent that a Lien granted thereon would cause such Grantor’s rights in or with respect to such permit, license, General Intangible or Contractual Obligation to be forfeited or to become void, voidable, terminable or revocable, or would cause such Grantor to have breached, violated or defaulted in respect thereof, but only, with respect to the prohibition in (A), (B) and (C), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other applicable Law; (iv) property owned by any Grantor that is subject to a purchase money Lien or a capital lease permitted under the Credit Agreement so long as the Contractual Obligation pursuant to which such Lien is granted (or in the document providing for such capital lease) prohibits or requires the consent of any Person other than such Grantor which has not been obtained as a condition to the creation of any other Lien on such equipment; (v) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed); (vi) any vehicle or other item of equipment of any Grantor that is covered by a certificate of title; (vii) any farm products or as-extracted collateral of any Grantor; (viii) any Excluded Accounts; (ix) any real property owned by any Grantor; and (x) any Commercial Tort Claims not listed on Item I of Schedule II (as such schedule may be amended or supplemented from time to time) and where the amount of damages reasonably expected to be claimed exceeds the Threshold Amount; provided, however, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

“Filing Statements” is defined in clause (b) of Section 3.7.

“Grantor” and “Grantors” are defined in the preamble.

“Intellectual Property” means Trademarks, Patents, Copyrights, Trade Secrets and all other similar types of intellectual property under any Law, statutory provision or common Law doctrine in the United States or anywhere else in the world.

“Intellectual Property Collateral” means, collectively, the Computer Hardware and Software Collateral, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral.

“Kofax Components” is defined in the preamble.

“Kofax Holdings” is defined in the preamble.

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“Kofax International” is defined in the preamble.

“Owned Intellectual Property Collateral” means all Intellectual Property that is necessary for or used in the conduct of each Grantor’s business as it is currently conducted that is (a) not licensed to a Grantor pursuant to a Trademark License, Patent License or Copyright License set forth in Schedules III, IV or V; and (b) not in the public domain.

“Patent Collateral” means all of the Grantors’ right, title and interest throughout the world in and to:

(a) inventions and discoveries, whether patentable or not, all letters patent and applications for letters patent in the United States Patent and Trademark Office and any corresponding office in any other jurisdiction in the world, including all patent applications in preparation for filing, including all reissues, divisionals, continuations, continuations-in-part, extensions and reexaminations of any of the foregoing (“Patents”), including each Patent and Patent application referred to in Item A of Schedule III;

(b) all Patent licenses, and other agreements for the grant by or to such Grantor of any right to use any items of the type referred to in clause (a) above (each a “Patent License”), including each Patent License referred to in Item B of Schedule III;

(c) the right to sue third parties for past, present and future infringements of any Patent or Patent application, and for breach or enforcement of any Patent License; and

(d) all proceeds of, and rights associated with, the foregoing (including Proceeds, licenses, royalties, income, payments, claims, damages and proceeds of infringement suits).

“Pledged Equity Interests” means any Equity Interests of any Person that are not Excluded Property.

“Secured Obligations” means, collectively, (a) all Obligations of the Borrowers under the Loan Documents (including all Guaranteed Obligations of the Company under the Company Guaranty) and (b) all Guaranteed Obligations of the Guarantors under the Domestic Subsidiary Guaranty.

“Secured Parties” means, collectively, the Administrative Agent, each Lender, the L/C Issuer, each Cash Management Bank and each Hedge Bank.

“Security Agreement” is defined in the preamble.

“Specified Default” means (a) an Event of Default or (b) a Default under Section 8.01(f) or (g) of the Credit Agreement.

“Termination Date” means the date on which all Secured Obligations (other than contingent indemnification or expense reimbursement obligations for which no claim has been made) have been paid in full in cash, all Letters of Credit have been terminated or expired (or

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Cash Collateralized), all Secured Hedge Agreements and Secured Cash Management Agreements have been terminated or, with respect to any Secured Hedge Agreement, a letter of credit or cash collateral has been provided to the applicable Hedge Bank in an amount equal to such Hedge Bank’s notional exposure, if any, under such Secured Hedge Agreement, and all Commitments shall have been terminated.

“Trademark Collateral” means all of the Grantors’ right, title and interest throughout the world in and to:

(a) (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos and other source or business identifiers, and all goodwill of the business associated therewith, whether currently in use or not, all registrations and all pending applications in connection therewith, in the United States Patent and Trademark Office and corresponding offices in any other jurisdiction in the world, and any common-law rights relating to the foregoing, and (ii) the right to obtain all extensions or renewals of the foregoing (collectively referred to as “Trademarks”), including those Trademarks referred to in Item A of Schedule IV;

(b) all Trademark licenses and other agreements for the grant by or to such Grantor of any right to use any Trademark (each a “Trademark License”), including each Trademark License referred to in Item B of Schedule IV; and

(c) all of the goodwill of the business connected with the use of, and symbolized by the Trademarks described in clause (a) and, to the extent applicable, clause (b);

(d) the right to sue third parties for past, present and future infringements or dilution of the Trademarks described in clause (a) and, to the extent applicable, clause (b) or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark License; and

(e) all proceeds of, and rights associated with, the foregoing (including Proceeds, licenses, royalties, income, payments, claims, damages and proceeds of infringement suits).

“Trade Secrets Collateral” means all of the Grantors’ right, title and interest throughout the world in and to (a) all common Law and statutory trade secrets and all other confidential, proprietary or useful information and all know-how (collectively referred to as “Trade Secrets”) obtained by or used in or contemplated at any time for use in the business of a Grantor, whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, (b) all Trade Secret licenses and other agreements for the grant by or to such Grantor of any right to use any Trade Secret (each a “Trade Secret License”) including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret License, and (d) all proceeds of, and rights associated with, the foregoing (including Proceeds, licenses, royalties, income, payments, claims, damages and proceeds of infringement suits).

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SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein, capitalized terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

SECTION 1.3. UCC Definitions. When used herein the terms Account, Certificated Securities, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Deposit Account, Document, Electronic Chattel Paper, Equipment, General Intangibles, Goods, Instrument, Inventory, Investment Property, Letter-of-Credit Rights, Payment Intangibles, Proceeds, Promissory Notes, Securities Account, Security Entitlement, Supporting Obligations and Uncertificated Securities have the meaning provided in Article 8 or Article 9, as applicable, of the Uniform Commercial Code (the “UCC”). Letters of Credit has the meaning provided in Section 5-102 of the UCC.

SECTION 1.4. Other Interpretative Provisions. Section 1.02 of the Credit Agreement is hereby incorporated by reference.

ARTICLE II

SECURITY INTEREST

SECTION 2.1. Grant of Security Interest. Each Grantor hereby grants to the Administrative Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of such Grantor’s right, title and interest in the following property, whether now or hereafter existing, owned or acquired by such Grantor, and wherever located, (collectively, the “Collateral” which, for the avoidance of doubt, shall not include any Excluded Property):

(a) Accounts;

(b) Chattel Paper;

(c) Commercial Tort Claims listed on Item I of Schedule II (as such schedule may be amended or supplemented from time to time);

(d) Deposit Accounts;

(e) Documents;

(f) General Intangibles;

(g) Goods;

(h) Instruments;

(i) Investment Property;

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(j) Intellectual Property Collateral;

(k) Letter-of-Credit Rights and Letters of Credit;

(l) Supporting Obligations;

(m) all books and records relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section;

(n) all Proceeds of the foregoing; and

(o) all other property and rights of every kind and description and interests therein.

Notwithstanding the foregoing, the term “Collateral” shall not include, and the grant of a security interest as provided hereunder shall not extend to, any Excluded Property.

SECTION 2.2. Security for Secured Obligations. This Security Agreement and the Collateral in which the Administrative Agent for the benefit of the Secured Parties is granted a security interest hereunder secures the payment and performance of all of the Secured Obligations.

SECTION 2.3. Grantors Remain Liable. Anything herein to the contrary notwithstanding:

(a) the Grantors will remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of their duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed;

(b) the exercise by the Administrative Agent of any of its rights hereunder will not release any Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and

(c) no Secured Party will have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Security Agreement, nor will any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 2.4. Distributions on Pledged Shares. In the event that any Distribution is not prohibited to be paid by Section 7.06 of the Credit Agreement, such Distribution or payment may be paid directly to the applicable Grantor. If any Distribution is made in contravention of Section 7.06 of the Credit Agreement, such Grantor, shall hold the same segregated and in trust for the Administrative Agent until paid to the Administrative Agent in accordance with Section 4.1.5.

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SECTION 2.5. Security Interest Absolute, etc. This Security Agreement shall in all respects be a continuing grant of security interest, and shall remain in full force and effect until the Termination Date has occurred. All rights of the Secured Parties and the security interests granted to the Administrative Agent (for its benefit and the ratable benefit of each other Secured Party) hereunder, and all obligations of the Grantors hereunder, shall, in each case, be absolute and unconditional irrespective of:

(a) any lack of validity, legality or enforceability of any Loan Document;

(b) the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against any Loan Party or any other Person (including any other Grantor) under the provisions of any Loan Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor (including any other Grantor) of, or Collateral securing, any Secured Obligations;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other extension, compromise or renewal of any Secured Obligations;

(d) any reduction, limitation, impairment or termination of any Secured Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligations or otherwise (other than the occurrence of the Termination Date);

(e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;

(f) any addition, exchange or release of any Collateral or of any Grantor of the Secured Obligations, or any surrender or non-perfection of any Collateral; or

(g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Grantor (other than the occurrence of the Termination Date).

SECTION 2.6. Postponement of Subrogation. Each Grantor agrees that it will not exercise any rights against another Grantor which it may acquire by way of rights of subrogation under any Loan Document to which it is a party until the Termination Date. No Grantor shall seek or be entitled to seek any contribution or reimbursement from any Loan Party, in respect of any payment made under any Loan Document or otherwise, until the Termination Date. Any amount paid to such Grantor on account of any such exercise of subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Parties and shall promptly (but in any event within five (5) Business Days) be paid and turned over to the Administrative Agent for the benefit of the Secured Parties in the form received by such Grantor (duly endorsed in favor of the Administrative Agent, if required), to be credited and applied against the Secured Obligations, whether matured or unmatured, in accordance with Section 6.1.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

In order to induce the Secured Parties to enter into the Credit Agreement and make Loans and issue Letters of Credit thereunder, and to induce the Secured Parties to enter into Secured Hedge Agreements and Secured Cash Management Agreements, the Grantors represent and warrant to each Secured Party as set forth below.

SECTION 3.1. As to Equity Interests of the Pledgors’ Subsidiaries, Investment Property.

(a) With respect to any direct Subsidiary of any Grantor that is

(i) a corporation, business trust, joint stock company or similar Person, all Pledged Equity Interests issued by such Subsidiary are duly authorized and validly issued, fully paid and non-assessable (or equivalent thereof to the extent applicable in the jurisdiction in which Pledged Equity Interests are issued), and, in the case of any such Subsidiary that is a Domestic Subsidiary, represented by one or more certificates;

(ii) a limited liability company organized under the laws of any State of the U.S., the Pledged Equity Interest issued by such Subsidiary expressly provides that such Equity Interests are securities within the meaning of and governed by Article 8 of the UCC; or

(iii) a partnership or limited liability company, no Pledged Equity Interests issued by such Subsidiary (A) are dealt in or traded on securities exchanges or in securities markets, or (B) are held in a Securities Account, except, with respect to this clause (a)(iii), Pledged Equity Interests (x) for which the Administrative Agent is the registered owner or (y) that are subject to a Control Agreement entered into by such Grantor, the Administrative Agent and the applicable securities intermediary.

(b) Each Grantor has delivered all Certificated Securities constituting Collateral held by such Grantor on the Closing Date to the Administrative Agent, together with duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Administrative Agent.

(c) With respect to Uncertificated Securities constituting Collateral (other than Uncertificated Securities credited to a Securities Account) owned by any Grantor, such Grantor has used commercially reasonable efforts to cause the issuer thereof either to (i) register the Administrative Agent as the registered owner of such security or (ii) agree in an authenticated record with such Grantor and the Administrative Agent that such issuer will comply with instructions with respect to such security originated by the Administrative Agent without further consent of such Grantor.

(d) The percentage of the issued and outstanding Pledged Equity Interests of each Subsidiary pledged by each Grantor hereunder is set forth on Schedule I.

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SECTION 3.2. Grantor Name, Location, etc.

(a) Each Grantor’s jurisdiction of organization or incorporation is set forth in Item A of Schedule II.

(b) The location of each Grantor’s chief executive office or principal place of business as of the date hereof is set forth in Item B of Schedule II.

(c) The Grantors do not have any trade names as of the date hereof other than those set forth in Item C of Schedule II hereto.

(d) During the twelve months preceding the date hereof, no Grantor has had a legal name different from the one set forth on the signature page hereto, except as set forth in Item D of Schedule II hereto.

(e) Each Grantor’s federal taxpayer identification number is set forth in Item E of Schedule II hereto.

(f) No Grantor is a party to any federal, state or local government contract except as set forth in Item F of Schedule II hereto.

(g) No Grantor maintains any Deposit Accounts, Securities Accounts or Commodity Accounts with any Person, in each case, except as set forth on Item G of Schedule II.

(h) No Grantor is the beneficiary of any letters of credit with a face amount in excess of $500,000, except as set forth on Item H of Schedule II.

(i) No Grantor has Commercial Tort Claims (x) in which a suit has been filed by such Grantor and (y) where the amount of damages reasonably expected to be claimed by such Grantor exceeds the Threshold Amount, except as set forth on Item I of Schedule II.

(j) The name of each Grantor set forth on the signature page attached hereto is the true and correct legal name (as defined in the UCC) of such Grantor as of the date hereof.

(k) Each Grantor has obtained a legal, valid and enforceable consent of each issuer of any letter of credit of which it is the beneficiary to the assignment of the Proceeds of such letter of credit to the Administrative Agent and no Grantor has consented to, and is otherwise aware of, any Person (other than the Administrative Agent pursuant hereto) having control (within the meaning of Section 9-107 of the UCC) over, or any other interest in any of such Grantor’s rights in respect thereof.

SECTION 3.3. Ownership, No Liens, etc. Each Grantor has rights in or the power to transfer the Collateral, and each Grantor owns each item of the Collateral free and clear of any Lien, except for any security interest created by this Security Agreement and, except in the case of the Pledged Equity Interests, Permitted Liens. To the knowledge of the Grantors, no effective

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financing statement or other filing similar in effect covering all or any part of the Collateral is on file in any recording office, except those filed in favor of the Administrative Agent relating to this Security Agreement, Permitted Liens (but only in the case of Collateral other than the Pledged Equity Interests) or as to which a duly authorized termination statement relating to such financing statement or other instrument has been delivered to the Administrative Agent on the Closing Date.

SECTION 3.4. Possession of Inventory, Control; etc.

(a) Each Grantor has, and agrees that it will maintain possession of its Documents, Instruments, Promissory Notes, Goods, Equipment and Inventory that are not Excluded Property, other than (i) Equipment and Inventory in transit in the ordinary course of business, (ii) Equipment and Inventory that is in the possession or control of a warehouseman, bailee agent or other Person (other than a Person controlled by or under common control with the applicable Grantor) that has been notified of the security interest created in favor of the Secured Parties pursuant to this Security Agreement, and has authenticated a record acknowledging that it holds possession of such Collateral for the Secured Parties’ benefit and waives any Lien held by it against such Collateral, (iii) Instruments or Promissory Notes that have been delivered to the Administrative Agent pursuant to Section 3.5 and (iv) Equipment and Inventory not in excess of $250,000 in the aggregate at any time. In the case of Equipment or Inventory described in clause (ii) above, to the best of each Grantor’s knowledge, no lessor or warehouseman of any premises or warehouse upon or in which such Equipment or Inventory is located has (i) issued any warehouse receipt or other receipt in the nature of a warehouse receipt in respect of any such Equipment or Inventory, (ii) issued any Document to any third party for any such Equipment or Inventory, (iii) received notification of any secured party’s interest (other than the security interest granted hereunder) in any such Equipment or Inventory or (iv) any Lien on any such Equipment or Inventory other than a Permitted Lien.

(b) Each Grantor is the sole entitlement holder of its Securities Accounts and Commodities Accounts and no other Person (other than the Administrative Agent pursuant to this Security Agreement or any other Person with respect to Permitted Liens) has control or possession of, or any other interest in, any of such accounts or any other securities or property credited thereto.

SECTION 3.5. Negotiable Documents, Instruments and Chattel Paper. Each Grantor has delivered to the Administrative Agent possession of all originals of all Documents, Instruments, Promissory Notes, and tangible Chattel Paper with a value in excess of $500,000 that constitute Collateral and that are owned or held by such Grantor on the Closing Date duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 3.6. Intellectual Property Collateral.

(a) In respect of the Intellectual Property Collateral:

(i) Item A of Schedule III hereto contains a complete and accurate list of all issued and applied-for Patents owned by each Grantor, and Item B of Schedule III hereto contains a complete and accurate list of all Patent Licenses.

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(ii) Item A of Schedule IV hereto contains a complete and accurate list all registered and applied-for Trademarks owned by each Grantor, and Item B of Schedule IV hereto contains a complete and accurate list all Trademark Licenses.

(iii) Item A of Schedule V hereto contains a complete and accurate list of all registered and applied-for Copyrights owned by each Grantor, and Item B of Schedule V hereto contains a complete and accurate list of all Copyright Licenses, including an indication of which of those Copyright Licenses are exclusive licenses granted to such Grantor in respect of any Copyright that is registered with the United States Copyright Office.

(b) Except as disclosed on Schedules III through V, in respect of each Grantor:

(i) Each Grantor is the sole and exclusive owner of the entire and right, title and interest in and to the Owned Intellectual Property Collateral (except for Permitted Liens), and owns, licenses or otherwise has the right to use all Intellectual Property Collateral. All Owned Intellectual Property is held free and clear of any liens, encumbrances or security interests in favor of any third party (except for Permitted Liens). To the Grantors’ knowledge, the Owned Intellectual Property Collateral is subsisting and in full force, and has not been abandoned or adjudged invalid or unenforceable, in whole or in part. No third party has asserted any claim in writing challenging the ownership, use, protectabillity, registrability, validity or enforceability of any Owned Intellectual Property Collateral, and to the Grantors’ knowledge, there is no valid basis for any such claims.

(ii) Each Grantor owns, licenses, or otherwise has the right to use all Intellectual Property Collateral. To each Grantor’s knowledge, the Grantors’ use of the Intellectual Property Collateral does not infringe upon the rights of any third party in any material respect. No third party has asserted any claim in writing that the Grantors’ use of the Intellectual Property Collateral infringes, misappropriates, dilutes, misuses, or otherwise violates its intellectual property rights, and to the Grantors’ knowledge, there is no valid basis for any such claims.

(iii) To each Grantor’s knowledge, each Grantor has made all necessary filings and recordations with the United States Patent and Trademark Office and corresponding offices in other jurisdictions in the world to maintain all material Owned Intellectual Property Collateral, and to prevent any material Owned Intellectual Property Collateral from becoming forfeited, abandoned, dedicated to the public, invalidated or impaired in any way, except to the extent that such Grantor (A) reasonably and in good faith determines that the relevant Owned Intellectual Property Collateral is no longer material to the Grantor’s business as it is then currently conducted, or (B) reasonably and in good faith determines that taking such actions would be commercially impracticable.

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(iv) No action by any Grantor is currently pending or threatened in writing which asserts that any third party is infringing, misappropriating, diluting, misusing or otherwise violating any Owned Intellectual Property Collateral and, to such Grantor’s knowledge, no third party is infringing upon, misappropriating, diluting, misusing or otherwise violating any Intellectual Property owned or used by such Grantor in any material respect, or any of its respective licensees.

(v) No settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by any Grantor or to which any Grantor is bound that adversely affects its rights to own or use any Intellectual Property Collateral.

(vi) Each Grantor has executed and delivered to the Administrative Agent, Intellectual Property Collateral security agreements for all Copyrights, Patents and Trademarks owned by such Grantor, including all Copyrights, Patents and Trademarks on Schedules III, IV or V (as such schedules may be amended or supplemented from time to time).

(vii) To the Grantors’ knowledge, the consummation of the transactions contemplated by the Credit Agreement and this Security Agreement will not result in the termination or material impairment of any of the Intellectual Property Collateral.

SECTION 3.7. Validity, etc.

(a) The security interests granted pursuant to this Security Agreement are valid security interests in the Collateral securing the payment of the Secured Obligations.

(b) Upon the filing of UCC-1 financing statements (collectively, the “Filing Statements”) in the appropriate filing office in each Grantor’s jurisdiction of organization as set forth in Item A of Schedule II and the payment of any related filing fees, the security interests created under this Security Agreement shall constitute perfected security interests in the Collateral described on such Filing Statements in favor of the Administrative Agent on behalf of the Secured Parties to the extent that a security interest therein may be perfected by filing pursuant to the relevant UCC, prior to all other Liens, except for Permitted Liens.

SECTION 3.8. Authorization, Approval, etc. Except as (i) have been obtained or made (or are obtained or made in connection herewith) and are in full force and effect or (ii) may be required in connection with the exercise of remedies under the Loan Documents by any Secured Party, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or, except as would not reasonably be expected to have a Material Adverse Effect, any other third party, is required either

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(a) for the grant by the Grantors of the security interest granted hereunder or for the execution, delivery and performance of this Security Agreement by the Grantors; or

(b) for the perfection or maintenance of the security interests hereunder including the first priority (subject to Permitted Liens that are senior by operation of law (in which case such security interest shall be second in priority of right only to the Permitted Liens until the obligations secured by such Permitted Liens have been satisfied)) nature of such security interest (except with respect to the Filing Statements or, with respect to Intellectual Property Collateral, the recordation of any agreements with the United States Patent and Trademark Office or the United States Copyright Office).

SECTION 3.9. Best Interests. It is in the best interests of each Grantor to execute this Security Agreement inasmuch as such Grantor will, as a result of being a Subsidiary of the Parent and/or of the Company, derive substantial direct and indirect benefits from the Loans made from time to time to, and Letters of Credit issued from time to time for the account of, the Parent and to the Company by the Lenders pursuant to the Credit Agreement and the execution and delivery of Secured Hedge Agreements and Secured Cash Management Agreements among the Loan Parties and certain Secured Parties, and each Grantor agrees that the Secured Parties are relying on this representation in agreeing to make such Loans and other extensions of credit pursuant to the Loan Documents to the Borrowers.

ARTICLE IV

COVENANTS

Each Grantor covenants and agrees that, until the Termination Date, such Grantor will perform, comply with and be bound by the obligations set forth below.

SECTION 4.1. As to Investment Property; Deposit Accounts; Securities.

SECTION 4.1.1. Equity Interests of the Pledgors’ Subsidiaries. No Grantor will allow any of its Subsidiaries:

(a) that is a corporation, business trust, joint stock company or similar Person, to issue Uncertificated Securities (other than any Subsidiary that is not a Domestic Subsidiary);

(b) that is a partnership or limited liability company, to (i) issue Equity Interests that are to be dealt in or traded on securities exchanges or in securities markets, (ii) fail to expressly provide in its Organization Documents that its Equity Interests are securities within the meaning of and governed by Article 8 of the UCC, or (iii) place such Subsidiary’s Equity Interests in a Securities Account, except, with respect to this clause (b), Equity Interests (x) for which the Administrative Agent is the registered owner or (y) that are subject to a Control Agreement entered into by such Grantor, the Administrative Agent and the applicable securities intermediary; and

(c) to issue Equity Interests in addition to or in substitution for the Equity Interests pledged hereunder, except to such Grantor (and such Equity Interests are

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immediately pledged and delivered to the Administrative Agent pursuant to the terms of this Security Agreement) or to the extent that such issuance is not prohibited by the Credit Agreement.

SECTION 4.1.2. Certificated and Uncertificated Securities.

(a) Such Grantor will deliver all Certificated Securities that constitute Collateral owned or held by such Grantor to the Administrative Agent, together with duly executed undated blank stock powers, or other equivalent instruments of transfer reasonably acceptable to the Administrative Agent.

(b) Such Grantor will use its commercially reasonable efforts to cause the issuer of any and all Uncertificated Securities (other than Uncertificated Securities credited to a Securities Account) constituting Investment Property and Collateral owned or held by such Grantor, to either (i) register the Administrative Agent as the registered owner thereof on the books and records of the issuer or (ii) execute a Control Agreement relating to such Investment Property pursuant to which the issuer agrees to comply with the Administrative Agent’s instructions with respect to such Uncertificated Securities without further consent by such Grantor.

SECTION 4.1.3. Deposit Accounts, Securities Accounts and Commodities Accounts. Such Grantor will,

(a) maintain all of its Deposit Accounts (other than Excluded Accounts) only with the Administrative Agent, provided that, with respect to any such account existing on the Closing Date and identified in Item G of Schedule II, such Grantor shall (x) use its commercially reasonable efforts to cause the depositary institution at which such accounts are located to execute a Control Agreement pursuant to which, upon the occurrence and during the continuance of an Event of Default, such depositary institution agrees to comply with the Administrative Agent’s instructions with respect to such accounts and the funds on deposit therein without further consent by such Grantor or (y) close such accounts and transfer any funds on deposit therein to an account at the Administrative Agent, in each case within sixty (60) days of the Closing Date; and

(b) following the occurrence and during the continuance of a Specified Default, at the request of the Administrative Agent or the Required Lenders, use its commercially reasonable efforts to cause the intermediary maintaining any Securities Accounts, Commodity Accounts, Commodity Contracts or Security Entitlements constituting Investment Property owned or held by any Grantor (other than Excluded Accounts), to execute a Control Agreement relating to such Investment Property.

SECTION 4.1.4. Negotiable Documents, Instruments and Chattel Paper. Each Grantor agrees that it will, promptly following receipt thereof, deliver to the Administrative Agent possession of all originals of negotiable Documents, Instruments, Promissory Notes and Chattel Paper with a value in excess of $500,000 that it acquires following the Closing Date duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Administrative Agent. No Grantor shall create any

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tangible Chattel Paper with a value in excess of $500,000 without placing a legend on such tangible Chattel Paper reasonably acceptable to the Administrative Agent indicating that the Administrative Agent has a security interest in such Chattel Paper.

SECTION 4.1.5. Distributions; Voting Rights; etc. Each Grantor agrees that, upon not less than five (5) Business Days’ prior written notice from the Administrative Agent, which notice shall contain a request therefor by the Administrative Agent, upon the occurrence and during the continuance of a Specified Default:

(a) such Grantor shall promptly deliver (properly endorsed where required hereby or requested by the Administrative Agent) to the Administrative Agent all Distributions with respect to Investment Property, all interest, principal, other cash payments on Payment Intangibles, and all Proceeds of the Collateral, in each case that is Collateral and thereafter received by such Grantor, all of which shall be held by the Administrative Agent as additional Collateral;

(b) so long as the Administrative Agent has given such Grantor not less than five (5) Business Days’ prior written notice of the Administrative Agent’s intention to exercise its voting power under this clause, the Administrative Agent may exercise (to the exclusion of such Grantor) the voting power and all other incidental rights of ownership with respect to any Investment Property constituting Collateral and such Grantor hereby grants the Administrative Agent an irrevocable proxy, exercisable only upon the occurrence and during the continuance of a Specified Default, to vote such Investment Property; and

(c) such Grantor shall promptly execute and deliver to the Administrative Agent such proxies and other instruments as the Administrative Agent may reasonably request in order to permit the Administrative Agent to exercise the voting power and all other incidental rights of ownership with respect to any Investment Property constituting Collateral that it may be entitled to exercise pursuant to this Security Agreement.

All dividends, Distributions, interest, principal, cash payments, Payment Intangibles and Proceeds that are Collateral and may at any time and from time to time be held by such Grantor, but which such Grantor is then obligated to deliver to the Administrative Agent pursuant to clause (a) above, shall, until delivery to the Administrative Agent, be held by such Grantor separate and apart from its other property and in trust for the Administrative Agent. The Administrative Agent agrees that unless a Specified Default shall have occurred and be continuing and the Administrative Agent shall have given the notice referred to in this Section 4.1.5, such Grantor will have the exclusive voting power with respect to any Investment Property constituting Collateral; provided that no vote shall be cast, or consent, waiver, or ratification given, or action taken by such Grantor that would impair the security interests granted to the Secured Parties hereunder in such Collateral or violate any provision of any Loan Document.

SECTION 4.1.6. Continuous Pledge. Each Grantor will at all times maintain the security interest granted in any Investment Property constituting Collateral pursuant to this Security Agreement in favor of the Administrative Agent on behalf of the Secured Parties as a perfected first-priority security interest (subject to Permitted Liens, except in the case of the Pledged Equity Interests).

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SECTION 4.2. Change of Name, etc. No Grantor will change its name or jurisdiction of incorporation or organization or federal taxpayer identification number except upon not less than 30 days’ prior written notice to the Administrative Agent.

SECTION 4.3. As to Accounts.

(a) Each Grantor shall have the right to collect all Accounts so long as no Specified Default shall have occurred and be continuing. No Grantor shall take or omit to take any action which would result in any material impairment of any Payment Intangible or other Instrument constituting Collateral.

(b) Upon (i) the occurrence and during the continuance of a Specified Default and (ii) the delivery of not less than five (5) Business Days’ prior written notice by the Administrative Agent to each Grantor, all Proceeds of Collateral received by such Grantor shall be delivered in kind to the Administrative Agent for deposit in a Deposit Account of such Grantor maintained with the Administrative Agent (together with any other Accounts pursuant to which any portion of the Collateral is deposited with the Administrative Agent but excluding any Excluded Account, the “Collateral Accounts”), and such Grantor shall not commingle any such Proceeds, and shall hold separate and apart from all other property, all such Proceeds in express trust for the benefit of the Administrative Agent until delivery thereof is made to the Administrative Agent.

(c) Upon (i) the occurrence and during the continuance of a Specified Default and (ii) the delivery of prior written notice by the Administrative Agent to each Grantor, the Administrative Agent shall have the right to apply any amount in the Collateral Account to the payment of any Secured Obligations which are then due and payable.

(d) With respect to each of the Collateral Accounts, it is hereby confirmed and agreed that (i) deposits in such Collateral Account are subject to a security interest as contemplated hereby, (ii) such Collateral Account shall be under the control of the Administrative Agent and (iii) the Administrative Agent shall have the sole right of withdrawal over such Collateral Account.

(e) The Administrative Agent will make available to the applicable Grantor all amounts in any Collateral Account upon the request of such Grantor, so long as no Specified Default has occurred and is then continuing (as certified by the applicable Grantor to the Administrative Agent) including upon a cure or waiver of any Specified Default.

SECTION 4.4. As to Intellectual Property Collateral. Each Grantor covenants and agrees to comply with the following provisions as such provisions relate to any Intellectual Property Collateral material to the operations or business of such Grantor:

(a) Grantors shall not perform or fail to perform any act whereby any material Owned Intellectual Property Collateral may lapse or become abandoned or dedicated to

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the public or unenforceable, unless such Grantor (A) reasonably and in good faith determines that the relevant Owned Intellectual Property Collateral is no longer material to the Grantor’s business as it is then currently conducted, or (B) reasonably and in good faith determines that the maintenance of such Owned Intellectual Property Collateral would be commercially impracticable.

(b) Concurrently with the delivery of the financial statements described in Section 6.01(g) of the Credit Agreement (or 6.01(e) of the Credit Agreement in the case of the annual financial statements), in the event that any Grantor has filed any new application to register any Patent, Trademark or Copyright, or has obtained any ownership interest in any Patent, Trademark or Copyright, in each case, since the most recent date on which such financial statements were delivered, each Grantor shall deliver to the Administrative Agent a duly executed Patent Security Agreement, Trademark Security Agreement or Copyright Security Interest in the form of Exhibit A, Exhibit B or Exhibit C, as applicable, with respect to each such new registration or ownership interest. In each case such Grantor shall execute and deliver to the Administrative Agent any other document required to acknowledge or register, record or perfect the Administrative Agent’s interest in any part of such item of Intellectual Property unless such Grantor shall determine in good faith using its commercially reasonable business judgment (with the consent of the Administrative Agent) that any such Intellectual Property is not material and is of negligible economic value to such Grantor.

(c) Each Grantor shall take all necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office and corresponding offices in other countries of the world, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, the Owned Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes, unless (i) such Grantor shall reasonably and in good faith determine (x) that any of such Owned Intellectual Property Collateral is of negligible economic value to such Grantor and (y) that the loss of such Owned Intellectual Property Collateral would not have a Material Adverse Effect on the business, or (ii) such Grantor shall reasonably and in good faith determine that the maintenance of such Owned Intellectual Property Collateral would be commercially impracticable.

SECTION 4.5. As to Letter-of-Credit Rights.

(a) Upon any Grantor becoming the beneficiary of a letter of credit with a face amount in excess of $500,000 that is not a Supporting Obligation of any other Collateral, such Grantor will (i) use commercially reasonable efforts to cause the issuer of such letter of credit and each nominated person (if any) with respect thereto to consent to the assignment by such Grantor to the Administrative Agent of the Proceeds thereof in a consent agreement in form and substance reasonably satisfactory to the Administrative Agent and (ii) deliver written evidence of such consent to the Administrative Agent.

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(b) Upon the occurrence and during the continuance of a Specified Default, such Grantor will, promptly upon request by the Administrative Agent, (i) notify (and such Grantor hereby authorizes the Administrative Agent to notify) the issuer and each nominated person with respect to each of the letters of credit described in clause (a) above of the occurrence of such Specified Default and direct such Person to make any payments under any such letter of credit to be made to a Collateral Account for application by the Administrative Agent to any Secured Obligations which are then due and payable and (ii) use commercially reasonable efforts to arrange for the Administrative Agent to become the transferee beneficiary of such letter of credit.

SECTION 4.6. As to Commercial Tort Claims. Each Grantor covenants and agrees that, until the Termination Date, with respect to any Commercial Tort Claim in excess of the Threshold Amount individually or in the aggregate hereafter arising, it shall deliver to the Administrative Agent a supplement to this Agreement in form and substance reasonably satisfactory to the Administrative Agent, together with all supplements to schedules thereto identifying such new Commercial Tort Claims and take all such action reasonably requested by the Administrative Agent to grant to the Administrative Agent and perfect a security interest in such Commercial Tort Claim.

SECTION 4.7. Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the U.S. Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the U.S. Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, with a value in excess of the Threshold Amount, such Grantor shall promptly notify the Administrative Agent thereof and, at the reasonable request of the Administrative Agent, shall take such action as the Administrative Agent may request to vest in the Administrative Agent control under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Administrative Agent agrees with such Grantor that the Administrative Agent will arrange, pursuant to procedures reasonably satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent’s loss of control, for the Grantor to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the U.S. Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the U.S. Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such electronic chattel paper or transferable record.

SECTION 4.8. Further Assurances, etc. Each Grantor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Administrative Agent may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, such Grantor will

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(a) from time to time upon the reasonable request of the Administrative Agent, promptly deliver to the Administrative Agent such stock powers, instruments and similar documents, in form and substance to the reasonably satisfactory Administrative Agent, with respect to such Collateral and will, after the occurrence and during the continuance of any Specified Default, upon not less than five (5) Business Days’ prior written notice from the Administrative Agent, transfer any securities constituting Collateral into the name of any nominee designated by the Administrative Agent;

(b) file (and hereby authorize the Administrative Agent to file) such Filing Statements or continuation statements, or amendments thereto, and such other instruments or notices (including any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. § 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be reasonably necessary or that the Administrative Agent may reasonably request in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Administrative Agent hereby; and

(c) furnish to the Administrative Agent, from time to time at the Administrative Agent’s reasonable request (but not more often than one (1) time during any twelve (12) month period when no Specified Default is continuing), statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral, all in reasonable detail.

With respect to the foregoing and the grant of the security interest hereunder, each Grantor hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral; and to make all relevant filings with the United States Patent and Trademark Office, the United States Copyright Office and corresponding offices in other countries of the world in respect of the Intellectual Property Collateral. Each Grantor agrees that a carbon, photographic or other reproduction of this Security Agreement or any UCC financing statement covering the Collateral or any part thereof shall be sufficient as a UCC financing statement where permitted by Law. Each Grantor hereby authorizes the Administrative Agent to file financing statements describing as the collateral covered thereby “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the Collateral described in this Security Agreement.

ARTICLE V

THE ADMINISTRATIVE AGENT

SECTION 5.1. Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Administrative Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Administrative Agent’s discretion, following the occurrence and during the continuance of a Specified Default, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to carry out the terms of this Security Agreement, including:

(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

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(b) to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper, in connection with clause (a) above;

(c) to file any claims or take any action or institute any proceedings which the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral; and

(d) to perform the affirmative obligations of such Grantor hereunder.

Each Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable until the Termination Date and coupled with an interest.

SECTION 5.2. Administrative Agent Has No Duty. The powers conferred on the Administrative Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or responsibility for

(a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Investment Property, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or

(b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 5.3. Reasonable Care. The Administrative Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided that the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as each Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Specified Default, but failure of the Administrative Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

ARTICLE VI

REMEDIES

SECTION 6.1. Certain Remedies. If any Specified Default shall have occurred and be continuing:

(a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may, to the extent permitted by applicable Laws:

(i) take possession of any Collateral not already in its possession without demand and without legal process;

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(ii) require each Grantor to, and each Grantor hereby agrees that it will, at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place to be designated by the Administrative Agent that is reasonably convenient to both parties,

(iii) enter onto the property where any Collateral is located and take possession thereof without demand and without legal process;

(iv) without notice except as specified below, lease, license, sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by Law, at least ten days’ prior notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) All cash Proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral pursuant to this Section 6.1 shall be applied by the Administrative Agent against all or any part of the Secured Obligations as set forth in Section 8.03 of the Credit Agreement.

(c) The Administrative Agent may, to the extent permitted by applicable Laws:

(i) subject to Section 4.1.5 with respect to any Investment Property constituting Collateral, transfer all or any part of the Collateral into the name of the Administrative Agent or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder,

(ii) notify the parties obligated on any of the Collateral to make payment to the Administrative Agent of any amount due or to become due thereunder,

(iii) withdraw, or cause or direct the withdrawal, of all funds with respect to the Collateral Account;

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(iv) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

(v) endorse any checks, drafts, or other writings in any Grantor’s name to allow collection of the Collateral,

(vi) take control of any Proceeds of the Collateral, and

(vii) execute (in the name, place and stead of any Grantor upon not less than five (5) Business Days’ prior written notice to such Grantor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

(d) Without limiting the foregoing, in respect of the Intellectual Property Collateral:

(i) upon the request of the Administrative Agent, each Grantor shall execute and deliver to the Administrative Agent an assignment or assignments of the Intellectual Property Collateral, subject (in the case of any licenses thereunder) to any valid and enforceable requirements to obtain consents from any third parties, and such other documents as are necessary or appropriate to carry out the intent and purposes hereof;

(ii) each Grantor agrees that the Administrative Agent may file applications and maintain registrations for the protection of the Intellectual Property Collateral and/or bring suit in the name of such Grantor, the Administrative Agent or any Secured Party to enforce the Intellectual Property Collateral and any licenses thereunder and, upon the request of the Administrative Agent, each Grantor shall use all commercially reasonable efforts to assist with such filing or enforcement (including the execution of relevant documents); and

(iii) in the event that the Administrative Agent elects not to make any filing or bring any suit as set forth in clause (ii), each Grantor shall, upon the request of Administrative Agent, use all commercially reasonable efforts, whether through making appropriate filings or bringing suit or otherwise, to protect, enforce and prevent the infringement, misappropriation, dilution, unauthorized use or other violation of the Intellectual Property Collateral.

SECTION 6.2. Compliance with Restrictions. Each Grantor agrees that in any sale of any of the Collateral whenever a Specified Default shall have occurred and be continuing, the Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is reasonably necessary in order to avoid any violation of applicable Law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for

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investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and such Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Administrative Agent be liable nor accountable to such Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

SECTION 6.3. Protection of Collateral. The Administrative Agent may from time to time, at its option, (a) perform any act which any Grantor fails to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of a Specified Default) and (b) take any other action which the Administrative Agent deems reasonably necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein and, in each case, the reasonable and documented out-of-pocket expenses of the Administrative Agent incurred in connection therewith shall be payable by such Grantor pursuant to Section 10.04 of the Credit Agreement.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1. Loan Document. This Security Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.

SECTION 7.2. Binding on Successors, Transferees and Assigns; Assignment. This Security Agreement shall remain in full force and effect until the Termination Date has occurred, shall be binding upon the Grantors and their successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and its successors, transferees and assigns; provided that no Grantor may (unless otherwise permitted under the terms of the Credit Agreement or this Security Agreement) assign any of its obligations hereunder without the prior written consent of all Lenders.

SECTION 7.3. Amendments, etc. No amendment to or waiver of any provision of this Security Agreement, nor consent to any departure by any Grantor from its obligations under this Security Agreement, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (on behalf of the Lenders or the Required Lenders, as the case may be, pursuant to Section 10.01 of the Credit Agreement) and the Grantors and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which such waiver or consent is given.

SECTION 7.4. Notices. All notices and other communications provided for hereunder shall be in writing or by facsimile and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party specified in the Credit Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other party. Any notice or other communication, if mailed and properly addressed with postage

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prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or other communication, if transmitted by facsimile, shall be deemed given when transmitted and electronically confirmed.

SECTION 7.5. Release of Liens. Upon (a) any Disposition of Collateral not prohibited by the Credit Agreement or (b) the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to (i) such Collateral (in the case of clause (a)) or (ii) all Collateral (in the case of clause (b)), without delivery of any instrument or performance of any act by any party. Upon the occurrence of the Termination Date, this Agreement and all obligations of each Grantor hereunder shall automatically terminate without delivery of any instrument or performance of any act by any party. A Grantor shall automatically be released from its obligations hereunder upon the consummation of any transaction not prohibited by the Credit Agreement as a result of which such Grantor ceases to be a Domestic Subsidiary of any of Parent and any of its Subsidiaries. Upon any such Disposition, other permitted transaction or termination, the Administrative Agent will, at the Grantors’ sole expense, deliver to the Grantors, without any representations, warranties or recourse of any kind whatsoever, all Collateral held by the Administrative Agent hereunder, and execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

SECTION 7.6. Additional Grantors. Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a “Grantor” hereunder with the same force and effect as if it were originally a party to this Security Agreement and named as a “Grantor” hereunder. The execution and delivery of such supplement shall not require the consent of any other Grantor hereunder, and the rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

SECTION 7.7. No Waiver; Remedies. In addition to, and not in limitation of Section 2.5, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.

SECTION 7.8. Headings. The various headings of this Security Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provisions thereof.

SECTION 7.9. Severability. If any provision of this Security Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Security Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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SECTION 7.10. Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECURITY AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT. EACH FOREIGN OBLIGOR HEREBY IRREVOCABLY APPOINTS THE COMPANY, AS ITS AUTHORIZED AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT AND CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY SUCH COURTS BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO

27

SUCH AGENT AT SUCH ADDRESS, AND AGREES THAT SUCH SERVICE, TO THE FULLEST EXTENT PERMITTED BY LAW: (I) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING; AND (II) SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO IT. IF ANY AGENT APPOINTED BY ANY PERSON PARTY HERETO REFUSES TO ACCEPT SERVICE, SUCH PERSON HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL UPON RECEIPT CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN CONTAINED SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY OTHER PERSON PARTY HERETO TO BRING PROCEEDINGS AGAINST SUCH PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

SECTION 7.11. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 7.12. Counterparts. This Security Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Security Agreement by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Security Agreement.

SECTION 7.13. Security Agreements. Without limiting any of the rights, remedies, privileges or benefits provided hereunder to the Administrative Agent for its benefit and the ratable benefit of the other Secured Parties, each Grantor and the Administrative Agent hereby agree that the terms and provisions of this Security Agreement in respect of any Collateral subject to the pledge or other Lien of any other Loan Document are, and shall be deemed to be, supplemental and in addition to the rights, remedies, privileges and benefits provided to the Administrative Agent and the other Secured Parties under such other Loan Document and under applicable Law to the extent consistent with applicable Law; provided that, in the event that the terms of this Security Agreement conflict or are inconsistent with the applicable other Loan Document or applicable Law governing such other Loan Document, (a) to the extent that the provisions of such other Loan Document or applicable foreign Law are, under applicable foreign Law, necessary for the creation, perfection or priority of the security interests in the Collateral subject to such Loan Document, the terms of such other Loan Document or such applicable Law shall be controlling and (b) otherwise, the terms hereof shall be controlling.

28

SECTION 7.14. ENTIRE AGREEMENT. THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

29

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be duly executed and delivered by its Responsible Officer as of the date first above written.

KOFAX, INC., as a Grantor

By:
Name:
Title:

KOFAX HOLDINGS CORPORATION, as a Grantor

By:
Name:
Title:

KOFAX COMPONENTS CORPORATION, as a Grantor

By:
Name:
Title:

KOFAX INTERNATIONAL, INC., as a Grantor

By:
Name:
Title:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

SCHEDULE I

to Security Agreement

Name of Grantor:

Common Stock
Issuer (corporate)	Cert. #	# of Shares	Authorized Shares	Outstanding Shares	% of Shares Pledged

Limited Liability Company Interests
Issuer (limited liability company)	% of Limited Liability Company Interests Pledged	Type of Limited Liability Company Interests Pledged

Partnership Interests
Issuer (partnership)	% of Partnership Interests Owned	% of Partnership Interests Pledged

US Pledge and Security Agreement

SCHEDULE II

to Security Agreement

Item A.	Location of each Grantor.

Name of Grantor:	Location for purposes of UCC:
[GRANTOR]	[LOCATION]

Item B.	Filing locations last five years.

Name of Grantor:	Filing locations last five years
[GRANTOR]	[LOCATION]

Item C.	Trade names.

Name of Grantor:	Trade Names:
[GRANTOR]

Item D.	Merger or other corporate reorganization.

Name of Grantor:	Merger or other corporate reorganization:
[GRANTOR]

Item E.	Taxpayer ID numbers.

Name of Grantor:	Taxpayer ID numbers:
[GRANTOR]

Item F.	Government Contracts.

Name of Grantor:	Description of Contract:
[GRANTOR]

Item G.	Deposit Accounts and Securities Accounts.

Name of Grantor:	Description of Deposit Accounts and Securities Accounts:
[GRANTOR]

Item H.	Letter of Credit Rights.

Name of Grantor:	Description of Letter of Credit Rights:
[GRANTOR]

Item I.	Commercial Tort Claims.

Name of Grantor:	Description of Commercial Tort Claims:
[GRANTOR]

SCHEDULE III

to Security Agreement

Item A. Patents

Issued Patents

Country	Patent No.	Issue Date	Inventor(s)	Title

Pending Patent Applications

Country	Serial No.	Filing Date	Inventor(s)	Title

Item B. Patent Licenses

Country or Territory	Patent	Licensor	Licensee	Effective Date	Expiration Date

SCHEDULE IV

to Security Agreement

Item A. Trademarks

Registered Trademarks

Country	Trademark	Registration No.	Registration Date

Pending Trademark Applications

Country	Trademark	Serial No.	Filing Date

Item B. Trademark Licenses

Country or Territory	Trademark	Licensor	Licensee	Effective Date	Expiration Date

SCHEDULE V

to Security Agreement

Item A. Copyrights/Mask Works

Registered Copyrights/Mask Works

Country	Registration No	Registration Date	Author(s)	Title

Copyright/Mask Work Pending Registration Applications

Country	Serial No.	Filing Date	Author(s)	Title

Item B. Copyright/Mask Work Licenses (including an indication of exclusive Licenses for U.S. registered Copyrights)

Country or Territory	Copyright	Licensor	Licensee	Effective Date	Expiration Date

EXHIBIT A

to Security Agreement

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of             , 200   (this “Agreement”), is made by [NAME OF GRANTOR], a                           (the “Grantor”), in favor of BANK OF AMERICA, N.A., as the administrative agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties.

W I T N E S S E T H :

WHEREAS, pursuant to a Credit Agreement, dated as of [            ], 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Parent, Kofax Switzerland, the Lenders from time to time party thereto, the Administrative Agent and the L/C Issuer, the Lenders have extended Commitments to make Loans to the Borrowers;

[WHEREAS, pursuant to a Guaranty, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Company Guaranty”), the Company has guaranteed all Obligations of the Parent and of Kofax Switzerland under the Credit Agreement and under any Secured Cash Management Agreements and Secured Hedge Agreements;]1

[WHEREAS, pursuant to a Guaranty, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Domestic Subsidiary Guaranty”), each of Kofax Holdings, Kofax Components and Kofax International has guaranteed all Obligations of the Borrowers under the Credit Agreement and under any Secured Cash Management Agreements and Secured Hedge Agreements;]2

WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered a Pledge and Security Agreement, dated as of [DATE] (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, pursuant to the Credit Agreement and pursuant to clause (e) of Section 4.4 of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Administrative Agent a continuing security interest in all of the Patent Collateral (as defined below) to secure all Secured Obligations; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement; and

[1]	Include if Company is a party.
[2]	Include if any Grantor other than the Company is a party.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of each Secured Party, as follows:

SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Security Agreement.

SECTION 2. Grant of Security Interest. The Grantor hereby grants to the Administrative Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of the Grantor’s right, title and interest throughout the world, whether now or hereafter existing or acquired by the Grantor, in and to the following (Patent Collateral”):

(a) inventions and discoveries, whether patentable or not, all letters patent and applications for letters patent throughout the world, including all patent applications in preparation for filing, including all reissues, divisionals, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing (“Patents”), including each Patent and Patent application referred to in Item A of Schedule I;

(b) all Patent licenses, and other agreements for the grant by or to such Grantor of any right to use any items of the type referred to in clause (a) above (each a “Patent License”), including each Patent License referred to in Item B of Schedule I;

(c) the right to sue third parties for past, present and future infringements of any Patent or Patent application, and for breach or enforcement of any Patent License; and

(d) all proceeds of, and rights associated with, the foregoing (including Proceeds, licenses, royalties, income, payments, claims, damages and proceeds of infringement suits).

Notwithstanding the foregoing, Patent Collateral shall not include those items set forth in clauses (i) through (v) of Section 2.1 of the Security Agreement.

SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Administrative Agent in the Patent Collateral with the United States Patent and Trademark Office and corresponding offices in other countries of the world. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Administrative Agent for its benefit and the ratable benefit of each other Secured Party under the Security Agreement. The Security Agreement (and all rights and remedies of the Administrative Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4. Waiver, etc. The Grantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations, this Agreement and the Security Agreement and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Grantor or any other Person (including any other Grantor) or entity or any Collateral securing the Secured Obligations, as the case may be. As provided below, this Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York.

SECTION 5. Release of Liens; Termination of Agreement. Upon (a) the Disposition of Patent Collateral in accordance with the Credit Agreement or (b) the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to (i) such Patent Collateral (in the case of clause (a)) or (ii) all Patent Collateral (in the case of clause (b)), without delivery of any instrument or performance of any act by any party. Upon the occurrence of the Termination Date, this Agreement and all obligations of each Grantor hereunder shall automatically terminate without delivery of any instrument or performance of any act by any party. A Grantor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Grantor ceases to be a Subsidiary of any of Parent and any of its Subsidiaries. Upon any such Disposition, other permitted transaction or termination, the Administrative Agent will, at the Grantors’ sole expense, deliver to the Grantors, without any representations, warranties or recourse of any kind whatsoever, all Patent Collateral held by the Administrative Agent hereunder, and execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

SECTION 6. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

SECTION 7. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.

SECTION 8. Governing Law, Entire Agreement, etc. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 9. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

*    *    *    *    *

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its Responsible Officer as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

SCHEDULE I

to Patent Security Agreement

Item A. Patents

Issued Patents

Country	Patent No.	Issue Date	Inventor(s)	Title

Pending Patent Applications

Country	Serial No.	Filing Date	Inventor(s)	Title

Item B. Patent Licenses

Country or Territory	Patent	Licensor	Licensee	Effective Date	Expiration Date

EXHIBIT B

to Security Agreement

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of             , 200   (this “Agreement”), is made by [NAME OF GRANTOR], a                           (the “Grantor”), in favor of BANK OF AMERICA, N.A., as the administrative agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties.

W I T N E S S E T H :

WHEREAS, pursuant to a Credit Agreement, dated as of [            ], 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Parent, Kofax Switzerland, the Lenders from time to time party thereto, the Administrative Agent and the L/C Issuer, the Lenders have extended Commitments to make Loans to the Borrowers;

[WHEREAS, pursuant to a Guaranty, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Company Guaranty”), the Company has guaranteed all Obligations of the Parent and of Kofax Switzerland under the Credit Agreement and under any Secured Cash Management Agreements and Secured Hedge Agreements;]3

[WHEREAS, pursuant to a Guaranty, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Domestic Subsidiary Guaranty”), each of Kofax Holdings, Kofax Components and Kofax International has guaranteed all Obligations of the Borrowers under the Credit Agreement and under any Secured Cash Management Agreements and Secured Hedge Agreements;]4

WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered a Pledge and Security Agreement, dated as of [DATE] (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, pursuant to the Credit Agreement and pursuant to clause (e) of Section 4.4 of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Administrative Agent a continuing security interest in all of the Trademark Collateral (as defined below) to secure all Secured Obligations; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement; and

[3]	Include if Company is a party.
[4]	Include if any Grantor other than the Company is a party.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of each Secured Party, as follows:

SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Security Agreement.

SECTION 2. Grant of Security Interest. The Grantor hereby grants to the Administrative Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of the Grantor’s right, title and interest throughout the world, whether now or hereafter existing or acquired by the Grantor, in and to the following (the “Trademark Collateral”):

(a) (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos and other source or business identifiers, and all goodwill of the business associated therewith, whether currently in use or not, all registrations and all pending applications in connection therewith, in the United States Patent and Trademark Office and corresponding offices in any other jurisdictions in the world, and any common-law rights relating to the foregoing, and (ii) the right to obtain all reissues, extensions or renewals of the foregoing (collectively referred to as “Trademarks”), including those Trademarks referred to in Item A of Schedule I;

(b) all Trademark licenses and other agreements for the grant by or to such Grantor of any right to use any Trademark (each a “Trademark License”), including each Trademark License referred to in Item B of Schedule I;

(c) all of the goodwill of the business connected with the use of, and symbolized by the Trademarks described in clause (a) and, to the extent applicable, clause (b);

(d) the right to sue third parties for past, present and future infringements or dilution of the Trademarks described in clause (a) and, to the extent applicable, clause (b) or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark License; and

(e) all proceeds of, and rights associated with, the foregoing (including Proceeds, licenses, royalties, income, payments, claims, damages and proceeds of infringement suits).

Notwithstanding the foregoing, Trademark Collateral shall not include those items set forth in clauses (i) through (v) of Section 2.1 of the Security Agreement.

SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Administrative Agent in the Trademark Collateral with the United States Patent and Trademark Office and corresponding offices in other countries of the world. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Administrative Agent for its benefit and the ratable benefit of each other Secured Party under the Security Agreement. The Security Agreement (and all rights and remedies of the Administrative Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4. Waiver, etc. The Grantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations, this Agreement and the Security Agreement and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Grantor or any other Person (including any other Grantor) or entity or any Collateral securing the Secured Obligations, as the case may be. As provided below, this Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York.

SECTION 5. Release of Liens; Termination of Agreement. Upon (a) the Disposition of Trademark Collateral in accordance with the Credit Agreement or (b) the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to (i) such Trademark Collateral (in the case of clause (a)) or (ii) all Trademark Collateral (in the case of clause (b)), without delivery of any instrument or performance of any act by any party. Upon the occurrence of the Termination Date, this Agreement and all obligations of each Grantor hereunder shall automatically terminate without delivery of any instrument or performance of any act by any party. A Grantor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Grantor ceases to be a Subsidiary of any of The Parent and any of its Subsidiaries. Upon any such Disposition, other permitted transaction or termination, the Administrative Agent will, at the Grantors’ sole expense, deliver to the Grantors, without any representations, warranties or recourse of any kind whatsoever, all Trademark Collateral held by the Administrative Agent hereunder, and execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

SECTION 6. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

SECTION 7. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.

SECTION 8. Governing Law, Entire Agreement, etc. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 9. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

*    *    *    *    *

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by Responsible Officer as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

SCHEDULE I

to Trademark Security Agreement

Item A. Trademarks

Registered Trademarks

Country	Trademark	Registration No.	Registration Date

Pending Trademark Applications

Country	Trademark	Serial No.	Filing Date

Item B. Trademark Licenses

Country or Territory	Trademark	Licensor	Licensee	Effective Date	Expiration Date

EXHIBIT C

to Security Agreement

COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT, dated as of             , 200   (this “Agreement”), is made by [NAME OF GRANTOR], a                           (the “Grantor”), in favor of BANK OF AMERICA, N.A., as the administrative agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties.

W I T N E S S E T H :

WHEREAS, pursuant to a Credit Agreement, dated as of [            ], 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Parent, Kofax Switzerland, the Lenders from time to time party thereto, the Administrative Agent and the L/C Issuer, the Lenders have extended Commitments to make Loans to the Borrowers;

[WHEREAS, pursuant to a Guaranty, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Company Guaranty”), the Company has guaranteed all Obligations of the Parent and of Kofax Switzerland under the Credit Agreement and under any Secured Cash Management Agreements and Secured Hedge Agreements;]5

[WHEREAS, pursuant to a Guaranty, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Domestic Subsidiary Guaranty”), each of Kofax Holdings, Kofax Components and Kofax International has guaranteed all Obligations of the Borrowers under the Credit Agreement and under any Secured Cash Management Agreements and Secured Hedge Agreements;]6

WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered a Pledge and Security Agreement, dated as of [DATE] (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, pursuant to the Credit Agreement and pursuant to clause (e) of Section 4.4 of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Administrative Agent a continuing security interest in all of the Copyright Collateral (as defined below) to secure all Secured Obligations; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement; and

[5]	Include if Company is a party.
[6]	Include if any Grantor other than the Company is a party.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of each Secured Party, as follows:

SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Security Agreement.

SECTION 2. Grant of Security Interest. The Grantor hereby grants to the Administrative Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of the Grantor’s right, title and interest throughout the world, whether now or hereafter existing or acquired by the Grantor, in and to the following (the “Copyright Collateral”):

(a) all copyrights, registered or unregistered and whether published or unpublished, now or hereafter in force including copyrights registered in the United States Copyright Office and corresponding offices in other countries of the world, all pending applications for registration thereof, and all extensions and renewals of the foregoing (“Copyrights”), including the Copyrights which are the subject of a registration or application referred to in Item A of Schedule I;

(b) all express or implied Copyright licenses and other agreements for the grant by or to such Grantor of any right to use any items of the type referred to in clause (a) above (each a “Copyright License”), including each Copyright License referred to in Item B of Schedule I;

(c) the right to sue for past, present and future infringements of any of the Copyrights owned by such Grantor, and for breach or enforcement of any Copyright License and all extensions and renewals of any thereof; and

(d) all proceeds of, and rights associated with, the foregoing (including Proceeds, licenses, royalties, income, payments, claims, damages and proceeds of infringement suits).

Notwithstanding the foregoing, Copyright Collateral shall not include those items set forth in clauses (i) through (v) of Section 2.1 of the Security Agreement.

SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Administrative Agent in the Copyright Collateral with the United States Copyright Office and corresponding offices in other countries of the world. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Administrative Agent for its benefit and the ratable benefit of each other Secured Party under the Security Agreement. The Security Agreement (and all rights and remedies of the Administrative Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4. Waiver, etc. The Grantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations, this Agreement and the Security Agreement and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Grantor or any other Person (including any other Grantor) or entity or any Collateral securing the Secured Obligations, as the case may be. As provided below, this Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York

SECTION 5. Release of Liens; Termination of Agreement. Upon (a) the Disposition of Copyright Collateral in accordance with the Credit Agreement or (b) the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to (i) such Copyright Collateral (in the case of clause (a)) or (ii) all Copyright Collateral (in the case of clause (b)), without delivery of any instrument or performance of any act by any party. Upon the occurrence of the Termination Date, this Agreement and all obligations of each Grantor hereunder shall automatically terminate without delivery of any instrument or performance of any act by any party. A Grantor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Grantor ceases to be a Subsidiary of any of The Parent and any of its Subsidiaries. Upon any such Disposition, other permitted transaction or termination, the Administrative Agent will, at the Grantors’ sole expense, deliver to the Grantors, without any representations, warranties or recourse of any kind whatsoever, all Copyright Collateral held by the Administrative Agent hereunder, and execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

SECTION 6. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

SECTION 7. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.

SECTION 8. Governing Law, Entire Agreement, etc. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 9. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

*    *    *    *    *

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its Responsible Officer as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

SCHEDULE I

to Copyright Security Agreement

Item A. Copyrights/Mask Works

Registered Copyrights/Mask Works

Country	Registration No	Registration Date	Author(s)	Title

Copyright/Mask Work Pending Registration Applications

Country	Serial No.	Filing Date	Author(s)	Title

Item B. Copyright/Mask Work Licenses (including an indication of exclusive Licenses for U.S. registered Copyrights)

Country or Territory	Copyright	Licensor	Licensee	Effective Date	Expiration Date

ANNEX I

to Security Agreement

SUPPLEMENT TO

PLEDGE AND SECURITY AGREEMENT

This SUPPLEMENT, dated as of             ,             (this “Supplement”), is to the Pledge and Security Agreement, dated as of [DATE] (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”), among the Grantors (such term, and other terms used in this Supplement, to have the meanings set forth in Article I of the Security Agreement) from time to time party thereto, in favor of BANK OF AMERICA, N.A., as the administrative agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties.

W I T N E S S E T H :

WHEREAS, pursuant to a Credit Agreement, dated as of [            ], 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Parent, Kofax Switzerland, the Lenders from time to time party thereto, the Administrative Agent and the L/C Issuer, the Lenders have extended Commitments to make Loans to the Borrowers;

WHEREAS, pursuant to a Guaranty, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Domestic Subsidiary Guaranty”), certain Guarantors have guaranteed all Obligations of the Borrowers under the Credit Agreement and under any Secured Cash Management Agreements and Secured Hedge Agreements;

WHEREAS, pursuant to the provisions of Section 7.6 of the Security Agreement, each of the undersigned is becoming a Guarantor under the Domestic Subsidiary Guaranty and a Grantor under the Security Agreement; and

WHEREAS, each of the undersigned desires to become a “Grantor” under the Security Agreement in order to induce the Secured Parties to continue to make Loans and issue Letters of Credit under the Credit Agreement, to induce the Hedge Banks to continue to enter into Secured Hedge Agreements and to induce the Cash Management Banks to continue to enter into Secured Cash Management Agreements;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the undersigned agrees, for the benefit of each Secured Party, as follows.

SECTION 1. Party to Security Agreement, etc. In accordance with the terms of the Security Agreement, by its signature below each of the undersigned hereby irrevocably agrees to become a Grantor under the Security Agreement with the same force and effect as if it were an original signatory thereto and each of the undersigned hereby (a) creates and grants to the

Annex I

Administrative Agent, its successors and assigns, a security interest in all of the undersigned’s right, title and interest in and to the Collateral), (b) agrees to be bound by and comply with all of the terms and provisions of the Security Agreement applicable to it as a Grantor and (c) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct as of the date hereof, unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date. In furtherance of the foregoing, each reference to a “Grantor” and/or “Grantors” in the Security Agreement shall be deemed to include each of the undersigned.

SECTION 2. Representations. Each of the undersigned Grantor hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Security Agreement constitute the legal, valid and binding obligation of each of the undersigned, enforceable against it in accordance with its terms.

SECTION 3. Full Force of Security Agreement. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect in accordance with its terms.

SECTION 4. Severability. If any provision of this Supplement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Supplement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 5. Governing Law, Entire Agreement, etc. THIS SUPPLEMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. Counterparts. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Supplement by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Supplement.

SECTION 7. ENTIRE AGREEMENT. THIS SUPPLEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

*    *    *    *    *

Annex I-2

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its Responsible Officer as of the date first above written.

[NAME OF ADDITIONAL SUBSIDIARY]

By:
Name:
Title:

[NAME OF ADDITIONAL SUBSIDIARY]

By:
Name:
Title:

ACCEPTED AND AGREED FOR ITSELF AND ON BEHALF OF THE SECURED PARTIES:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Annex I-3

[COPY SCHEDULES FROM SECURITY AGREEMENT]

Annex I-4

EXHIBIT H

OPINION MATTERS

The matters contained in the following Sections of the Credit Agreement should be covered by the legal opinion:

•	Section 5.01

•	Section 5.02

•	Section 5.03

•	Section 5.04

•	Section 5.06

•	Section 5.14(b)

The matters contained in Section 3.7 of the Domestic Pledge Agreement should be covered by the legal opinion:

Appendix VII to Form

1